Exhibit 2.1





                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                           CIRCUIT CITY STORES, INC.,

                       FIRST NORTH AMERICAN NATIONAL BANK,

                       TYLER INTERNATIONAL FUNDING, INC.,

                                       AND

                    BANK ONE, DELAWARE, NATIONAL ASSOCIATION



                          Dated as of January 16, 2004



                                TABLE OF CONTENTS


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                                                                                                               Page
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.              Definitions...........................................................................2
SECTION 1.02.              Construction.........................................................................20


                                   ARTICLE II
                                PURCHASE AND SALE

SECTION 2.01.              Sale by FNANB........................................................................20
SECTION 2.02.              Sale by Tyler Funding................................................................21
SECTION 2.03.              Retained Assets......................................................................22
SECTION 2.04.              Assumed Liabilities..................................................................23
SECTION 2.05.              Retained Liabilities.................................................................24
SECTION 2.06.              Purchase Price.......................................................................25
SECTION 2.07.              Allocation of Purchase Price.........................................................25
SECTION 2.08.              Use of Names and Trademarks..........................................................25
SECTION 2.09.              Collections Adjustment Amount........................................................26


                                   ARTICLE III
                                     CLOSING

SECTION 3.01.              The Closing..........................................................................28
SECTION 3.02.              Valuation Date Statements............................................................29
SECTION 3.03.              Payments on the Closing Date.........................................................29
SECTION 3.04.              Proceedings at Closing...............................................................30
SECTION 3.05.              Delivery of Books and Records........................................................30
SECTION 3.06.              Transfer of Absolute Title; Filing of Financing Statements...........................30
SECTION 3.07.              Power of Attorney....................................................................31


                                   ARTICLE IV
                     POST-CLOSING PURCHASE PRICE ADJUSTMENTS

SECTION 4.01.              Accounts-Based Adjustments...........................................................31
SECTION 4.02.              Settlement Date Adjustments..........................................................32
SECTION 4.03.              Post-Settlement Date Adjustments.....................................................33
SECTION 4.04.              Resolution of Disputes...............................................................33

                                       ii


                                    ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF CIRCUIT CITY, FNANB AND TYLER
                                    FUNDING

SECTION 5.01.              Organization; Good Standing..........................................................34
SECTION 5.02.              Authority; Validity..................................................................34
SECTION 5.03.              Conflicts; Defaults..................................................................35
SECTION 5.04.              Approvals............................................................................35
SECTION 5.05.              Litigation...........................................................................35
SECTION 5.06.              Compliance with Requirements of Law..................................................36
SECTION 5.07.              Intellectual Property................................................................36
SECTION 5.08.              Absence of Certain Changes...........................................................37
SECTION 5.09.              Licenses and Permits.................................................................37
SECTION 5.10.              Accounts and Receivables.............................................................37
SECTION 5.11.              Marketing Agreements.................................................................40
SECTION 5.12.              Certain Contracts....................................................................40
SECTION 5.13.              Securitization Matters; Trust........................................................40
SECTION 5.14.              Effective Transfer...................................................................43
SECTION 5.15.              Ratings  43
SECTION 5.16.              Books and Records....................................................................43
SECTION 5.17.              Exchange Act Reports.................................................................43
SECTION 5.18.              Approval and Authorization...........................................................44
SECTION 5.19.              Disclosure...........................................................................44
SECTION 5.20.              Insurance Contracts; Credit Protector Contracts......................................44
SECTION 5.21.              Card Processor.......................................................................45
SECTION 5.22.              Employee Benefit Plans; Employee Matters.............................................45
SECTION 5.23.              Taxes    ............................................................................47
SECTION 5.24.              Insurance............................................................................47
SECTION 5.25.              Finders or Brokers...................................................................47
SECTION 5.26.              Leased Real Property.................................................................48
SECTION 5.27.              Substantially All Assets.............................................................48
SECTION 5.28.              Environmental Matters................................................................48
SECTION 5.29.              Financial Ability to Perform.........................................................49
SECTION 5.30.              No Pending Change of Control.........................................................49
SECTION 5.31.              No Other Representations or Warranties...............................................49


                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

SECTION 6.01.              Organization.........................................................................49
SECTION 6.02.              Authority; Validity..................................................................49
SECTION 6.03.              Conflicts; Defaults..................................................................50
SECTION 6.04.              Approvals............................................................................50
SECTION 6.05.              Litigation...........................................................................50


                                      iii


SECTION 6.06.              Compliance with Requirements of Law..................................................51
SECTION 6.07.              Licenses and Permits.................................................................51
SECTION 6.08.              Financial Ability to Perform.........................................................51
SECTION 6.09.              VISA Member..........................................................................51
SECTION 6.10.              Servicing Qualifications.............................................................51
SECTION 6.11.              Finders or Brokers...................................................................51
SECTION 6.12.              No Other Representations or Warranties...............................................51

                                   ARTICLE VII
                                    COVENANTS

SECTION 7.01.              Preservation of Credit Card Business.................................................52
SECTION 7.02.              Preservation of Accounts.............................................................53
SECTION 7.03.              Reasonable Access....................................................................53
SECTION 7.04.              Confidentiality......................................................................54
SECTION 7.05.              Books and Records....................................................................56
SECTION 7.06.              Publicity; Press Releases............................................................56
SECTION 7.07.              Delivery of Required Securitization Amendments and
                           Securitization Transfer Agreements; Exchange Act Registration........................56
SECTION 7.08.              Advice of Changes....................................................................57
SECTION 7.09.              Efforts; Filings.....................................................................57
SECTION 7.10.              No Solicitation......................................................................59
SECTION 7.11.              Miscellaneous Agreements and Consents................................................59
SECTION 7.12.              Assignment of Contracts; Approvals and Consents......................................59
SECTION 7.13.              Notice of Proceedings................................................................60
SECTION 7.14.              Guaranties; Intercompany Agreements..................................................60
SECTION 7.15.              Bulk Sales Law.......................................................................61
SECTION 7.16.              VISA Agreement.......................................................................61
SECTION 7.17.              Notice to Borrowers..................................................................61
SECTION 7.18.              Employee Matters.....................................................................62
SECTION 7.19.              Further Assurances...................................................................65
SECTION 7.20.              Limitations on Duties................................................................66
SECTION 7.21.              Covenant to Comply with Account Agreements...........................................66
SECTION 7.22.              Assumed Liabilities..................................................................66
SECTION 7.23.              Credit Insurance Policies............................................................66
SECTION 7.24.              Credit Protector Contracts...........................................................68
SECTION 7.25.              Fleet Interim Servicing Agreement....................................................69
SECTION 7.26.              Status of the Trust..................................................................69
SECTION 7.27.              Pre-Closing Initiatives; Pre-Closing Transition Activities...........................69
SECTION 7.28.              Amendment of Circuit City Interest Rate Caps.........................................70


                                  ARTICLE VIII
                                   Tax matters

SECTION 8.01.              Liability for Taxes; Refunds and Credits.............................................70
SECTION 8.02.              Filing Responsibility................................................................71


                                       iv


SECTION 8.03.              Cooperation; Exchange of Information; Tax Proceedings................................72
SECTION 8.04.              Tax Sharing Agreements...............................................................75
SECTION 8.05.              Transfer Taxes.......................................................................76
SECTION 8.06.              Survival 76
SECTION 8.07.              Post-Closing Dispositions............................................................76
SECTION 8.08.              Tax Treatment of Payments............................................................76
SECTION 8.09.              Recovered Sales Taxes on Charged-Off Accounts........................................76


                                   Article IX
                              CONDITIONS TO CLOSING

SECTION 9.01.              Conditions of All Parties to Closing.................................................76
SECTION 9.02.              Conditions to Obligations of Purchaser to Close......................................77
SECTION 9.03.              Conditions to Obligations of Circuit City, FNANB
                           and Tyler Funding to Close...........................................................79


                                    ARTICLE X
                                 INDEMNIFICATION

SECTION 10.01.             Survival of Representations and Warranties and Covenants.............................81
SECTION 10.02.             Indemnification Obligations of Circuit City, FNANB and Tyler Funding.................82
SECTION 10.03.             Indemnification Obligations of Purchaser.............................................82
SECTION 10.04.             Claims   ............................................................................82
SECTION 10.05.             Limitations on Indemnification.......................................................84
SECTION 10.06.             Insurance; Tax Benefits..............................................................85
SECTION 10.07.             Remedies Exclusive...................................................................85
SECTION 10.08.             Mitigation...........................................................................86
SECTION 10.09.             Tax Indemnification..................................................................86
SECTION 10.10.             Termination of Indemnification.......................................................86


                                   ARTICLE XI
                                   TERMINATION

SECTION 11.01.             Termination..........................................................................86
SECTION 11.02.             Effect of Termination................................................................87


                                   ARTICLE XII
                                  MISCELLANEOUS

SECTION 12.01.             Notices..............................................................................88
SECTION 12.02.             Assignment...........................................................................89
SECTION 12.03.             Binding Agreement; No Third Party Beneficiaries......................................89
SECTION 12.04.             Entire Agreement.....................................................................89


                                       v


SECTION 12.05.             Amendments and Waivers...............................................................89
SECTION 12.06.             Expenses.............................................................................90
SECTION 12.07.             No Joint Venture.....................................................................90
SECTION 12.08.             Governing Law........................................................................90
SECTION 12.09.             Jurisdiction; Venue; Consent to Service of Process...................................90
SECTION 12.10.             Specific Performance and Other Equitable Relief......................................91
SECTION 12.11.             Waiver of Jury Trial.................................................................91
SECTION 12.12.             Severability.........................................................................92
SECTION 12.13.             Headings.............................................................................92
SECTION 12.14.             Counterparts.........................................................................92

Exhibits and Schedules
         Exhibit A         Form of Assignment, Bill of Sale and Assumption Agreement
         Exhibit B         Circuit City, FNANB and Tyler Funding Persons with Knowledge
         Exhibit C         Purchaser Persons with Knowledge
         Exhibit D         Form of Licensing Agreement
         Exhibit E         Form of Program Agreement
         Exhibit F         Form of Settlement Date Statement
         Exhibit G         Term Sheet for Transition Services Agreement
         Exhibit H         Form of Valuation Date Statements
         Exhibit I         Reaging Policies
         Exhibit J         Form of Master File
         Exhibit K         Form of Sarbanes-Oxley Certification
         Exhibit L         Form of Sublease of Leased Real Property
         Exhibit M         Form of Richmond Sublease
         Exhibit N         Pre-Closing Initiatives
         Exhibit O         Form of Gateway Software Licensing Agreement
         Exhibit P         Sellers' Retention Policy
         Exhibit Q         Form of Closing Month Certification
         Exhibit R         Records Retention Standards
         Exhibit S         Pre-Closing Transition Activities

         Schedule 1.01-3        Leased Real Property
         Schedule 2.01(i)       Intellectual Property Rights
         Schedule 2.01(j)       Fixed Assets
         Schedule 2.01(l)(1)    Assumed Contracts
         Schedule 2.01(l)(2)    Excluded Contracts
         Schedule 2.03(i)       Other Retained Assets
         Schedule 2.04(j)       Other Assumed Liabilities
         Schedule 2.08          FNANB Credit Card Marks
         Schedule 7.14(a)       Guaranties
         Schedule 7.14(b)       Terminations, Releases, and Consents
         Schedule 7.18          Kennesaw and Richmond Senior Management Employees;
                                Retained Employees
         Schedule 9.01(e)       Consents and Approvals
         Schedule 9.02(g)       Consents to Assumed Contracts


                                       vi
         Seller Disclosure Schedule
         Purchaser Disclosure Schedule


                                      vii




                           PURCHASE AND SALE AGREEMENT

                  This PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of January 16, 2004 and is by and among CIRCUIT CITY STORES, INC., a Virginia corporation ("Circuit City"), FIRST NORTH AMERICAN NATIONAL BANK, a wholly owned subsidiary of Circuit City and a limited purpose credit card bank under the Bank Holding Company Act ("FNANB"), TYLER INTERNATIONAL FUNDING, INC., a Delaware corporation and a wholly owned subsidiary of Circuit City ("Tyler Funding"), and BANK ONE, DELAWARE, NATIONAL ASSOCIATION, a national banking association ("Purchaser"). Circuit City, FNANB, Tyler Funding, and Purchaser are sometimes collectively referred to herein as the "Parties", and each, individually, as a "Party."

                                    RECITALS

                  WHEREAS, Circuit City is, through FNANB, engaged in the Credit Card Business (as defined herein), and FNANB owns the Accounts (as defined herein);

                  WHEREAS, Circuit City and FNANB have caused the creation of the Circuit City Credit Card Master Trust (the "Trust") through which the Receivables (as defined herein) relating to the Accounts have been securitized;

                  WHEREAS, FNANB desires to sell to Purchaser, and Purchaser desires to purchase from FNANB, on the terms set forth herein, the Accounts and certain other assets related to the Credit Card Business;

                  WHEREAS, FNANB desires to assign to Purchaser, and Purchaser desires to assume, FNANB's rights and obligations as Servicer under the Securitization Documents (as defined herein);

                  WHEREAS, Tyler Funding desires to sell and assign to Purchaser, and Purchaser desires to purchase and assume, on the terms set forth herein, Tyler Funding's rights and obligations under the Securitization
Documents (as defined herein) and Tyler Funding's interests in the Securitization Retained Interests (as defined herein);

                  WHEREAS, Circuit City and Purchaser desire to enter into a Program Agreement that will provide for, among other things, the operation by Purchaser of the private-label Circuit City Credit Card and co-branded Circuit City Plus VISA Credit Card business being conveyed pursuant hereto and the introduction and operation of a co-branded Circuit City Reward VISA Credit Card; and

                  WHEREAS, the Parties and their respective Affiliates desire to enter into certain other agreements in connection with the transactions contemplated hereby.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     SECTION 1.01. Definitions. Except as otherwise specifically indicated, the following terms shall have the meanings specified herein.

                  "Account" shall mean any Circuit City Plus VISA Account or Circuit City Credit Card Account, which accounts are contained in the Master File provided to Purchaser (including such Accounts that are Charged-off Accounts or are inactive) and are owned by FNANB as of the Cut-Off Time.

                  "Account Agreement" shall mean an account agreement (including related disclosure) between FNANB and the related Borrower governing the terms and conditions of an Account, as such agreement may be amended, modified or otherwise changed from time to time (including pursuant to change of terms notices).

                  "Account Guidelines" shall mean the written policies and procedures and practices of FNANB relating to the operation of its Circuit City Plus VISA Account and Circuit City Credit Card Account business as in effect on the date of this Agreement, including the policies and procedures for determining the creditworthiness of customers and the extension of credit to customers and relating to the maintenance of Circuit City Plus VISA Accounts and Circuit City Credit Card Accounts and the collection of the Receivables.

                  "Accountant" shall have the meaning specified in Section 4.04.

                  "Accounts-Based Adjustments" shall have the meaning specified in Section 4.01.

                  "Accrued Interest" shall mean, as of the relevant date, all accrued but unbilled finance charges (including on unexpired promotional balances) on the Accounts.

                  "Acquired Borrower Information" shall mean all information included in the Master File and the Borrower List.

                  "Adjusted Purchase Price" shall mean, subject to the resolution of any disputes in accordance with Section 4.04, the Purchase Price for the Purchased Assets reflected on the Settlement Date Statement, as increased or decreased by the net of all Accounts-Based Adjustments reflected in the Settlement Date Statement or a notice delivered by a Party in accordance to
Section 4.03.

                  "Adverse Environmental Condition" shall mean any of the following: (i) the existence, or the continuation of the existence, of a Release or threatened Release (including sudden or non-sudden, accidental or non-accidental Releases) at, in or from or related to the

Leased Real Property caused by an act or omission of Circuit City, FNANB or Tyler Funding, without regard to whether Circuit City, FNANB or Tyler Funding had Knowledge thereof; or (ii) any violation, or alleged violation, under any Environmental Law, or any violation of permits or licenses of, by or from any Governmental Authority pursuant to Environmental Laws related to the Leased Real Property, caused by an act or omission of Circuit City, FNANB or Tyler Funding, without regard to whether Circuit City, FNANB or Tyler Funding had Knowledge thereof.

                  "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person. The term "control" (including its correlative meanings "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Agreement" shall have the meaning specified in the Preamble of this Agreement.

                  "Allocation  Statement"  shall have the meaning  specified  in
Section 2.07(a).

                  "Assignment and Assumption Agreement" shall mean the Assignment, Bill of Sale and Assumption Agreement dated as of the Closing Date among FNANB, Tyler Funding, and Purchaser, substantially in the form of Exhibit A attached hereto.

                  "Assumed  Contracts"  shall  have  the  meaning  specified  in
Section 2.01(l).

                  "Assumed  Liabilities"  shall have the  meaning  specified  in
Section 2.04.

                  "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

                  "Bank Merger Act" shall mean the Bank Merger Act of 1960, as amended.

                  "Bank One Corporation" shall mean Bank One Corporation, a Delaware corporation and the parent of Purchaser.

                  "Benefit Item" shall mean any loss, deduction, credit, or other item that decreases Taxes paid or payable or increases Tax basis.

                  "Books and Records" shall mean all of the existing books, records, original documents, correspondence, customer lists, books of account, Credit Card applications, customer service and collection records, billing tapes, month-end tapes, files, papers, statement forms, plastics, application forms and other supplies and data maintained by or on behalf of FNANB, whether in hard copy or electronic format or any other form, to the extent used or held for use by FNANB in the Credit Card Business other than those relating principally to any Retained Assets and other than any Tax Returns or Tax work papers, including all information included in the FNANB Data Warehouse; and such term shall also mean all of FNANB's proprietary information relating to the Accounts (whether or not included in such books, records, files and papers), including the Borrower List and all information relating to the Accounts, the Borrowers and any Persons (including those Persons who may employ any Borrowers) with which FNANB has a relationship in connection with the Accounts, as such proprietary information is reported on FNANB's data processing systems or otherwise retained directly or indirectly, by or on behalf of FNANB. For purposes of clarification and notwithstanding the foregoing, "Books and Records"
(i) shall not include any Excluded Proprietary Information but shall include all files and information relating to Accounts as they exist as of the Closing Date whether segregated by Borrower or by document type or record, (ii) shall not include FNANB's accounting books and records to the extent such books and records reflect the consolidation of the operations of the Credit Card Business with other of FNANB's operations or Circuit City and (iii) shall not include Sellers' minute books, stock ledgers or other corporate records.

                  "Borrower" shall mean, with respect to any Account, an applicant and, if applicable, co-applicant in whose name(s) an Account was properly established, without regard to whether the applicable Borrower utilizes Credit Cards or convenience checks, or both, to borrow under the applicable Account Agreement and/or who is obligated to make payments with respect to such Account, including any guarantor thereof.

                  "Borrower List" shall mean a list of the names, addresses, telephone numbers and taxpayer identification numbers and social security numbers of all Borrowers as of the Cut-Off Time, together with such other proprietary information as is maintained by or on behalf of FNANB with respect to such Borrowers (other than any Excluded Proprietary Information).

                  "Business Day" shall mean any day other than Saturday, Sunday or a day on which banking institutions in New York, New York, Richmond, Virginia, Wilmington, Delaware, Chicago, Illinois or Atlanta, Georgia are authorized or obligated by law or regulation to be closed.

                  "Business Employee" shall mean any individual (i) actively employed by Circuit City or FNANB primarily in or in support of the Credit Card Business on the Closing Date, and (ii) employed by any such party primarily in or in support of the Credit Card Business who are absent from work on the Closing Date on account of vacation, sickness, short-term or long-term disability, or an absence for which an obligation to recall, rehire or otherwise return to employment exists under applicable law, and such employee is released to return and returns to active employment within twelve (12) weeks (or longer if required by law) after the leave began or upon the expiration of the leave, whichever, is earlier. "Business Employee" shall not include (a) any independent contractor, retiree or person hired through a temporary agency, (b) the persons listed on Schedule 7.18 under the heading "Retained Employees" or (c) any seasonal employee (as defined in Section 5.22(e)) who does not become a Business Employee prior to Closing. Business Employees as defined in clause (ii) of this paragraph who receive and accept employment offers from Purchaser will commence employment and become Continuing Business Employees as defined in Section 7.18(a) on the date they are released to return and do return to active employment, rather than on the Closing Date.

                  "Business Material Adverse Effect" shall mean (i) any change, event or effect that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, assets, results of operations or financial condition of the Credit Card Business, taken as a whole, excluding any such change, event or effect arising out of or in connection with or resulting from: (A) general economic or business conditions or changes therein; (B) adverse developments in economic, business or financial conditions generally affecting the credit card industry to the extent such adverse developments do not have a disproportionate effect on the Credit Card Business relative to other entities operating businesses similar to the Credit Card Business; (C) financial market conditions, including interest rates, or changes therein; (D) changes in law, GAAP or regulatory accounting principles after the date of this Agreement; or (E) any action, omission, change, effect, circumstance or condition contemplated by this Agreement, or attributable to the execution, performance or announcement of this Agreement or the transactions contemplated hereby (including the impact thereof on relationships with Borrowers, customers, suppliers, or employees); or (ii) a change or effect reasonably expected to materially impair or materially delay the ability of FNANB or any of its Affiliates to perform timely their respective obligations under this Agreement, the Related Agreements, the Required Securitization Amendments or the Securitization Transfer Agreements or to consummate the transactions contemplated hereby or thereby on a timely basis.

                  "Cap" shall have the meaning specified in Section 10.05(a).

                  "Card Association" shall mean VISA and its Affiliates. VISA(R) is a trademark of Visa USA, Inc., and each place in this Agreement or any Related Agreement where the term VISA is referenced, such references shall be deemed to have the symbol (R) appended thereto.

                  "Certificate" shall have the meaning specified in the Pooling and Servicing Agreement.

                  "Certificateholder" shall have the meaning specified in the Pooling and Servicing Agreement.

                  "Charged-off Account" shall mean an Account that fits one or more of the following descriptions as of the Cut-Off Time:

                  (i) Accounts that have been identified on FNANB's processing system in a type code, credit rating or user status code as charged-off;

                  (ii) Accounts with balances that are equal to or more than 180 days contractually delinquent, which occurs upon a Borrower's failure to pay, when due, a minimum payment; or

                  (iii) Accounts that are not statused as charged-off on FNANB's processing system but should have been so statused prior to the Cut-Off Time in accordance with the Account Guidelines applicable to such Account.

                  "Circuit City Affiliated Group" shall mean any consolidated, combined, affiliated or unitary group, for Tax purposes, in which any member of the Circuit City Group is included or of which any member of the Circuit City Group is the common parent.

                  "Circuit City Credit Card Account" shall mean a credit card account owned by FNANB and related to Circuit City's U.S. consumer private-label credit card business.

                  "Circuit City Data Warehouse" shall mean (i) any and all customer information (including any such information purchased or otherwise acquired from third-party sources) in any database maintained by or on behalf of Circuit City or any of its Affiliates, licensees, franchisees or dealers other than Sellers, including data relating to (A) customer demographics and contacts and (B) customer purchases from Circuit City, any of its Affiliates, licensees, franchisees or dealers; and (ii) any analysis, compilation, study, report or other document prepared on the basis of any of the foregoing information.

                  "Circuit   City  Group"   shall  mean  Circuit  City  and  any
Subsidiary of Circuit City (other than the Trust).

                  "Circuit City Interest Rate Caps" shall mean the interest rate caps between Circuit City and Wachovia Bank entered into on May 7, 2002 (which interest rate caps appear on the Tyler Funding balance sheet as of November 30, 2003 under account number 205100).

                  "Circuit City Plus VISA Account" shall mean a VISA credit card account owned by FNANB and related to Circuit City's U.S. consumer co-branded general purpose bankcard business.

                  "Closing" shall have the meaning specified in Section 3.01.

                  "Closing  Date"  shall have the meaning  specified  in Section
3.01.

                  "Closing Month" shall mean the month during which the Closing Date occurs.

                  "Closing  Time"  shall have the meaning  specified  in Section
3.01.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collection Account" shall mean the segregated trust account established and maintained by the Trustee, on behalf of the Trust, pursuant to
Section 4.1(a) of the Pooling and Servicing Agreement.

                  "Collection Period" shall mean the period from and including the first day of a calendar month to and including the last day of such calendar month.

                  "Collections" shall have the meaning specified in the Pooling and Servicing Agreement.

                  "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated as of June 6, 2003, between Circuit City (or its Affiliates) and Bank One Corporation (or its Affiliates) together with the Addendum thereto, dated as of November 6, 2003.

                  "Continuing   Business   Employee"   shall  have  the  meaning
specified in Section 7.18(a).

                  "Contract" shall mean, with respect to any Person, any agreement, undertaking, contract, obligation, promise, indenture, deed of trust, or other instrument, document, or agreement (whether written or oral and whether express or implied) by which that Person, or any amount of its properties or assets, is bound or subject.

                  "Credit Balances" shall mean, with respect to any Borrower, the net amount, if any, owing to such Borrower on the related Account as of the Cut-Off Time.

                  "Credit Card" shall mean any credit card issued by FNANB to a Borrower or an authorized user or other access device (including cash advance checks and balance transfer checks) that may be used from time to time to obtain open-ended credit pursuant to an Account Agreement.

                  "Credit Card Business" shall mean the FNANB Circuit City Plus VISA Account and Circuit City Credit Card Account programs and business involving the Accounts, including the extension of credit to Borrowers, the
servicing  of  the  Accounts,  billings,  collections,   processing  of  Account
transactions, the administration and management of the Accounts and related Receivables, and all aspects of the proprietary Circuit City Credit Card Account and co-branded Circuit City Plus VISA Account program relating to the Accounts, including servicing under the Pooling and Servicing Agreement.

                  "Credit Insurance Charges" shall mean, with respect to any Account, the monthly premiums charged to the related Borrower with respect to any Credit Insurance Policies.

                  "Credit Insurance Policies" shall have the meaning specified in Section 7.23(a).

                  "Credit Protector Contract" shall have the meaning specified in Section 5.20(a).

                  "Cut-Off Time" shall mean 11:59:59 p.m., Eastern Time on the day immediately preceding the Closing Date.

                  "Damages" shall mean all actions, costs, damages, disbursements, penalties, Liabilities, losses, expenses, assessments, judgments, injunctions, orders, decrees, rulings, dues, fines, fees, settlements or deficiencies (including any interest, penalty, investigation, reasonable legal, accounting and other professional fees, and other cost or expense incurred in the investigation, collection, prosecution and defense of any action, suit, proceeding or claim and amounts paid in settlement) that are imposed upon or otherwise incurred and actually paid by the Indemnified Party, but not including indirect, incidental, exemplary, special, consequential or punitive damages awarded by any Governmental Authority or arbitrator.

                  "Debt Cancellation Charges" shall mean, with respect to any Account, the monthly fees charged to the related Borrower with respect to any Credit Protector Contracts.

                  "Deductible" shall have the meaning specified in Section 10.05(a).

                  "Deutsche   Bank"  shall  mean  Deutsche  Bank  Trust  Company
Americas (formerly known as Bankers Trust Company), a New York banking corporation, and its successors and assigns.

                  "Disclosure Schedule" shall mean, with respect to Circuit City, FNANB and Tyler Funding, on the one hand (the "Seller Disclosure Schedule"), and Purchaser, on the other hand (the "Purchaser Disclosure Schedule"), a schedule delivered by one Party (or Parties) to the other Party (or Parties) on or before the execution and delivery of this Agreement setting forth, among other things, items the disclosure of which is required under this Agreement either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more of the representations or warranties contained in this Agreement; provided, however, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty will not be deemed an admission by the disclosing Party that such item (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance or that such item has had, or is reasonably expected to have, a Business Material Adverse Effect or a Purchaser Material Adverse Effect, as applicable.

                  "Distribution Date" shall have the meaning specified in the Pooling and Servicing Agreement.

                  "Early Amortization Event" shall have the meaning specified in the Pooling and Servicing Agreement.

                  "Eligible Receivable" shall have the meaning specified in the Pooling and Servicing Agreement.

                  "Employment Agreements" shall mean individual Contracts for the employment of any Business Employee pursuant to which the Business Employee is promised continuing employment for any specified period of time or is promised severance pay, retention pay or change of control benefits under specified circumstances; provided, however, that a Business Employee's participation in any Seller Benefit Plan shall not be deemed to create an Employment Agreement.

                  "Environmental Law" shall mean any applicable domestic, foreign, federal, state or local law (including common law), statute, rule, regulation, ordinance or other Requirement of Law pertaining to the protection of human health and safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), and the environmental provisions of the Occupational Safety and Health Act all as now or hereafter amended or supplemented, and the regulations promulgated pursuant thereto, and judicial interpretations thereof, as well as common law rights of action under theories of nuisance, trespass and strict liability.

                  "Environmental Loss" shall mean any loss, cost, damage, Liability, deficiency, fine, penalty or expense (including reasonable attorneys' fees, engineering and other professional or expert fees), the cost of any Remedial Action (voluntarily or involuntarily incurred) and damage to, loss of the use of or decrease in value of any Purchased Asset arising out of or related to any Adverse Environmental Condition which occurred prior to the Closing Date and which is or was actionable under any Environmental Laws.

                  "Excess Funding Account" shall mean the segregated trust account established and maintained by the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, pursuant to Section 4.1(f) of the Pooling and Servicing Agreement.

                  "Excess Spread Percentage" shall mean the average of the Excess Spread Percentages (as defined in the Series 2002-1 Supplement) for the two consecutive Collection Periods preceding the Closing Month.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exchangeable   Transferor   Certificate"   shall   mean   the
certificate representing the ownership interest in the Trust not represented by any Series.

                  "Excluded  Contracts"  shall  have the  meaning  specified  in
Section 2.01(l)

                  "Excluded Proprietary Information" shall mean all information, including information residing in the FNANB Data Warehouse, that does not relate to a Borrower or an Account.

                  "Excluded Taxes" shall mean, without duplication, (i) Taxes (including Transfer Taxes) imposed on any member of the Circuit City Group or the Circuit City Affiliated Group (including such Taxes attributable to the income of the Trust) with respect to (A) a Pre-Closing Tax Period or (B) the portion of a Straddle Period deemed to end before the Closing Date (in the manner determined pursuant to Section 8.02(c) hereof) and (ii) Taxes imposed on any member of the Circuit City Group or the Trust under Section 1.1502-6 of the Treasury Regulations promulgated under the Code (and corresponding provisions of state, local or foreign law) solely as a result of being a member of any federal, state, local or foreign affiliated, consolidated, unitary or combined group for a taxable period ending before the Closing Date; provided, however, that Excluded Taxes shall not include (a) Taxes attributable to amounts reflected on the Settlement Date Statement, (b) Taxes resulting from any action taken on or after the Closing Date by Purchaser or the Trust, except for any action taken in the ordinary course of business that results in a Tax cost to Purchaser with respect to a Pre-Closing Tax Period or (c) Taxes attributable to an adjustment to the Purchase Price made in favor of Purchaser pursuant to
Article IV.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation.

                  "FNANB" shall have the meaning specified in the Preamble of this Agreement.

                  "FNANB Credit Card Marks" shall mean any of the FNANB marks identified on Schedule 2.08.

                  "FNANB Data Warehouse" shall mean any and all Borrower or Account information (including any such information purchased or otherwise acquired from third-party sources) in any database maintained by or on behalf of FNANB, any of its licensees, franchisees or dealers.

                  "Federal Funds Rate" shall mean the Federal Funds target rate as published in the "Money Rates" column of The Wall Street Journal, Eastern Edition on the most recent Friday edition prior to any required payment or settlement date. In the event The Wall Street Journal ceases publication of such rate, the Federal Funds Rate will be the Intended Federal Funds Rate as published by the U.S. Federal Reserve Board at its website, http://www.federalreserve.gov/fomc/fundsrate.htm, or such successor site as it may designate. If the Federal Funds Rate ceases to be published, the Parties will designate the successor rate or a similar rate.

                  "Final   Closing   Tape"  shall  mean  the  Master  File  tape
reflecting all transactions posted as of the Cut-Off Time.

                  "Finance Charge Receivables" shall have the meaning specified in the Pooling and Servicing Agreement.

                  "Finance Charges" shall have the meaning specified in the Account Agreement applicable to each Account.

                  "Financing Statements" shall mean such financing statements as Purchaser reasonably determines are necessary or appropriate to fully preserve, maintain and protect the interest of Purchaser in the Purchased Assets and proceeds thereof.

                  "GAAP" shall mean generally accepted accounting principles as in effect in the United State as of the date hereof.

                  "Gateway Software Licensing Agreement" shall mean the Gateway Software Licensing Agreement in the form attached as Exhibit O.

                  "Governmental Authority" shall mean any federal, state or local domestic, foreign or supranational governmental, regulatory or self-regulatory authority, agency, court, tribunal, commission or other governmental, regulatory or self-regulatory entity.

                  "Guaranties" shall have the meaning specified in Section 7.14(a).

                  "Hazardous Materials" shall mean any material, substance or waste that is defined, classified or otherwise regulated as a "hazardous waste," "hazardous material," "hazardous substance," "solid waste," "restricted hazardous waste," "industrial waste," "contaminant," "pollutant," "toxic waste," "toxic substance" or term of similar meaning or regulatory effect under any provision of Environmental Law.

                  "HSR  Act"  shall  mean  the  Hart  Scott   Rodino   Antitrust
Improvements Act of 1976, as amended.

                  "Improvements" shall mean all material buildings, structures, fixtures, building systems and equipment included in the Leased Real Property.

                  "Indemnified  Party"  shall  have  the  meaning  specified  in
Section 10.04(a).

                  "Indemnifying  Party"  shall  have the  meaning  specified  in
Section 10.04(a).

                  "Indemnity   Payments"  shall  mean  amounts  payable  by  the
Indemnifying Party to the Indemnified Party in respect of any Damages for which such Indemnified Party is entitled to indemnification under this Agreement.

                  "Insurance  Contract"  shall  have the  meaning  specified  in
Section 5.20(a).

                  "Intellectual Property Rights" shall mean all (a) trademarks, service marks, designs, created works, trade secrets, patents, copyrights and pending applications for any of the foregoing, designs, plans, specifications, technology, Software, know-how, methods, concepts, and other proprietary rights, whether or not registered, that are used by FNANB in the conduct of the Credit Card Business; and (b) rights under any licenses of FNANB to use any of the foregoing.

                  "Interchange" shall mean interchange fees, if any, payable to FNANB, in its capacity as credit card issuer, through the Card Association, with respect to the Accounts.

                  "Invested Amount" shall have the meaning specified in the Pooling and Servicing Agreement.

                  "Investor Certificate" shall have the meaning specified in the Pooling and Servicing Agreement.

                  "Investor Certificateholder" shall have the meaning specified in the Pooling and Servicing Agreement.

                  "Knowledge" shall mean, with respect to Circuit City and FNANB and their respective Affiliates, the actual knowledge and actual knowledge after due inquiry of the individuals set forth on Exhibit B and, with respect to Purchaser, shall mean the actual knowledge and actual knowledge after due inquiry of the individuals set forth on Exhibit C.

                  "Leased Real Property" shall mean the leasehold or subleasehold estates and other rights to use or occupy any land, building, structures, Improvements, fixtures or other interest in real property held by Sellers or any of their Affiliates that is used or held primarily for use in the Credit Card Business and is set forth on Schedule 1.01-3.

                  "Leases" shall mean all leases, subleases, licenses or other agreements, including all amendments, extensions, renewals, guaranties or other agreements with respect thereto, pursuant to which the Sellers use or hold any Leased Real Property.

                  "Liability" or "Liabilities" shall mean any debt, liability, commitment, obligation, claim or cause of action of any kind whatsoever, whether due or to become due, known or unknown, accrued or fixed, absolute or contingent, or otherwise.

                  "Licensing Agreement" shall mean the Licensing Agreement in the form attached as Exhibit D.

                  "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, hypothecation, assignment, participation, deposit arrangement, deed of trust, encumbrance, lien (statutory or other), preference, privity right or interest or other security agreement or preferential arrangement of any kind or any nature whatsoever, including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

                  "Master File" shall mean the master file maintained by TSYS on behalf of FNANB with respect to the Accounts, including identification and other customer data and Account information, the names and addresses of Borrowers with respect to the Accounts and any and all Account adjustments made by or on behalf of FNANB, in substantially the form of Exhibit J attached hereto.

                  "OCC" shall mean the Office of the Comptroller of the Currency.

                  "Operating Regulations" shall mean the bylaws, rules and regulations of the Card Association.

                  "Other Assumed Liabilities" shall mean all Liabilities set forth in Schedule 2.04(j).

                  "Other  Retained  Assets"  shall  mean all assets set forth in
Schedule 2.03(i).

                  "Outstanding Private Series" shall mean (i) the Investor Certificates issued pursuant to the Series 1998-2 Supplement dated as of November 12, 1998, as amended, among Tyler Funding, as Transferor, FNANB, as Servicer, and Deutsche Bank, as Trustee, and (ii) the Investor Certificates issued pursuant to the Series 2003-1 Supplement dated as of February 28, 2003 among Tyler Funding, as Transferor, FNANB, as Servicer, and Deutsche Bank, as Trustee.

                  "Outstanding Public Series" shall mean the Series 2002-1 Certificates and the Series 2003-2 Certificates.

                  "Outstanding Series" shall mean, collectively, all Outstanding Public Series and all Outstanding Private Series.

                  "Permitted Lien" shall mean any Lien (i) for Taxes, assessments and other governmental charges that are not yet due and payable;
(ii) deemed to be created by this Agreement; or (iii) created by the Securitization Documents.

                  "Person" shall mean any individual, corporation, business trust, partnership, association, limited liability company, unincorporated organization or similar organization, or any Governmental Authority.

                  "Pooling and Servicing Agreement" shall mean the Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 among Tyler Funding, as Transferor, FNANB, as Transferor under the Prior Pooling and Servicing Agreement and as Servicer, and Deutsche Bank, as Trustee, as amended by Amendment No. 1 to Amended and Restated Master Pooling and Servicing Agreement dated as of November 30, 2002, Amendment

No. 2 to Amended and Restated Master Pooling and Servicing Agreement dated as of February 6, 2003 and Amendment No. 3 to Amended and Restated Master Pooling and Servicing Agreement dated as of April 28, 2003, in each case among Tyler Funding, as Transferor, FNANB, as Servicer, and Deutsche Bank, as Trustee.

                  "Post-Closing Tax Period" shall mean any taxable period beginning on or after the Closing Date.

                  "Pre-Closing Tax Period" shall mean any taxable period ending before the Closing Date.

                  "Preliminary Valuation Date" shall have the meaning specified in Section 3.02.

                  "Preliminary Valuation Date Statement" shall mean a statement, substantially in the form of Exhibit H attached hereto, dated the Preliminary Valuation Date, that contains FNANB's computation of the Purchase Price in accordance with Section 2.06, determined as of the Preliminary Valuation Date.

                  "Prior Pooling and Servicing Agreement" shall mean the Master Pooling and Servicing Agreement dated as of October 4, 1994, as amended prior to December 31, 2001, between FNANB, as Transferor and as Servicer, and Deutsche Bank, as Trustee.

                  "Program  Agreement"  shall  mean  the  Consumer  Credit  Card
Program Agreement, dated as of the date hereof between Circuit City and Purchaser, substantially in the form of Exhibit E attached hereto.

                  "Protected Party" shall have the meaning specified in Section 7.04(a).

                  "Purchase Price" shall have the meaning specified in Section 2.06.

                  "Purchased Assets" shall mean the items listed in Section 2.01 together with the items listed in Section 2.02.

                  "Purchaser"   shall   mean   Bank   One   Delaware,   National
Association.

                  "Purchaser   Disclosure   Schedule"  shall  have  the  meaning
specified in the definition of Disclosure Schedule.

                  "Purchaser   Indemnified   Parties"  shall  have  the  meaning
specified in Section 10.02.

                  "Purchaser Material Adverse Effect" shall mean: (i) any change, event or effect that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, assets, results of operations or financial condition of the credit card business of Purchaser, taken as a whole, excluding any such change, event or effect arising out of or in connection with or resulting from: (A) general economic or business conditions or changes therein; (B) adverse developments in economic, business or financial conditions generally affecting the credit card industry, the consumer finance industry, the insurance industry and/or the financial services industry to the extent such adverse developments do not have a disproportionate effect on the credit card business of Purchaser relative to other entities operating businesses similar to Purchaser; (C) financial market conditions, including interest rates, or changes therein; (D) changes in law, GAAP or regulatory accounting principles after the date of this Agreement; or (E) any action, omission, change, effect, circumstance or condition contemplated by this Agreement, or attributable to the execution, performance or announcement of this Agreement or the transactions contemplated hereby; or (ii) a change or effect reasonably expected to materially impair or materially delay the ability of Purchaser or any of its Affiliates to perform timely their obligations under this Agreement, the Related Agreements or the Securitization Transfer Agreements or to consummate the transactions contemplated hereby or thereby on a timely basis.

                  "Purchaser Permits" shall mean all licenses (including any licenses to participate in the Circuit City Plus VISA and Circuit City Credit Card program), franchises, permits, certificates, approvals or other similar authorizations affecting, or relating in any way to, the Purchaser's Credit Card Business.

                  "Rating   Agencies"  shall  mean  Standard  &  Poor's  Ratings
Service, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch, Inc.

                  "Receivable" shall mean any amount owing (after giving effect to Credit Balances) by a Borrower under an Account from time to time, including amounts owing for the purchase of goods and services and for cash advances, Credit Insurance Charges, Debt Cancellation Charges, Finance Charges and any and all other fees and charges assessed on such Account.

                  "Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement dated December 31, 2001 between FNANB, as Seller, and Tyler Funding, as Purchaser, as amended by Amendment No. 1 to Receivables Purchase Agreement dated as of April 28, 2003 between FNANB, as Seller, and Tyler Funding, as Purchaser.

                  "Receiving Party" shall have the meaning specified in Section 7.04(a).

                  "Registration Statement" shall mean the Registration Statement on Form S-3 (Registration Nos. 333-81936 and 333-81936-01), including the amendments thereto and the form of prospectus contained therein, filed under the Securities Act with respect to the Trust.

                  "Related Agreements" shall mean the Assignment and Assumption Agreement, Licensing Agreement, Gateway Software License Agreement, Transition Services Agreement, Sublease of the Leased Real Property, Richmond Sublease and Program Agreement.

                  "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching into the outdoor environment of Hazardous Materials.

                  "Remedial Action" shall mean any action required by any Governmental Authority or Environmental Law to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release of any Hazardous Material so it does not endanger or  threaten  to  endanger  public  health or  welfare  or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) obtain compliance with Environmental Laws.

                  "Relevant UCC State" shall mean all jurisdictions where a UCC filing is required to perfect and maintain the security interest of the Trust in the Receivables and the proceeds thereof.

                  "Required Securitization Amendments" shall mean the amendments to the Securitization Documents and the amendments to the documents related to the Outstanding Private Series, in each case in a form reasonably satisfactory to Sellers and, in the case of the amendments to the Securitization Documents, in a form reasonably satisfactory to Purchaser, required for Sellers, Circuit City, and Purchaser to consummate the transactions contemplated hereby and by the Securitization Transfer Agreements without violating the terms of any Securitization Document or the terms of any document relating to any Outstanding Private Series.

                  "Requirements of Law" shall mean, with respect to any Person, any law (including common law), ordinance, judgment, order, decree, injunction, permit, statute, treaty, rule or regulation or determination of (or an agreement with) an arbitrator or a Governmental Authority or Card Association (including the Operating Regulations), in each case applicable to or binding on that Person or any amount of its property or assets or to which such Person, its property or assets is subject.

                  "Retained Assets" shall have the meaning specified in Section 2.03.

                  "Retained  Liabilities"  shall have the meaning  specified  in
Section 2.05.

                  "Richmond  Sublease"  shall mean the agreement  referred to in
Section 9.02(a)(v).

                  "SEC" shall mean the U.S. Securities and Exchange Commission and its successors.


                  "Securities Act" shall mean the Securities Act of 1933, as amended.


                  "Securitization Cash Collateral" shall mean all cash and cash equivalents maintained by or for the benefit of the Trust as of the Cut-Off Time in the Spread Accounts and any securities, instruments or other investments in which amounts on deposit in the Spread Accounts are invested as of the Cut-Off Time.

                  "Securitization   Documents"   shall  mean  the   Pooling  and
Servicing Agreement, the Series 2002-1 Supplement and the Series 2003-2 Supplement.

                  "Securitization Retained Interests" shall mean all right, title, and interest of Tyler Funding in the Trust as of the Closing Date, which right, title and interest is represented by the Exchangeable Transferor Certificate, the Series 2002-1 Retained Certificates and the Series 2003-2 Retained Certificates.

                  "Securitization Transfer Agreements" shall mean the transfer agreements and other related documents (other than the Required Securitization Amendments), in each case in a form reasonably satisfactory to Sellers and Purchaser, required for Sellers, Circuit City and Purchaser to consummate the transactions contemplated hereby.

                  "Seller Benefit Plan" shall mean each deferred compensation and each bonus or other incentive compensation, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA);
"pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Circuit City or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with Circuit City would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which Circuit City or an ERISA Affiliate is party, whether written or oral, for the benefit of any Business Employee.

                  "Seller Business Documents" shall have the meaning specified in Section 5.06(b).

                  "Seller Disclosure Schedule" shall have the meaning specified in the definition of Disclosure Schedule.

                  "Seller Indemnified Parties" shall have the meaning specified in Section 10.03.

                  "Seller Permits" shall mean all licenses (including any licenses to participate in the Circuit City Plus VISA Account or Circuit City Credit Card Account program), franchises, permits, certificates, approvals or other similar authorizations affecting, or relating in any way to, the Purchased Assets or the Assumed Liabilities.

                  "Seller Pro Rata Share" shall mean the percentage equivalent of a fraction, (i) the numerator of which is the number of days from and including the first day of the Closing Month to but excluding the Closing Date and (ii) the denominator of which is the total number of days in the Closing Month.

                  "Sellers' Reaging Policies" shall mean the reaging policies set forth in Exhibit I hereto.

                  "Sellers" shall mean FNANB and Tyler Funding.

                  "Series" shall have the meaning specified in the Pooling and Servicing Agreement.

                  "Series 2002-1 Certificates" shall mean the Series 2002-1 Rated Certificates and the Series 2002-1 Retained Certificates.

                  "Series 2002-1 Early Amortization Event" shall mean an Early Amortization Event with respect to the Series 2002-1 Certificates.

                  "Series 2002-1 Rated Certificates" shall mean (i) the Class A Floating Rate Asset Backed Certificates, Series 2002-1, (ii) the Class B Floating Rate Asset Backed Certificates,

Series 2002-1, and (iii) the Collateralized Trust Obligations, Series 2002-1, in each case issued pursuant to the Series 2002-1 Supplement.

                  "Series 2002-1 Retained Certificates" shall mean (i) the Class D Floating Rate Asset Backed Certificates, Series 2002-1, and (ii) the Class E Floating Rate Asset Backed Certificates, Series 2002-1, in each case issued pursuant to the Series 2002-1 Supplement.

                  "Series 2002-1 Spread Account" shall mean the segregated trust account established and maintained by the Servicer in the name of the Trustee, for the benefit of the holders of the Collateralized Trust Obligations, Series 2002-1, and the holders of the Class D Floating Rate Asset Backed Certificates, Series 2002-1, pursuant to Section 4.12 of the Series 2002-1 Supplement.

                  "Series 2002-1 Supplement" shall mean the Series 2002-1 Supplement dated as of May 7, 2002 among Tyler Funding, as Transferor, FNANB, as Servicer, and Deutsche Bank, as Trustee.

                  "Series 2003-2 Certificates" shall mean the Series 2003-2 Rated Certificates and the Series 2003-2 Retained Certificates.

                  "Series 2003-2 Early Amortization Event" shall mean an Early Amortization Event with respect to the Series 2003-2 Certificates.

                  "Series 2003-2 Rated Certificates" shall mean (i) the Class A Floating Rate Asset Backed Certificates, Series 2003-2, (ii) the Class B
Floating Rate Asset Backed Certificates, Series 2003-2, and (iii) the Collateralized Trust Obligations, Series 2003-2, in each case issued pursuant to the Series 2003-2 Supplement.

                  "Series 2003-2 Retained Certificates" shall mean the Class D Floating Rate Asset Backed Certificates, Series 2003-2, issued pursuant to the Series 2003-2 Supplement.

                  "Series 2003-2 Spread Account" shall mean the segregated trust account established and maintained by the Servicer in the name of the Trustee, for the benefit of the holders of the Collateralized Trust Obligations, Series 2003-2, pursuant to Section 4.12 of the Series 2003-2 Supplement.

                  "Series 2003-2 Supplement" shall mean the Series 2003-2 Supplement dated as of April 25, 2003 among Tyler Funding, as Transferor, FNANB, as Servicer, and Deutsche Bank, as Trustee.

                  "Servicer" shall mean FNANB, in its capacity as servicer under the Securitization Documents before the Closing Date, and Purchaser in its capacity as servicer under the Securitization Documents on and after the Closing Date.

                  "Servicer Default" shall have the meaning specified in Section
10.1 of the Pooling and Servicing Agreement.

                  "Servicer Rights" shall mean all rights of an entity to act as the Servicer under the Securitization Documents and to collect the corresponding fees and charges under the Securitization Documents.

                  "Settlement Date" shall mean the date, mutually agreed to by FNANB (on behalf of itself, Tyler Funding and Circuit City) and Purchaser but in any event not later than seventy-five (75) days after the Closing Date, on which the parties make any adjustment to the Purchase Price as contemplated in Section 4.02.

                  "Settlement   Date   Statement"   shall   mean  a   statement,
substantially in the form of Exhibit F attached hereto, that contains the information and calculations required by Section 4.02(a).

                  "Software" shall mean any computer software, including source code, object code, and executable electronic files; together with any related user interfaces, and any related user manuals or other documentation relating to the functionality of such computer software.

                  "Spread Accounts" shall mean the Series 2002-1 Spread Account and the Series 2003-2 Spread Account.

                  "Straddle Period" shall mean any taxable period that begins before and ends after the Closing Date.

                  "Sublease of the Leased Real Property" shall mean the Sublease referred to in Section 9.02(a)(iv).

                  "Subsequent Valuation Date" shall have the meaning given thereto in Section 3.02(b).

                  "Subsequent Valuation Date Statement" shall mean a statement, substantially in the form of Exhibit H attached hereto, dated the Subsequent Valuation Date, that contains FNANB's computation of the Purchase Price in accordance with Section 2.06, determined as of the Subsequent Valuation Date.

                  "Subsidiaries" shall mean, with respect to any Person, any other Person of which the first Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person.

                  "Tax" or "Taxes" shall mean any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp, or environmental tax, or any other tax of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed thereon by any Governmental Authority.

                  "Tax Benefit" shall mean the Tax effect of any Benefit Item, including any interest with respect thereto or interest that would have been payable but for such item.

                  "Tax   Proceeding"   shall  mean  any  Tax   audit,   contest,
litigation, defense or other tax proceeding with or against any Governmental Authority.

                  "Tax Return" shall mean any return, declaration, report, claim for refund, information return or similar statement filed or required to be filed with any Governmental Authority with respect to any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Termination Date" shall have the meaning specified in Section 11.01(c).

                  "Transfer Taxes" shall have the meaning specified in Section 8.05.

                  "Transition Services Agreement" shall mean the Transition Services Agreement to be entered into at the Closing, which shall incorporate the terms set forth in the term sheet attached hereto as Exhibit G.

                  "Trust" shall have the meaning specified in the Recitals of this Agreement.

                  "Trustee" shall mean Deutsche Bank, in its capacity as Trustee under the Pooling and Servicing Agreement.

                  "TSYS" shall mean Total Systems Services, Inc.

                  "Tyler Funding" shall have the meaning specified in the Preamble of this Agreement.

                  "Tyler Funding Interest Rate Caps" shall mean the 1992 ISDA(R) Master Agreement dated as of May 7, 2002, as supplemented by the schedule and the credit support annex thereto, between Tyler Funding and Wachovia Bank, as further supplemented by (A) the Confirmation dated as of May 7, 2002 (relating to an initial notional amount of $217,500,000) between Tyler Funding and Wachovia Bank, (B) the Confirmation dated as of May 7, 2002 (relating to an initial notional amount of $34,500,000) between Tyler Funding and Wachovia Bank and (C) the Confirmation dated as of May 7, 2002 (relating to an initial notional amount of $28,500,000) between Tyler Funding and Wachovia Bank.

                  "UCC" shall mean the Uniform Commercial Code (or similar personal property law) in effect in the applicable jurisdiction.

                  "Unauthorized Use" shall mean use that was made by a Person other than the Borrower who did not have actual, implied or apparent authority for such use of the Account and from which the Borrower received no benefit.

                  "Unreasonable Condition" shall mean any modification, divestiture, restriction or condition imposed in connection with obtaining any approval, registration, permit, consent or other authorization required to be received from an applicable Governmental Authority in order to satisfy the conditions set forth in Article IX that would result in loss of benefits or costs to one or both Parties that are significant in amount.

                  "VISA" shall mean Visa U.S.A., Inc.

                  "VISA Agreement" shall mean the agreement dated May 20, 1992, as amended, by and between FNANB and VISA providing for the issuance by FNANB of consumer VISA Credit Cards.

                  "Wachovia   Bank"   shall   mean   Wachovia   Bank,   National
Association, a national banking association.

     SECTION 1.02. Construction. The Parties acknowledge that they and their counsel have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, no rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall be employed in the interpretation hereof, and this Agreement or any amendment hereto shall be construed as if drafted jointly by the Parties. Any references to any agreement defined herein shall be deemed to include reference to any amendment, restatement, or other modification made thereto in accordance with the terms thereof. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes" and "including" shall mean, in each case, "including without limitation." Words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa as the context requires. The words "herein," "hereinafter," "hereunder" and words of similar import used in this Agreement shall, unless otherwise stated, refer to this Agreement as a whole and not to any particular provision of this Agreement. As used herein, accounting terms not defined or to the extent not defined shall have the meanings given to them under GAAP. All references to "$" or "dollars" in this Agreement and the other agreements contemplated hereby shall refer to United States dollars (unless otherwise specified expressly). References to any Person are also intended to include the successors and permitted assigns of such Person.

                                   ARTICLE II
                                PURCHASE AND SALE

     SECTION 2.01. Sale by FNANB. On the Closing Date, and subject to the terms and conditions of this Agreement, FNANB shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase, acquire and accept from FNANB, free and clear of all Liens other than Permitted Liens, all of FNANB's right, title and interest in, to and under all of the following:

     (a) all Accounts;

     (b) all Receivables existing as of or created after the Cut-Off Time, all monies due or to become due, including Accrued Interest, and all amounts received with respect to such Receivables, all proceeds of such Receivables and all Interchange payable with respect to transactions occurring after the Cut-Off Time;

     (c) each Account Agreement;

     (d) each Credit Card and blank convenience check with respect to any Account;

     (e) the Books and Records;

     (f) the Servicer Rights (to the extent set forth in the Securitization Transfer Agreements);

     (g)  the  Securitization   Documents  (to  the  extent  set  forth  in  the
Securitization Transfer Agreements);

     (h) [INTENTIONALLY OMITTED];

     (i) the Intellectual Property Rights other than the Intellectual Property Rights set forth on Schedule 2.01(i);

     (j) the equipment, furniture, fixtures, office supplies and other tangible personal property set forth in Schedule 2.01(j) (the "Fixed Assets");

     (k) all rights to Tax refunds (or credits) related to the operations of the Credit Card Business or to the Purchased Assets or the Trust (or their respective assets) after the Closing Date;

     (l) the Contracts listed in Schedule 2.01(l)(1) (the "Assumed Contracts") but excluding the Contracts set forth in Schedule 2.01(l)(2) (the "Excluded Contracts");

     (m) the Master File;

     (n) the Acquired Borrower Information;

     (o) the ICA numbers and bank identification numbers ("BIN") relating to the Accounts;

     (p) all rights, claims, causes of action and suits that FNANB has or may have against any third party to the extent they relate to the Assumed Liabilities;

     (q) all good will associated with the Accounts including amortizable intangible assets;

     (r) all inventories and other goods in stock and periodic statements, plastics, applications and other supplies used or held for use by FNANB in connection with the Accounts or the Credit Card Business;

     (s) [INTENTIONALLY OMITTED];

     (t) the pro rata portion of periodic fees, if any, associated with the Accounts relating to any period following the Cut-Off Time; and

     (u) any other rights or assets solely and directly relating to the foregoing.

     SECTION 2.02. Sale by Tyler Funding. On the Closing Date, and subject to the terms and conditions of this Agreement, Tyler Funding shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase, acquire and accept from Tyler Funding, free and clear of all Liens other than Permitted Liens, all of Tyler Funding's right, title and interest in, to and under all of the following:

     (a) all Receivables existing as of or created after the Cut-Off Time, all monies due or to become due, including Accrued Interest, and all amounts received with respect to such Receivables, all proceeds of such Receivables and all Interchange payable with respect to transactions occurring after the Cut-Off Time;

     (b) the Securitization Cash Collateral;

     (c) the Securitization Retained Interests (to the extent set forth in the Securitization Transfer Agreements);

     (d)  the  Securitization   Documents  (to  the  extent  set  forth  in  the
Securitization Transfer Agreements);

     (e) the Tyler Funding Interest Rate Caps;

     (f) all rights to Tax refunds (or credits) related to the operations of the Credit Card Business or to the Purchased Assets or the Trust (or their respective assets) after the Closing Date; and

     (g) any and all property of the Trust and all other rights or assets solely and directly relating to the foregoing.

     SECTION 2.03. Retained Assets. FNANB and Tyler Funding, as the case may be, shall retain ownership of their existing right, title and interest in, to and under the following assets (the "Retained Assets"), which shall not be included as Purchased Assets:

     (a) cash-on-hand (other than any petty cash-on-hand at the Leased Real Property) and cash and cash equivalents in bank accounts maintained by FNANB and/or Tyler Funding related to the operation of the Credit Card Business or otherwise, but excluding (i) any Collections of Finance Charge Receivables allocated to either Outstanding Public Series with respect to the period from and including the first day of the Closing Month to but excluding the Closing Date, (ii) any Class D Subordinated Principal Collections or Class E Subordinated Principal Collections (in each case as defined in the Series 2002-1 Supplement) required to be deposited into the Collection Account pursuant to
Section 2.09(c) of this Agreement, (iii) any Class D Subordinated Principal Collections (as defined in the Series 2003-2 Supplement) required to be deposited into the Collection Account pursuant to Section 4.2(b) of the Series 2003-2 Supplement with respect to the period from and including the first day of the Closing Month to but excluding the Closing Date, (iv) any Securitization Cash Collateral and (v) any other cash or cash equivalents allocated to either Outstanding Public Series with respect to the period from and including the first day of the Closing Month to but excluding the Closing Date required by the Securitization Documents to be deposited on or before the Closing Date into the Collection Account, the Excess Funding Account (as defined in the Pooling and Servicing Agreement), either Spread Account or any other account established for the benefit of the holders of the Series 2002-1 Certificates or the Series 2003-2 Certificates;

     (b)  all  equipment,   furniture,  fixtures  and  other  tangible  personal
property, other than as provided in Schedule 2.01(j);

     (c) all rights to Tax refunds (or credits) related to the operations of the Credit Card Business or to the Purchased Assets or the Trust (or their respective assets) before the Closing Date, or otherwise attributable to Taxes for which Circuit City or Sellers or any successors-in-interest thereto are liable pursuant to this Agreement;

     (d) (1) all assets not referenced in Section 2.01 or Section 2.02 and (2) all assets not used or held for use in the Credit Card Business, including: (i) all assets, contractual rights and other property (whether real or personal and whether tangible or intangible) used or held for use in or relating to the retail merchandizing businesses of Circuit City or any of its Affiliates; (ii) all of the capital stock or equivalent ownership interests of any Subsidiary or Affiliate of Circuit City; (iii) any assets held in Seller Benefit Plans; (iv) subject to Section 2.08 and the Licensing Agreement, the FNANB Credit Card Marks and any Intellectual Property Rights set forth in Schedule 2.01(i); (v) Seller Permits; (vi) Excluded Contracts and other Contracts not entered into primarily in connection with the Credit Card Business; (vii) any assets relating exclusively to FNANB's non private label and non co-branded credit card business and operations; (viii) the Leases; and (ix) all rights, claims, causes of action and suits that FNANB has or may have against any third party to the extent they relate to the Retained Liabilities;

     (e) all insurance covering Retained Liabilities;

     (f) all rights under the Account Agreements or any of the other Purchased Assets to reimbursements under such agreements that relate to periods before Closing, and any indemnification, hold harmless or similar rights in favor of FNANB or its Affiliates relating to the conduct of the Credit Card Business before the Closing;

     (g) all rights to any security deposits or other amounts deposited with any state or other jurisdiction or regulatory authority in connection with the qualification, certification, licensing or permitting of FNANB or Tyler Funding;

     (h) the Circuit City Data Warehouse;

     (i) the Other Retained Assets as set forth in Schedule 2.03(i).

     SECTION 2.04. Assumed Liabilities. On the Closing Date, Purchaser shall assume and agree to pay, perform and discharge, and shall pay, perform and discharge as they become due, the following Liabilities of Sellers (the "Assumed Liabilities"):

     (a) all obligations and Liabilities of Sellers to Borrowers under the Account Agreements that exist as of, or are incurred or accrue after, the Cut-Off Time, other than any such obligation or Liability that arises from any breach or default or violations of any Requirements of Law by Sellers occurring before the Cut-Off Time;

     (b) all fees and expenses relating to the Accounts that are incurred or accrue after the Cut-Off Time;

     (c) all fees, normal operating assessments and other charges of the Card Association relating to the Accounts that are incurred or accrue after the Cut-Off Time except for those fees and charges (i) arising from FNANB's or any of its Affiliates' violation prior to the Cut-Off Time of any Operating Regulation or (ii) arising from or relating to any special assessments with respect to periods up to and including the Cut-Off Time;

     (d) all obligations and Liabilities of FNANB under the terms of the Securitization Documents that are incurred or accrue after the Cut-Off Time;

     (e) all obligations and Liabilities of Tyler Funding under the terms of the Securitization Documents and the Tyler Funding Interest Rate Caps that are incurred or accrue after the Cut-Off Time;

     (f) except to the extent addressed under clauses (a) through (c) above, all obligations and Liabilities under each of the Assumed Contracts that exist as of, or are incurred or accrue after, the Cut-Off Time, other than any such obligation or Liability that arises from any breach, default or occurrence under the Assumed Contracts by FNANB or any of its Affiliates prior to the Cut-Off Time;

     (g) all obligations and Liabilities assumed pursuant to Section 7.18;

     (h) all obligations and Liabilities for Taxes relating to the Credit Card Business, the Purchased Assets, or the Trust (or their respective assets) to the extent provided in Article VIII;

     (i) all other obligations and Liabilities arising out of or relating to the Purchased Assets or the Credit Card Business to the extent attributable to acts or occurrences arising after the Cut-Off Time other than any such obligation or Liability that arises from any act of Circuit City or Sellers after the Cut-Off Time; and

     (j) the Other Assumed Liabilities as set forth in Schedule 2.04(j).

     Except as specifically provided above, the Purchaser shall not assume any liability, commitment or any other obligation of Circuit City, FNANB and Tyler Funding, whether absolute, contingent or otherwise, known or unknown of any nature, kind or description whatsoever, arising from or related to the operation of the Sellers' business prior to or after the Cut-Off Time. FNANB hereby agrees that during the period beginning on the Closing Date and ending on the 150th day after the Closing Date (i) it shall be solely responsible for any draft retrievals, chargebacks, representments or incorrectly posted transactions that occur prior to the Cut-Off Time and that relate to an Account that bears FNANB's ICA number or BIN, (ii) it shall be solely responsible for any draft retrievals, chargebacks, representments or incorrectly posted transactions that occur prior to the Closing Date and that relate to an Account that bears FNANB's ICA number or BIN, and (iii) it shall be responsible for all expenses related to the Accounts and activity thereon prior to the Cut-Off Time. FNANB shall be responsible for all expenses charged by TSYS for preparing the Final Closing Tape.

     SECTION 2.05. Retained Liabilities. Purchaser shall not assume, or be deemed to have assumed, and Circuit City or Sellers shall be solely and exclusively liable with respect to, all Liabilities of Sellers other than the Assumed Liabilities (the "Retained Liabilities")

(it being understood that the Retained Liabilities shall include all obligations and Liabilities of Sellers with respect to the Circuit City Interest Rate Caps and all obligations and Liabilities of Sellers under the documents relating to the Outstanding Private Series).

     SECTION 2.06. Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") shall be an amount, determined as of the Cut-Off Time, calculated as set forth in Exhibit H.

     SECTION 2.07. Allocation of Purchase Price.

     (a) Purchaser and Circuit City shall endeavor in good faith to agree, within 120 days after the Closing Date, on an allocation of the total consideration among the Purchased Assets (the "Allocation Statement"). If Purchaser and Circuit City have not agreed on the Allocation Statement by such date, Purchaser and Circuit City shall each use its own allocation. The Allocation Statement, if any, shall be prepared in accordance with Section 1060 of the Code and the rules and regulations promulgated thereunder.

     (b) Provided Purchaser and Circuit City agree in writing to the allocation of the total consideration among the Purchased Assets pursuant to Section 2.07(a), Purchaser and Circuit City and FNANB agree to report such allocation in accordance with the Allocation Statement and agree to act in a manner consistent with the Allocation Statement in the preparation and filing of all Tax Returns (including filing Form 8594 with their respective federal income Tax Returns for the taxable year that includes the Closing Date and any other forms or statements required by the Code, Treasury regulations, the Internal Revenue Service or any applicable state or local Tax authority) and in the course of any Tax audit, Tax review or Tax litigation relating thereto; provided that Purchaser, Circuit City and FNANB shall cooperate with each other and use commercially reasonable efforts to uphold the allocation of the total consideration among the Purchased Assets as set forth in the Allocation Statement in the event that such allocation is challenged by any Governmental Authority.

     (c) Purchaser and Circuit City and FNANB shall promptly inform one another of any challenge by any Governmental Authority to any allocation made pursuant to this Section 2.07 and agree to consult and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, such challenge.

     SECTION 2.08. Use of Names and Trademarks.

     (a) Limited Rights. FNANB and Purchaser agree that Purchaser may replace Borrower's Credit Cards at any time after the Closing with Credit Cards not bearing any of the FNANB Credit Card Marks; provided, however, Purchaser shall be required to replace the Borrowers' Credit Cards with Credit Cards not bearing any of the FNANB Credit Card Marks upon the earlier of (x) reissuance of such Credit Cards, and (y) twenty-four (24) months after the Closing Date. Purchaser shall have the right to use the FNANB Credit Card Marks pursuant to the terms of the Licensing Agreement.

     (b) Rights Reserved by FNANB. It is expressly agreed that, except as contemplated by Section 2.08(a) and the Licensing Agreement, Purchaser is not purchasing or acquiring any right, title or interest in the FNANB Credit Card Marks. Purchaser acknowledges that FNANB or its Affiliates exclusively own each of the FNANB Credit Card Marks and goodwill related thereto and symbolized thereby. Purchaser shall not combine the FNANB Credit Card Marks with any other mark or term (other than those of VISA) except as permitted by the Licensing Agreement, and shall not use the FNANB Credit Card Marks in any manner that will materially damage or diminish FNANB's or its Affiliates' goodwill. Purchaser shall promptly upon receipt of written notice from FNANB, which notice shall provide detailed information about inconsistent usage of the FNANB Credit Card Marks, cease any act or practice that in FNANB's good faith reasonable opinion could reasonably be expected to damage or diminish the goodwill of FNANB or its Affiliates. In the event any provision of this Section 2.08 shall conflict with the provisions of the Licensing Agreement, the provisions of the Licensing Agreement shall govern.

     SECTION 2.09. Collections Adjustment Amount.

     (a) FNANB shall deposit into the Collection Account, on or before the Closing Date, all Collections of Finance Charge Receivables allocated to either Outstanding Public Series with respect to the period from and including the
first  day  of  the  Closing   Month  to  but   excluding   the   Closing   Date
(notwithstanding any right that FNANB may have under the Securitization Documents to cease depositing such Collections during such period or to deposit such Collections on a net basis). If FNANB receives any Collections with respect to the Closing Date or any day after the Closing Date, it shall promptly remit such Collections to Purchaser as soon as practicable and in any event no later than the Business Day following such receipt.

     (b) On the Distribution Date in the month following the Closing Month, Purchaser shall, subject to Section 2.09(e), pay to Sellers the following amounts:

         (i) an amount equal to the Seller Pro Rata Share of the amount paid to Purchaser (as holder of the Exchangeable Transferor Certificate) on such Distribution Date pursuant to Section 4.1(h) of the Pooling and Servicing Agreement; plus

         (ii) an  amount  equal  to the  Seller  Pro Rata  Share  of the  amount included in Available Principal Collections (as defined in the Series 2002-1 Supplement) for such Distribution Date pursuant to Section 4.6(a)(iii), Section 4.8(a) (to the extent that such section relates to Section 4.6(a)(iii)) and Sections 4.8(b), (d), (e), (i), (j), (k), (l), (p)
     and (q) of the Series 2002-1 Supplement; plus

         (iii) an  amount  equal to the  Seller  Pro  Rata  Share of the  amount included in Available Principal Collections (as defined in the Series 2003-2 Supplement) for such Distribution Date pursuant to Section 4.6(a)(iii), Section 4.8(a) (to the extent that such section relates to Section 4.6(a)(iii)) and Sections 4.8(b), (d), (e), (i), (j), (m) and (n) of the Series 2003-2 Supplement; plus

         (iv) an amount equal to the amount paid to Purchaser (as holder of the Exchangeable Transferor Certificate) on such Distribution Date pursuant to
     Section 4.1(b) of the Pooling and Servicing Agreement (less any portion of such amount attributable to amounts deposited by Purchaser into the Collection Account after the Closing Date); plus

         (v) an amount equal to the Seller Pro Rata Share of the amount paid to Purchaser (as Servicer) on such Distribution Date pursuant to Sections 4.6(a)(ii), (b)(ii), (c)(ii), (d)(i) and (e)(i), Section 4.8(a) (to the
     extent that such section relates to Section 4.6(a)(ii)), Section 4.8(c) (to the extent that such section relates to Section 4.6(b)(ii)) and Sections 4.8(h) and (o) of the Series 2002-1 Supplement (including any amounts payable pursuant to any such section but netted against deposits to the Collection Account); plus

         (vi) an amount equal to the Seller Pro Rata Share of the amount paid to Purchaser (as Servicer) on such Distribution Date pursuant to Sections 4.6(a)(ii), (b)(ii), (c)(ii) and (d)(i), Section 4.8(a) (to the extent that such section relates to Section 4.6(a)(ii)), Section 4.8(c) (to the extent that such section relates to Section 4.6(b)(ii)) and Sections 4.8(g) and
     (h) of the Series 2003-2 Supplement (including any amounts payable pursuant to any such section but netted against deposits to the Collection Account); plus

         (vii) an amount equal to the interest accrued on the Series 2002-1 Retained Certificates and the Series 2003-2 Retained Certificates from and including the Distribution Date in the Closing Month to but excluding the Closing Date; plus

         (viii) an amount equal to the Class D Subordinated Principal Collections (as defined in the Series 2003-2 Supplement), if any, deposited into the Collection Account pursuant to Section 4.2(b) of the Series 2003-2 Supplement with respect to the period from and including the first day of the Closing Month to but excluding the Closing Date (excluding any such Collections applied on such Distribution Date pursuant to Section 4.9 of the Series 2003-2 Supplement to fund any deficiency pursuant to Section 4.6(a)(i), (b)(i) or (c)(i)).

     (c) If the Excess Spread Percentage is less than 2.50%, FNANB shall deposit into the Collection Account, on or before the Closing Date, all Class D Subordinated Principal Collections and Class E Subordinated Principal Collections (in each case as defined in the Series 2002-1 Supplement) with respect to the period from and including the first day of the Closing Month to but excluding the Closing Date. On the Distribution Date in the month following the Closing Month, Purchaser shall, subject to Section 2.09(e), pay to Sellers an amount equal to the amount of Collections deposited in accordance with the preceding sentence (excluding any such Collections applied on such Distribution Date pursuant to Section 4.9 of the Series 2002-1 Supplement to fund any deficiency pursuant to Section 4.6(a)(i), (b)(i) or (c)(i)).

     (d) On the Distribution Date in the month following the Closing Month, Sellers shall, subject to Section 2.09(e), pay to Purchaser the following amounts:

         (i) an amount equal to the Seller Pro Rata Share of the amount, if any, withdrawn on such Distribution Date pursuant to Section 4.12(d) of the Series 2002-1 Supplement (but only to the extent that such amount is applied to fund any deficiency pursuant to Section 4.6(c)(i) of the Series 2002-1 Supplement); plus

         (ii) an amount equal to the Seller Pro Rata Share of the amount, if any, withdrawn on such Distribution Date pursuant to Section 4.12(d) of the Series 2003-2 Supplement (but only to the extent that such amount is applied to fund any deficiency pursuant to Section 4.6(c)(i) of the Series 2003-2 Supplement); plus

         (iii) an amount equal to the Seller Pro Rata Share of any reduction in the Invested Amount (as defined in the Series 2002-1 Supplement) made with respect to the Closing Month (but only to the extent that such reduction results from (A) Investor Charge-Offs (as defined in the Series 2002-1 Supplement) or (B) reductions made pursuant to Section 4.7 of the Series 2002-1 Supplement; plus

         (iv) an amount equal to the Seller Pro Rata Share of any reduction in the Invested Amount (as defined in the Series 2003-2 Supplement) made with respect to the Closing Month (but only to the extent that such reduction results from (A) Investor Charge-Offs (as defined in the Series 2003-2 Supplement) or (B) reductions made pursuant to Section 4.7 of the Series 2003-2 Supplement.

     (e) The aggregate amount payable by Purchaser to Sellers pursuant to Sections 2.09(b) and (c) and the amount payable by Sellers to Purchaser pursuant to Section 2.09(d) shall be netted in determining the amount payable on the Distribution Date in the month following the Closing Month pursuant to this
Section 2.09.

     (f) FNANB shall contact the Trustee prior to the Closing Date and request that the Trustee pay to Purchaser (as holder of the Exchangeable Transferor Certificate) on the Distribution Date in the month following the Closing Month all interest and other investment earnings attributable to amounts deposited by FNANB into the Collection Account on or before the Closing Date (to the extent such interest and other investment earnings were not distributed on a prior Distribution Date). If the Trustee makes such payment, the amount paid shall be included in calculating the amount to be paid to Sellers under Section 2.09(b)(iv). If the Trustee does not make such payment, on the Distribution Date in the second month following the Closing Month, Purchaser shall pay to Sellers an amount equal to the amount paid to Purchaser (as holder of the Exchangeable Transferor Certificate) on such Distribution Date pursuant to Section 4.1(b) of the Pooling and Servicing Agreement (less any portion of such amount attributable to amounts deposited by Purchaser into the Collection Account after the Closing Date). FNANB shall work with the Trustee to ensure that all interest and other investment earnings on funds on deposit in the Collection Account are allocated correctly between Purchaser and Sellers.

                                  ARTICLE III
                                     CLOSING

     SECTION 3.01. The Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place (i) subject to Article XI, as promptly as practicable when the last of the conditions required to be satisfied or waived pursuant to Article IX is either satisfied or waived (other than any such condition that this Agreement contemplates may be satisfied at the Closing), and
(ii) at 10:00 a.m. Eastern Time at the offices of McGuireWoods LLP, 901 East Cary Street, Richmond, VA 23219, or at such other time or place and in such other manner (including via facsimile) as may be mutually agreed to by the Parties hereto; provided, however, that the Closing Date shall occur after the Distribution Date in the Closing Month (such time and date being referred to herein as the "Closing Time" and the "Closing Date," respectively). Upon the Closing, Purchaser shall own the Purchased Assets as of the Closing Date, and shall assume and perform and discharge, in accordance with their respective terms, the Assumed Liabilities. Thereafter, Circuit City and the Sellers shall have no further income participation or ownership interest in any of the Purchased Assets.

     SECTION 3.02. Valuation Date Statements.

     (a) Not later than ten (10) Business Days prior to the Closing Date (the "Preliminary Valuation Date"), FNANB shall deliver to Purchaser the Preliminary Valuation Date Statement, along with sufficient reports and other supporting calculations so as to verify the calculations set forth in the Preliminary Valuation Date Statement, calculated as of the Preliminary Valuation Date. Purchaser shall have the right to review the Preliminary Valuation Date Statement, together with any supporting documents reasonably requested by Purchaser to verify the accuracy and completeness of the computations set forth therein, and the Preliminary Valuation Date Statement shall be revised to reflect any modifications thereto mutually agreed to by Purchaser and FNANB.

     (b) Not later than three (3) Business Days prior to the Closing Date (the "Subsequent Valuation Date"), FNANB shall deliver to Purchaser the Subsequent Valuation Date Statement, along with sufficient reports and other supporting calculations so as to verify the calculations set forth in the Subsequent Valuation Date Statement, calculated as of the Subsequent Valuation Date. In the event that the Subsequent Valuation Date Statement deviates from the Preliminary Valuation Date Statement by less than five percent (5%), then the Closing shall occur based on the Subsequent Valuation Date Statement. In the event that the Subsequent Valuation Date Statement deviates from the Preliminary Valuation Date Statement by more than five percent, then the Parties shall attempt in good faith to resolve any such deviation. If FNANB and Purchaser are unable to reach an agreement as to such deviation on or prior to the day prior to the Closing, the Closing shall occur based on the lesser of the valuation set forth in the Preliminary Valuation Date Statement and the Subsequent Valuation Date Statement and the dispute shall be resolved and the Subsequent Valuation Date Statement shall be determined by the Accountants in accordance with Section 4.04.

     SECTION 3.03. Payments on the Closing Date.

     (a) If either Outstanding Private Series is outstanding at the close of business on the Distribution Date immediately preceding the Closing Date, the Parties shall jointly select and engage an escrow agent to accept and transfer payments pursuant to this Section 3.03(a). Purchaser and Sellers shall each bear one-half of any fees or charges assessed by the escrow agent. Purchaser shall pay to the escrow agent, at the Closing (subject to satisfaction of the closing conditions set forth in Article IX (including satisfaction of Section 9.02(h) by establishing a procedure in accordance with this Section 3.03(a) by which the Outstanding Private Series will be paid in full on the Closing Date)), the Purchase Price set forth in the appropriate Valuation Date Statement as set forth in Section 3.02. The Parties shall cause the escrow agent to apply such payment, in each case on the Closing Date, (i) first, to pay the

Outstanding Private Series in full and (ii) second, upon receiving confirmation that the Outstanding Private Series have been paid in full, to pay FNANB (for the account of Sellers and Circuit City) the portion of the Purchase Price not applied to pay the Outstanding Private Series in full. The Parties shall cause the escrow agent to make the payments described in clauses (i) and (ii) above by wire transfer of immediately available dollars to accounts designated in writing by FNANB. FNANB shall provide the escrow agent with wire instructions no later than two (2) Business Days prior to the Closing Date. The Parties shall work together to ensure that any amendments to the documents related to the Outstanding Private Series and the procedure by which the Outstanding Private Series are paid in full do not cause the Trust to fail to qualify as a qualifying special purpose entity under applicable accounting guidelines in effect on the date of this Agreement. If there is a change in applicable accounting guidelines between the date of this Agreement and the Closing Date, Sellers and Circuit City shall take such reasonable actions as may be requested by Purchaser to ensure that such amendments and such procedure do not cause the Trust to fail to qualify as a qualifying special purpose entity under such changed accounting guidelines (it being understood that Sellers and Circuit City shall only be obligated to take such actions as they would reasonably be expected to take to maintain the status of the Trust as a qualifying special purpose entity if this Agreement were not in effect).

     (b) If the Outstanding Private Series have been paid in full on or before the Distribution Date immediately preceding the Closing Date, Purchaser shall pay FNANB (for the account of Circuit City and Sellers), at the Closing (subject to satisfaction of the closing conditions set forth in Article IX), the Purchase Price set forth in the appropriate Valuation Date Statement as set forth in
Section 3.02. Purchaser shall make such payment by a wire transfer of immediately available dollars to an account designated in writing by FNANB. FNANB shall provide Purchaser with wire instructions no later than two (2) Business Days prior to the Closing Date.

     SECTION 3.04. Proceedings at Closing. All proceedings to be taken and all documents to be executed and delivered by the Parties at the Closing shall be deemed to have been taken and executed simultaneously, and, except as permitted hereunder, no proceeding shall be deemed taken, payment made, nor any documents executed and delivered until all have been taken, made, executed, and delivered.

     SECTION 3.05. Delivery of Books and Records. Except as otherwise provided in the Transition Services Agreement and subject to all Requirements of Law, FNANB shall deliver the Books and Records to Purchaser on the Closing Date or as soon as practicable thereafter, but, in any event, FNANB shall deliver the Books and Records to Purchaser no later than five (5) days after the expiration or termination of the Transition Services Agreement; provided, that any Books and Records located at the Leased Real Property or the FNANB facility in Richmond, Virginia, or included in electronic files transferred to Purchaser on the Closing Date shall be deemed to be delivered by FNANB to Purchaser on the Closing Date.

     SECTION 3.06. Transfer of Absolute Title; Filing of Financing Statements.

     (a) The Parties intend that, for all purposes, the transactions contemplated hereby shall be treated as a purchase and sale of the Purchased Assets. Upon Purchasers' purchase of the Purchased Assets pursuant to this Agreement, all of Sellers' right, title and interest therein shall be transferred to Purchaser or its permitted assigns as provided in Sections
2.01 and 2.02. It is the express intent of the Parties that the conveyance of the Purchased Assets by Sellers to the Purchaser pursuant hereto be construed as a purchase and sale, free and clear of all Liens or adverse claims, for accounting, regulatory, tax and all other purposes, other than Permitted Liens.

     (b) To the extent that any Seller retains any interest in Purchased Assets that constitute "Accounts," "Account Documentation," "Indebtedness" (as "Accounts," "Account Documentation" and "Indebtedness" are defined in the Program Agreement and referred to herein collectively, including any proceeds of any of these, as the "Secured Assets") it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and such Seller hereby grants to the Purchaser a security interest in all of such Seller's right, title and interest, in, to and under the Secured Assets conveyed by such Seller to secure a loan in an amount equal to the portion of the Purchase Price allocable to such Secured Assets. Sellers hereby authorize Purchaser to file, and Sellers shall cooperate with Purchaser in preparing, financing statements (the "Financing Statements") and any continuation statements and amendments thereto in all jurisdictions and with all filing offices as Purchaser may reasonably determine are necessary or appropriate to protect the interest of Purchaser in the Secured Assets. The Financing Statements may describe the Secured Assets in the same manner as described herein or may contain an indication or description of collateral that describes such property in a manner as Purchaser may reasonably determine is necessary or appropriate to ensure the perfection of a security interest in the Secured Assets in favor of Purchaser. Following filing of the Financing Statements in such jurisdictions as Purchaser may reasonably determine is necessary or appropriate to fully preserve, maintain and protect the interest of Purchaser in the Secured Assets, Purchaser shall provide FNANB with file-stamped copies of, or filing receipts for, such Financing Statements as soon as available following such filing.

     SECTION 3.07. Power of Attorney. Effective upon consummation of the Closing, FNANB hereby irrevocably names, constitutes, and appoints Purchaser and any of Purchaser's officers, agents, employees, or representatives its duly authorized attorney and agent with full power and authority to (i) endorse in FNANB's name any check, draft, or other instrument of payment relating to the Accounts, including through the use of a rubber stamp with the signature of FNANB thereon, (ii) receive and collect any and all monies due under such Accounts, and (iii) enforce performance of all Purchased Assets purchased by Purchaser pursuant to this Agreement. The power of attorney granted by this provision is coupled with an interest and is irrevocable.

                                   ARTICLE IV
                     POST-CLOSING PURCHASE PRICE ADJUSTMENTS

     SECTION 4.01. Accounts-Based Adjustments.

     (a) The parties agree that the Purchase Price paid at the Closing shall be adjusted in accordance with Section 4.02 and/or Section 4.03, as applicable, if any of the following events shall occur (collectively, the "Accounts-Based Adjustments"): (i) Purchaser is paid by VISA and/or Circuit City or Circuit City West Coast, Inc. after the Cut-Off Time for a chargeback in respect of which FNANB provided a Borrower a credit on an Account prior to the Cut-Off Time; (ii) a check from a Borrower in payment of amounts owed on an Account, which was credited to such Account prior to the Cut-Off Time, is returned unpaid by the drawee after the Cut-Off Time; (iii) Purchaser receives Interchange related to transactions occurring before the Cut-Off Time; (iv) Purchaser provides a credit on an Account with respect to Unauthorized Use of an Account prior to the Closing Date; (v) Purchaser provides a credit on an Account in connection with a transaction posted before the Cut-Off Time as a result of rights asserted by the Borrower under 12 CFR ss.226.12(c) or 12 CFR ss.226.13(d); (vi) Purchaser charges off an Account after the Cut-Off Time that Sellers' charge-off policy required to be charged off by Sellers on or before the Cut-Off Time or that such policy, in the absence of the transactions contemplated by this Agreement, would have required to be charged off based on an event that occurred on or before the Cut-Off Time; (vii) the Purchaser pays VISA fees for activities occurring prior to the Cut-Off Time; or (viii) Circuit City or Sellers receive a payment or other amount prior to the Cut-Off Time, but such payment or amount is not posted until after the Cut-Off Time. An adjustment to the Purchase Price shall be made in favor of FNANB (in the case of clause
(i), (ii) or (iii)) or Purchaser (in the case of clause (iv), (v), (vi), (vii), or (viii)) in the amount of such chargeback, check, Interchange, credit or payment, as the case may be.

     (b) Purchaser shall pay any charge-back or credit with respect to the pre-Cut-Off Time account activity of the Accounts; provided that, Purchaser shall pay only for those aforesaid liabilities that are submitted and processed at all times within the required time periods prescribed by, and in full accordance with both (i) all Requirements of Law and (ii) the Operating Regulations.

     SECTION 4.02. Settlement Date Adjustments.

     (a) Settlement Date Statement. At least thirty (30) days prior to the Settlement Date, Purchaser shall deliver to FNANB a statement (the "Settlement Date Statement") setting forth (i) the Purchase Price, calculated as of the Cut-Off Time, along with applicable supporting calculations for the Accrued Interest and (ii) the aggregate amount of any Accounts-Based Adjustments as to which Purchaser has Knowledge as of the date of such Settlement Date Statement. Purchaser agrees that it shall provide to FNANB mutually acceptable supporting documentation in a mutually agreed format and accompanied by a file layout relied upon in determining the Purchase Price and the aggregate amount of any Accounts-Based Adjustments set forth in the Settlement Date Statement. Purchaser shall deliver, or cause to be delivered, to FNANB the Final Closing Tape no later than thirty (30) days prior to the Settlement Date.

     (b) Payments on the Settlement Date. On the Settlement Date, if the Adjusted Purchase Price is greater than the Purchase Price paid by Purchaser on the Closing Date, Purchaser shall remit the difference to Circuit City, together with interest on such amount at the Federal Funds Rate divided by 360 for each day during the period from and including the Closing Date to but excluding the Settlement Date. If the Adjusted Purchase Price is less than the Purchase Price paid by Purchaser on the Closing Date, FNANB (on behalf of itself and Tyler Funding) shall remit the difference to Purchaser together with interest on such amount at the Federal Funds Rate divided by 360 for each day during the period from and including the Closing Date to but excluding the Settlement Date. Payments on the Settlement Date shall be remitted no later than 10:00 a.m. Eastern Time by a wire transfer of immediately available dollars to an account designated in writing by the Party to which payment is due. Wire instructions shall be forwarded to the paying Party no later than two (2) Business Days prior to the Settlement Date.

     SECTION 4.03. Post-Settlement Date Adjustments. If facts or circumstances arise after the date of the Settlement Date Statement but on or before the 150th day after the Closing Date that give rise to additional Accounts-Based Adjustments, then, after the Settlement Date, in accordance with Section 4.01, the Parties agree that a further adjustment to the Adjusted Purchase Price shall be made in favor of Sellers or Purchaser, as applicable, in the amount of the chargeback, check, Interchange, credit or payment, as the case may be, resulting in any such Accounts-Based Adjustment. The Party with knowledge of the facts relating to the facts or circumstances giving rise to such Accounts-Based Adjustment shall provide to the other Party written notice and supporting documentation (to the extent available to such Party) as promptly as practicable after discovering such facts or circumstances, and in any case within 30 days of the discovery thereof. FNANB (or Circuit City on its behalf) or Purchaser, as the case may be, shall, within five Business Days after receipt of said notice or the resolution of any dispute related thereto in accordance with Section 4.04 (but in no event earlier than five Business Days after the Settlement Date), reimburse the other Party to which such payment is owed, in immediately available funds, for the amount of said adjustment, together with interest on the reimbursed amount computed from the Closing Date to the date of reimbursement at an interest rate equal to the Federal Funds Rate divided by 360 for each day during such period.

     SECTION 4.04. Resolution of Disputes. The Parties agree that (i) FNANB shall have the right to dispute any calculation or amount set forth in the Settlement Date Statement and (ii) any Party may dispute any calculation or amount contained in a written notice delivered by any other Party in accordance with Section 4.03. If a Party wishes to dispute any such calculations, the Party disputing such calculation shall deliver a written notice to the other Parties within ten (10) Business Days of receipt of the Settlement Date Statement or notice pursuant to Section 4.03, as the case may be, specifying with particularity the disputed amounts. Thereafter, the Parties shall negotiate in good faith for a period of up to fifteen (15) Business Days to resolve any such dispute. If such dispute is not resolved within such fifteen (15) Business Day period, then the Parties shall, within ten (10) Business Days after the end of such fifteen (15) Business Day period, jointly retain a mutually agreed upon, nationally recognized independent public accounting firm (the "Accountant") to reconcile any financial items in dispute. The Accountant shall not have provided services to Circuit City or its Affiliates or to Bank One Corporation or its Affiliates during the preceding 12 months. The Accountant shall be required to complete its assessment within fifteen (15) Business Days and the findings of the Accountant shall be final and binding upon the parties without any rights of appeal. Each of Purchaser and its Affiliates and Sellers and their Affiliates shall cooperate fully in assisting the Accountant in its review, including by providing the Accountant with reasonable access during normal business hours to all files, books, and records relevant thereto and providing such other information as the Accountant may reasonably request in connection with such review. The fees, costs, and expenses incurred by the Parties in connection with the retention of and performance by the Accountant shall be borne equally by Sellers (or Circuit City on their behalf) and Purchaser provided, however that if the Accountant determines that the calculation of the Purchase Price (prior to any increase or decrease in respect of Accounts-Based Adjustments) set forth in the Settlement Date Statement is to be decreased by less than 10% or increased by 10% or more, then all fees, costs, and expenses incurred by the Parties in connection with the retention of and performance by the Accountant shall be borne by Purchaser; and provided, further, that if the Accountant determines that the calculation of the Purchase Price (prior to any increase or decrease in respect of any Accounts-Based Adjustments) set forth in the Settlement Date Statement is to be decreased by 10% or more or increased by less than 10%, then all fees, costs, and expenses incurred by the parties in connection with the retention of and performance by the Accountant shall be borne by Sellers (or Circuit City on their behalf). Any Adjusted Purchase Price and/or Accounts-Based Adjustments determined by the Accountant in accordance with the procedures set forth in this
Section 4.04 shall be utilized to determine the amount of any payments to be made in accordance with Section 4.02(b) or Section 4.03.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF CIRCUIT CITY,
                             FNANB AND TYLER FUNDING

     Except as set forth in the Seller Disclosure Schedule, Circuit City, FNANB and Tyler Funding severally represent and warrant to Purchaser, as of the date hereof and as of the Closing Date (or as of such other date as may be expressly provided in any representation or warranty), as set forth below. Information disclosed in any section of the Seller Disclosure Schedule shall be deemed to be disclosed with respect to such other sections of this Agreement or the Seller Disclosure Schedule to which such disclosure shall reasonably pertain in light of the form and substance of the disclosure made.

     SECTION 5.01. Organization; Good Standing. Circuit City is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia. FNANB is a wholly owned subsidiary of Circuit City, duly organized, validly existing and in good standing under the laws of the United States as a limited purpose credit card bank under the Bank Holding Company Act. Tyler Funding is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of FNANB and Tyler Funding has all requisite corporate power and authority to own, lease and operate the portion of the Purchased Assets owned, leased, or operated by it and to carry on the Credit Card Business as currently conducted and Tyler Funding is duly authorized, qualified or licensed to do business as a foreign entity and is in good standing, in each jurisdiction where the ownership or operation of the portion of the Purchased Assets or operation of the Credit Card Business requires such authorization, qualification or licensing.

     SECTION 5.02. Authority; Validity. Each of Circuit City, FNANB and Tyler Funding has all necessary corporate power and authority to enter into this Agreement and the Related Agreements and to perform all of the obligations to be performed by it under this Agreement and the Related Agreements. The making, execution, delivery, and performance of this Agreement and the Related Agreements and the consummation by each of Circuit City, FNANB and Tyler Funding of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of such Party. This Agreement has been, and as of the Closing Date the Related Agreements will be, duly and validly executed and delivered by each of Circuit City, FNANB or Tyler Funding that is a party hereto or thereto. Assuming the due authorization, execution, and delivery by Purchaser, this Agreement and the Related Agreements will constitute the valid and binding obligations of each of Circuit City, FNANB and Tyler Funding that is a party hereto or thereto, enforceable against it in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, the rights and obligations of receivers and conservators of insured depository institutions under 12 U.S.C. ss.1821(d) and (e), and other laws relating to or affecting creditors' rights generally and by general equity principles.

     SECTION 5.03. Conflicts; Defaults. Assuming the consents and approvals referred to in Section 5.04 are obtained and the Securitization Transfer Agreements and Required Securitization Amendments are validly executed and delivered by the Parties thereto, neither the execution and delivery of this Agreement and the Related Agreements by Circuit City, FNANB and Tyler Funding, nor the consummation of the transactions contemplated hereby or thereby by such Parties will violate, conflict with, result in the breach of, constitute a default under, is prohibited by, require any additional approval under, accelerate the performance required by, require the assumption of, give any third party the right to terminate, or result in any other change, right or obligation or the loss of benefit under (x) any terms, conditions, or provisions of Circuit City's, FNANB's or Tyler Funding's organizational documents or bylaws, (y) any mortgage, indenture, deed of trust, loan or credit agreement or other material agreement or instrument to which Circuit City, FNANB, or Tyler Funding is now a party or by which it is bound, or (z) any Requirement of Law applicable to Circuit City, FNANB or Tyler Funding.

     SECTION 5.04. Approvals. Subject to Article VII, no notices, approvals, reports or other filings are required to be made by Circuit City, FNANB or Tyler Funding with, nor are there any consents, registrations, approvals, permits or other authorizations required to be obtained by such Parties from, any Governmental Authority or other third party in order for such Parties to execute or deliver this Agreement, the Related Agreements or the Securitization Transfer Agreements or to consummate the transactions contemplated hereby or thereby (except any required filings pursuant to the HSR Act and the Bank Merger Act and any related approvals) other than (A) the Required Securitization Amendments, and (B) the consents set forth in Section 5.04 of the Seller Disclosure Schedule. To the Knowledge of Circuit City, FNANB or Tyler Funding, there are no facts, events, circumstances or conditions relating to such Parties or any of their Affiliates now in existence or reasonably likely to exist prior to the Closing, which facts, events, circumstances or conditions could reasonably be expected to result in the imposition of an Unreasonable Condition by any applicable Governmental Authority.

     SECTION 5.05. Litigation. There is no action, suit, proceeding, claim, authorization, or other litigation pending, or any investigation by any Governmental Authority pending or, to the Knowledge of Circuit City, FNANB or Tyler Funding, any action, suit, proceeding, claim or other litigation or governmental investigation threatened, against such Parties or any of their Affiliates (i) with respect to the transactions contemplated by this Agreement or (ii) which, if adversely decided would reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect. There are no judgments, injunctions, writs, orders or decrees binding upon the Purchased Assets, the Assumed Liabilities, or the Credit Card Business or on Circuit City, FNANB or Tyler Funding or any of their respective Affiliates that (i) would reasonably be expected to prevent the consummation of the transactions contemplated hereby, or (ii) would (A) be binding upon Purchaser following consummation of such transactions, or (B) adversely affect the conduct of the Credit Card Business by Purchaser in any material respect. No audit, investigation, inspection, or other review or inquiry by any Governmental Authority concerning or involving the Credit Card Business conducted since March 1, 2003 has reported any material violation by Circuit City, FNANB or Tyler Funding of any material Requirement of Law.

     SECTION 5.06. Compliance with Requirements of Law.

     (a) Circuit City, FNANB and Tyler Funding are in compliance in all material respects with all applicable Requirements of Law relating to or in any way affecting the Credit Card Business or in any way relating to any Business
Employee. Since March 1, 2003, such Parties have not (i) violated in any material respect any Requirement of Law relating to the Credit Card Business or in any way relating to any Business Employee or (ii) received any written or, to the Knowledge of such Parties, oral notice from (and otherwise does not have any Knowledge of) any Governmental Authority that alleges any material noncompliance (or that such Parties are under investigation by any such Governmental Authority for such alleged noncompliance) with any Requirements of Law relating to the Credit Card Business or in any way relating to any Business Employee.

     (b) Circuit City, FNANB and Tyler Funding have timely filed all regulatory reports, schedules, forms, registrations, and other documents, together with any amendments required to be made with respect thereto, that each was required to file since March 1, 2003 with any Governmental Authority with respect to the Credit Card Business (the "Seller Business Documents") and have timely paid all fees and assessments due and payable in connection therewith. There is no material unresolved violation or exception by any such Governmental Authority with respect to any of the Seller Business Documents. As of their respective dates, the Seller Business Documents complied, and the Seller Business Documents filed subsequent to the date hereof will comply as of their respective dates, in all material respects with all Requirements of Law.

     (c) Circuit City, FNANB and Tyler Funding are not delinquent in payments to any Business Employee for any wages, salaries, commissions, bonuses, benefits, expenses or other compensation for any services performed by such Business Employee or amounts required to be reimbursed by them.

     SECTION 5.07. Intellectual Property. Section 5.07 of the Seller Disclosure Schedule sets forth a list, as of the date hereof, of all registered patents, trademarks and copyrights, including Software, and applications therefor which are used by FNANB in the conduct of the Credit Card Business. Except as may be indicated on Section 5.07 of the Seller Disclosure Schedule, (a) Circuit City and FNANB own or possess adequate licenses or other valid rights to use the Intellectual Property Rights to conduct the Credit Card Business as now being conducted, (b) the conduct of business of the Credit Card Business as now being conducted does not conflict with, infringe, violate or misappropriate any intellectual property rights of others, and Sellers have no Knowledge of any challenge or threatened challenge asserting any such conflict, infringement, violation or misappropriation, and (c) to the Knowledge of Circuit City and FNANB, none of the Intellectual Property Rights are being infringed upon.

     SECTION 5.08.  Absence of Certain  Changes.  Except as set forth in Section
5.08 of the Seller Disclosure Schedule or as permitted by Section 7.01, since March 1, 2003 the Credit Card Business has been conducted in the ordinary course and there has not been:

     (a) any Account Agreement entered into, Account opened or Credit Card or Account number issued other than in the ordinary course of business and in compliance in all material respects with all Requirements of Law and the Account Guidelines;

     (b) any change in: (x) any financial accounting practices, policies or procedures (to the extent any such change would be binding on or otherwise affect the Credit Card Business or Purchaser following the Closing, in each case except to the extent contemplated by this Agreement and the Related Agreements, and except for any change in accounting practices, policies and procedures required by reason of a concurrent change in GAAP; (y) any collections, pricing, origination, charge-off, reaging, credit or underwriting practices, policies and procedures of FNANB with respect to the Accounts, or (z) in the servicing practices, policies and procedures of the Servicer with respect to the Receivables;

     (c) any creation or incurrence of any Lien (other than a Permitted Lien) on any Purchased Asset;

     (d) any change in the strategy of the Credit Card Business;

     (e) any sale, encumbrance, assignment or transfer of any assets or properties that would have been included in the Purchased Assets, other than (i) the transfer and assignment of the Receivables to the Trust, (ii) any such sale, encumbrance, assignment or transfer in the ordinary course of business consistent with past practice or (iii) Permitted Liens;

     (f) any amendment or termination of any material Assumed Contract or any Securitization Document or waiver of any rights thereunder, other than in the ordinary course of business consistent with past practice; or

     (g) any damage, destruction, or loss, whether or not covered by insurance, materially affecting either the Credit Card Business, the prospects thereof or the Purchased Assets.

     SECTION 5.09. Licenses and Permits. (i) All of the Seller Permits are valid and in full force and effect in every state in the United States where they are required under applicable law; (ii) none of Circuit City, FNANB or Tyler Funding is in default, and no condition exists that with notice or lapse of time or otherwise would constitute a default, under the Seller Permits; and (iii) except as set forth in Section 5.09(iii) of the Seller Disclosure Schedule, none of the Seller Permits shall be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby and by the Related Agreements.

     SECTION 5.10. Accounts and Receivables.

     (a) Each Account and each Receivable is in all material respects as described in the Master File and, when delivered to Purchaser, the Final Closing Tape; and, when delivered to Purchaser, the information contained in the Final Closing Tape will be correct in all material respects as of the Cut-Off Time.

     (b) FNANB has provided representative forms of Account Agreements to Purchaser in effect as of the date hereof. The terms of the Account Agreements have not been waived (other than on a case-by-case basis as reflected in the Books and Records in all material respects), impaired, altered or modified in any material respect by FNANB.

     (c) Each Account complies in all material respects with the applicable Account Agreement.

     (d) Each Account and each Receivable has been solicited, originated, created, maintained and serviced in compliance in all material respects with (i) the Account Guidelines, and (ii) all applicable Requirements of Law.

     (e) The Credit Card Business is operated as a part of the business of Sellers and under the control (as defined in Section 1.01) of Sellers. While Sellers rely on independent contractors to provide certain services and operations related to the Credit Card Business, all aspects of the Credit Card Business are ultimately managed solely by Sellers;

     (f) (i) All disclosures made in connection with the Accounts attributable to FNANB or Tyler Funding complied in all material respects with all applicable Requirements of Law as of the time made, and (ii) as of the date hereof, no Requirements of Law requires any supplemental disclosures which have not already been made in all material respects.

     (g) Except as set forth in Section 5.10(g) of the Seller Disclosure Schedule, each Account Agreement is the legal, valid and binding obligation of the Borrower, each other obligor thereon and FNANB and is enforceable in accordance with its terms against the Borrower except (i) as such enforcement may be subject to bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting the rights of creditors generally and by legal and equitable limitations on the enforceability of specific remedies and (ii) for the rights of Borrowers under 12 C.F.R.ss.226.12(c), 12 C.F.R. ss.226.13(d) and the Soldiers and Sailors Civil Relief Act and similar state laws.

     (h) The interest rates,  fees,  charges and minimum  payments in connection
with  the  Accounts  comply  in  all  material   respects  with  all  applicable
Requirements of Law and applicable Account Agreements.

     (i) All Account Agreements and Accounts are freely assignable by FNANB, no Account Agreement or Account requires the approval or consent of any Borrower or any other Person to effectuate the valid assignment of the same in favor of Purchaser.

     (j) FNANB has performed in all material respects its obligations required to be performed by FNANB under the Account Agreements and FNANB is not in default under, and no event has occurred with respect to FNANB's performance under the Account Agreements, which, with the lapse of time or action by a third party, would be reasonably likely to result in a default by FNANB under any such Account Agreements.

     (k) As of the date that a Receivable was transferred to the Trust, such Receivable was an Eligible Receivable.

     (l) Each and every Account was acquired or established and has been maintained in all material respects in compliance with all Requirements of Law and is not subject to any claim of usury or offset due to failure by FNANB to comply with any such Requirements of Law. Sellers' assignment, when executed and delivered in accordance with the terms of this Agreement, will (i) vest in the Purchaser all of the right, title and interest of Sellers in and to the Accounts free and clear of all Liens, other than Permitted Liens and (ii) constitute a valid assignment of the Accounts enforceable against all other Persons, including all creditors of and purchasers of Sellers. Except to the extent that the Accounts are or have been participated or securitized, Sellers have not previously assigned, sold, transferred, encumbered or permitted to exist any lien on, the Accounts, other than Permitted Liens.

     (m) Sellers have taken no action to impair Purchaser's rights in the Accounts or to prevent Purchaser from collecting the Receivables.

     (n) There has not been any reaging of any Accounts, including the classification of delinquent to current other than pursuant to and in accordance with Sellers' Reaging Policies and Requirements of Law.

     (o) All Accounts are with individuals, and no Accounts have been entered into with any corporation, partnership, association or other entity.

     (p) No Receivable is a "commercial loan," as that term is used in the Bank Holding Company Act.

     (q) There are no acts or practices, with respect to which refunds or restitutions on any Account may be required, of which Sellers have Knowledge or which has been cited in any compliance report relating to the Credit Card Business as a result of an examination or review by any Governmental Authority.

     (r) To Sellers' Knowledge, except for payment defaults, there is no default, breach, violation or event of acceleration existing under any Account and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration that would materially and adversely affect Purchaser's ability to collect any of the Accounts. Except for payment defaults and except in the ordinary course in accordance with Sellers' Account Guidelines, neither Seller has waived any default, breach, violation or event of acceleration with respect to the Accounts that would materially and adversely affect Purchaser's ability to collect any of such Accounts.

     (s) Sellers have applied their Charge-Off Practices in a manner consistent with prior practice in all respects during the twelve (12) months prior to the Cut-Off Time.

     (t) [INTENTIONALLY OMITTED]

     (u) To the extent Sellers have determined that a Borrower or Borrowers on an Account have filed for bankruptcy and the Borrower or Borrowers entered into a reaffirmation agreement related to the Account pursuant to applicable bankruptcy law and other Requirements of Law then each such reaffirmation agreement is enforceable in compliance with applicable bankruptcy law and applicable Requirements of Law and the reaffirmed

Account, and all reaffirmed amounts owing thereunder, are the legal, valid and binding obligations of the applicable Borrower enforceable in accordance with the terms of the reaffirmation agreement except (i) as such enforcement may be subject to bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting the rights of creditors generally and by legal and equitable limitations on the enforceability of specific remedies and (ii) for the rights of Borrowers under 12 C.F.R.ss.226.12(c), 12 C.F.R. ss.226.13(d) and the Soldiers and Sailors Civil Relief Act and similar state laws.

     (v) The Receivables are payable only in United States dollars. It is Sellers' policy to open Accounts only with individuals who, at the time such Account is opened, have a billing address inside a state, territory or dependency of the United States (including the District of Columbia) or the Commonwealth of Puerto Rico, or an APO or FPO military addresses.

     SECTION 5.11. Marketing Agreements. Except as set forth in Section 5.11 of the Seller Disclosure Schedule, there are and have been no Contracts, licenses, plans, arrangements or commitments to which Circuit City, FNANB or Tyler Funding is a party or by which such parties or any of the assets of the Credit Card Business are or were bound or obligated that relate to the marketing of any product or service to the Borrowers obligated on any Account or that relate to the Accounts, which in any such case are material to the Credit Card Business or would in any way be binding upon Purchaser.

     SECTION 5.12. Certain Contracts.

     (a) Sellers have made available and delivered true and complete copies of each material Assumed Contract.

     (b) Except as set forth in Section 5.12(b) of the Seller Disclosure Schedule, each Assumed Contract, is the legal, valid and binding obligation of FNANB or Tyler Funding, as the case may be, and, to the Knowledge of such Parties, of each other party thereto, enforceable in accordance with its terms subject to bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting the rights of creditors in general or the rights of creditors of depository institutions whose accounts are insured by the FDIC and by legal and equitable limitations on the enforceability of specific remedies. None of FNANB or Tyler Funding nor, to the Knowledge of such Parties, any other party, is in violation or default of any term of any such material Assumed Contract and, except as set forth in Section 5.12(b) of the Seller Disclosure Schedule, no condition or event exists which with the giving of notice or the passage of time, or both would constitute a violation or default by FNANB or Tyler Funding as the case may be, or any other party thereto or permit the termination, modification, cancellation or acceleration of performance of the obligations of such Party or any other party to any material Assumed Contract.

     SECTION 5.13. Securitization Matters; Trust.

     (a) The representations and warranties of Tyler Funding, as Transferor, and FNANB, as Servicer, in the Pooling and Servicing Agreement are true and correct.

     (b) The Series 2002-1 Certificates and the Series 2003-2 Certificates have been duly authorized and validly executed, issued and delivered and are entitled to the benefits provided by the Pooling and Servicing Agreement as supplemented by the Series 2002-1 Supplement or the Series 2003-2 Supplement, as applicable.

     (c) The Registration Statement was prepared and filed with the SEC in accordance with the provisions of the Securities Act and the rules and regulations of the SEC thereunder. The Registration Statement was declared effective by the SEC pursuant to the General Instructions of the Form on which it was filed.

     (d) As of its effective date, the Registration Statement conformed in all material respects to the requirements of the Securities Act and did not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representation shall not apply to any statement that has been modified or superseded by any statement in a subsequently filed document. As of their respective filing dates and as of the closing date for the related Outstanding Public Series, the final prospectus and the final prospectus supplement for each Outstanding Public Series conformed in all material respects to the requirements of the Securities Act and did not contain an untrue statement of any material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representation shall not apply to any statement that has been modified or superseded by any statement in a subsequently filed document.

     (e) The sale of the Purchased Assets by the Sellers and the purchase of the Purchased Assets and assumption of the Assumed Liabilities by the Purchaser, including the assumption by the Purchaser of the roles of Transferor and Servicer under the Pooling and Servicing Agreement, will not require the consent of any holders of the Outstanding Public Series.

     (f) Each of FNANB and Tyler Funding and, to the Knowledge of FNANB and Tyler Funding, each other party to any of the Securitization Documents has performed in all material respects each obligation to be performed by it under each of the Securitization Documents, including the filing of any financing statements, continuation statements or amendments under the UCC of each applicable jurisdiction with the appropriate filing offices. Each of the Securitization Documents to which FNANB, the Trust, or Tyler Funding is a party is in full force and effect and is a valid, binding and enforceable obligation of such Party and, to the Knowledge of FNANB and Tyler Funding, the other parties thereto, except as enforcement thereof may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and the rights of creditors of depository institutions whose accounts are insured by the FDIC and by legal and equitable limitations on the enforceability of specific remedies. True and complete copies of the Securitization Documents have been made available to Purchaser and there have been no amendments or modifications to the Securitization Documents made since the date such copies were made available to Purchaser.

     (g) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered as an investment company under the Investment Company Act of 1940, as amended.

     (h) No event or condition exists that is or with either notice or the passage of time would constitute a Series 2002-1 Early Amortization Event or a Series 2003-2 Early Amortization Event, and no event or condition exists that constitutes or is reasonably likely to constitute a Servicer Default or other similar event permitting the termination of the Servicer under the Securitization Documents. Assuming the consents and approvals referred to in
Section 5.04 are obtained and the Securitization Transfer Agreements and Required Securitization Amendments are validly executed and delivered by the parties thereto, the consummation of the transactions contemplated hereby will not cause the occurrence of any such early amortization event, Servicer Default, or other similar event, or any event that with either notice or the passage of time would constitute any such early amortization event, Servicer Default, or other similar event, nor shall such consummation or the receipt of such required consents in connection therewith trigger any requirement under any Securitization Document to fund an increase in any spread account, reserve account or similar account, or any draw on any such account under the terms of any Securitization Document or to otherwise increase any credit enhancement required under the Securitization Documents.

     (i) The Outstanding Series and the Exchangeable Transferor Certificate represent the entire interest in the Trust. Tyler Funding is the sole owner of the Securitization Retained Interests. The Trust is not, and will not be as a result of the transfer of the Purchased Assets, an association taxable as a corporation for federal income tax purposes.

     (j) There are no pending or, to the Knowledge of FNANB, threatened proceedings, stop orders, lawsuits, or administrative actions alleging violations of the Securities Act or the Exchange Act relating to the Trust or any Outstanding Series.

     (k) All contracts relating to the Outstanding Private Series will be completely terminated on or before the Closing Date. The Securitization Documents and the Tyler Funding Interest Rate Caps will constitute all of the contracts relating to the Trust to which the Trust is a party as of the Closing Date (after giving effect to the termination of the contracts relating to the Outstanding Private Series). The transfer of the Purchased Assets does not violate federal or state securities laws and is not a transaction required to be registered under the Securities Act.

     (l) No interests in the Trust have been issued since April 25, 2003 (it being understood that an increase in the Invested Amount of an Outstanding Private Series shall not constitute the issuance of an interest in the Trust for purposes of this paragraph).

     (m) The Exchangeable Transferor Certificate, the Series 2002-1 Retained Certificates and the Series 2003-2 Retained Certificates are valid, binding and enforceable obligations of the Trust, except as enforcement thereof may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors from time to time in effect.

     (n) The Trust qualifies as a qualifying special purpose entity under applicable accounting guidelines in effect on the date of this Agreement.

     SECTION 5.14. Effective Transfer. Except as set forth in Section 5.14 of the Seller Disclosure Schedule, FNANB or Tyler Funding collectively are the sole owners of and control good and marketable title to the Purchased Assets free and clear of any Liens (other than Permitted Liens). Upon consummation of the transactions contemplated by this Agreement at the Closing, including the execution and delivery of the documents to be delivered, at the Closing Purchaser or its permitted assigns shall be vested with good and marketable title in and to the Purchased Assets, free and clear of all Liens, except Permitted Liens, and the Securitization Transfer Agreements, when executed and delivered to Purchaser at the Closing, shall constitute a valid assignment of FNANB's interests in the Servicer Rights and in FNANB's and Tyler Funding's rights and, to the extent specified therein, obligations in the Securitization Documents and the Tyler Funding Interest Rate Caps enforceable against each of FNANB and Tyler Funding, upon the filing of the Financing Statements, against all other Persons. Sellers have taken no action to impair Purchaser's rights in the Purchased Assets or to prevent Purchaser from collecting the Receivables.

     SECTION 5.15. Ratings. None of the Rating Agencies has indicated that it has under surveillance or review its rating of any of the Outstanding Series and, to the Knowledge of Circuit City, FNANB and Tyler Funding, there exists no circumstance or condition reasonably likely to cause any rating of any of the Outstanding Series to be modified, qualified, lowered or placed under such surveillance.

     SECTION 5.16. Books and Records. The Books and Records with respect to the Accounts accurately reflect the terms and conditions of the Accounts. No third party has rights to use or market the information contained in the Books and Records and the Borrower List.

     SECTION 5.17. Exchange Act Reports. The Trust has filed with the SEC all forms, reports and other documents required to be filed by the Trust under the Exchange Act and the rules and regulations of the SEC thereunder (other than any such form, report or other document required to be filed with respect to Investor Certificates paid in full on or before the Closing Date)]. As of their respective filing dates, such forms, reports and other documents complied in all material respects with all applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, as modified by no-action positions of the SEC relating to credit card securitizations, and did not contain an untrue statement of any material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representation shall not apply to any statement that has been modified or superseded by any statement in a subsequently filed document. Sellers have been advised that the Class A Floating Rate Asset Backed Certificates, Series 2002-1, and the Class A Floating Rate Asset Backed Certificates, Series 2003-2, were owned, in each case at the conclusion of the offering of such certificates to the public, by 100 or more investors independent of the Trust and of one another. The Trust registered the Class A Floating Rate Asset Backed Certificates, Series 2002-1, under the Exchange Act within 120 days after the fiscal year of the Trust during which the offering of such certificates to the public occurred, and such registration has not been suspended or terminated.

     SECTION 5.18. Approval and Authorization. FNANB has received or given any and all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority of the United States or any state ("Authorizations") required to be obtained, effected or given by FNANB to originate, own and operate the Accounts. All Accounts have been properly accounted for and all payments or monies received by FNANB with respect to the payment of any Receivable have been properly applied. Each Account has been properly originated, maintained and serviced in all material respects solely by FNANB or TSYS in a manner consistent with any standard and customary practices utilized by prudent lenders engaged in the business of lending money through credit card accounts. Each Seller has received all Authorizations required to conduct the Credit Card Business as conducted by it and has conducted the Credit Card Business and operated each of the Purchased Assets owned by it at all times in compliance in all material respects with all such Authorizations. No Governmental Authority has placed any written restriction on the Credit Card Business or the Purchased Assets or Circuit City, FNANB, or Tyler Funding specifically with respect to the consummation of the transactions contemplated herein or in the Program Agreement. Circuit City, FNANB, and Tyler Funding are not in default under, and no event has occurred which with the lapse of time or action by a third party could result in a default under, the terms of any judgment, order, writ, decree, permit or license of any Governmental Authority.

     SECTION 5.19. Disclosure. No statement or description contained in any document provided or delivered by Circuit City, FNANB or Tyler Funding to Purchaser in connection with the series of transactions contemplated hereby set forth in Section 5.19 of the Seller Disclosure Schedule (the "Reviewed Documents"), as of the date of such statement or description, contained any untrue statement of a material fact, or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (i) in the case of an untrue statement of a material fact, neither Circuit City nor either Seller will be liable for any such untrue statement or alleged untrue statement made in a Reviewed Document to the extent such untrue statement or alleged untrue statement was corrected in a document subsequently provided or delivered by Circuit City, FNANB or Tyler Funding to Purchaser and (ii) in the case of an omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, neither Circuit City nor either Seller will be liable for any such omission or alleged omission to the extent such omission or alleged omission was rectified in another document provided or delivered by Circuit City, FNANB or Tyler Funding to Purchaser. Circuit City or FNANB has informed Purchaser, in writing, of any and all features, reward programs, benefits, enhancements, promotional rate programs, balance transfer programs, introductory rate strategies, and usage or activation strategies utilized by Circuit City or FNANB that remain in effect with respect to the Accounts, or which continue to affect any Account, as of the Cut-Off Time.

     SECTION 5.20. Insurance Contracts; Credit Protector Contracts.

     (a) Schedule 5.20 of the Seller Disclosure Schedule sets forth (i) each insurance agreement and arrangement maintained by Sellers or their Affiliates with any insurance agent, insurance company, or reinsurance company for the purpose of providing to Borrowers credit life, health, accident, disability, unemployment, or any other credit related insurance ("Insurance Contract") and (ii) each agreement with a Borrower relating to the cancellation of indebtedness upon the occurrence of certain triggering events ("Credit Protector Contract").

     (b) As of the Closing, complete and current copies of each Insurance Contract and Credit Protector Contract have been provided to Purchaser.

     (c) Neither Seller is in default, and no condition exists that with notice or lapse of time or otherwise would constitute a default with respect to either Seller, under any Insurance Contract or Credit Protector Contract.

     (d) Sellers are not subject to any Liabilities arising from any Insurance Contract or Credit Protector Contract other than (i) commitments or obligations arising under the terms and provisions of such agreement and (ii) Liabilities for which adequate reserves have been reflected in Circuit City's consolidated financial statements.

     SECTION 5.21. Card Processor. TSYS has been informed and is aware of the assumption of its agreement with FNANB by Purchaser. TSYS has indicated to FNANB that TSYS will cooperate and assist with the transition from FNANB to Purchaser.

     SECTION 5.22. Employee Benefit Plans; Employee Matters.

     (a) Section 5.22(a)-1 of the Seller Disclosure Schedule lists each Seller Benefit Plan. Section 5.22(a)-2 of the Seller Disclosure Schedule lists each Employment Agreement for any Business Employee, and any collective bargaining or similar agreements to which Circuit City or any of its Affiliates are party with any labor organization or union representing any of the Business Employees. Notwithstanding disclosure on Section 5.22(a)-2 of the Seller Disclosure Schedule, Purchaser shall not assume or be liable for any of Sellers' Employment Agreements.

     (b) With respect to each Seller Benefit Plan, FNANB has heretofore delivered or made available to Purchaser true and complete copies of the Seller Benefit Plans and any amendments thereto, and, with respect to the Circuit City Savings Plan, a copy of the most recent annual report on Internal Revenue Service Form 5500, a copy of the most recent summary plan description (including supplements) required under ERISA with respect thereto, a copy of any related trust or other funding vehicle documents and the latest financial statements thereof, the most recent reports or summaries required to be filed or disclosed under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service.

     (c) Each of the Seller Benefit Plans (i) is in compliance in all material respects with the applicable provisions of ERISA, the Code, and all other applicable laws and (ii) has been administered, operated and managed in accordance with its governing documents. Each Seller Benefit Plan which is intended to be "qualified" within the meaning of Code section 401(a) has received a favorable determination letter to such effect from the Internal Revenue Service, which has not been revoked, and no event has occurred and no condition exists that could reasonably be expected to cause or result in the revocation of such determination letter. None of Circuit City, FNANB or Tyler Funding has engaged in any "prohibited transaction" (as defined in section 4975 of the Code or Section 406 of ERISA), which could subject any of the Seller Benefit Plans or their related trusts, Circuit City, FNANB or Tyler Funding, any of their subsidiaries or any person that such entities have an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. Any Seller Benefit Plan previously terminated by Circuit City, FNANB or Tyler Funding, or any ERISA affiliate was terminated in accordance with its terms and all applicable law, including ERISA and the Code.

     (d) No liability under Title IV of ERISA or under Section 302 of ERISA has been incurred by Circuit City or any ERISA Affiliate (including FNANB) that has not been satisfied in full.

     (e) FNANB has delivered to Purchaser a true and complete copy of the master Business Employee database (or one or more similar databases) which list includes the following information (or equivalent information) as of the most recent practicable date with respect to each Business Employee (other than any seasonal employee): (i) date of hire and effective service date, (ii) job title or position held, (iii) Fair Labor Standards Act status, (iv) base salary or current wages and target bonus, (v) to the extent available, scheduled salary increase date and anticipated amount, (vi) to the extent available, most recent performance ratings and/or other performance data, salary increase and bonus,
(vii) employment status (i.e., active or on leave, short-term disability or long-term disability and full-time, part-time or reduced schedule), indicating for any employees on any leave the anticipated return to work date, if known, and (viii) for Business Employees on or requiring employer-sponsored work authorization, the type of authorization and expiration date. FNANB shall provide an update to this information to Purchaser as soon as possible after the date of this Agreement and shall provide a subsequent update seven (7) business days prior to the Closing Date. References in this Agreement to "seasonal employees" shall mean employees hired by FNANB to address peak periods in its business.

     (f) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to the Knowledge of Sellers, no set of circumstances exists which may reasonably give rise to a claim (other than claims for benefits in the ordinary course) or lawsuit, against the Seller Benefit Plans, any fiduciaries thereof with respect to their duties to the Seller Benefit Plans or the assets of any of the trusts under any of the Seller Benefit Plans which could reasonably be expected to result in any material liability of Circuit City to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any multi-employer plan, any Seller Benefit Plan, any participant in a Seller Benefit Plan, or any other person.

     (g) With respect to the Business Employees, no labor organization or group of employees of any Seller currently represents or has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority.

     SECTION 5.23. Taxes.

     (a) All Tax Returns required to have been filed by or with respect to the Credit Card Business, Tyler Funding, the Purchased Assets, or the Trust (or their respective assets) have been filed on a timely basis, and (ii) all Taxes shown to be due on such Tax Returns have been paid. All such Tax Returns were true, correct and complete in all material respects.

     (b) Except as set forth in Section 5.23(b) of the Seller Disclosure Schedule, (i) no written notice has been received of any deficiencies for Taxes claimed, proposed or assessed by any Governmental Authority with respect to the Credit Card Business, Tyler Funding, the Purchased Assets, or the Trust (or their respective assets) for which Circuit City, FNANB, Tyler Funding, or the Trust may have any Liability; (ii) no Governmental Authority has proposed in writing to commence an audit, suit, proceeding, investigation, claim or administrative proceeding for or relating to any liability in respect of any such Taxes and, to the Knowledge of Circuit City, FNANB and Tyler Funding, none is pending currently; (iii) there are no outstanding written agreements or waivers extending the statutory period of limitations applicable to any Tax Returns required to be filed with respect to the Trust, nor is any request for any such agreement or waiver pending; (iv) no amounts are or will be due from the Trust under any tax-sharing or tax-allocation agreement; (v) the Trust has not received a ruling from any Governmental Authority relating to Taxes; (vi) no closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to the Trust, and (vii) to the best of Sellers' Knowledge, Sellers have received no oral advice or other communication with respect to any matter referenced in clause (i), (ii), or (iii) of this Section 5.23(b).

     (c) It is  agreed  and  understood  by the  parties  that  except  for  the representations and warranties contained in this Section 5.23, no representations or warranties are made by Circuit City, FNANB, Tyler Funding or their respective Affiliates, including any member of the Circuit City Affiliated Group or the Circuit City Group, relating to Taxes.

     (d) Nothing in this Section 5.23 shall cause Circuit City, FNANB, Tyler Funding, or any successors in interest thereto, including any member of the Circuit City Affiliated Group or the Circuit City Group, to be liable for any Taxes for which Circuit City, FNANB, Tyler Funding or any successors-in-interest thereto are not expressly liable pursuant to Article VIII.

     SECTION 5.24. Insurance. Circuit City, FNANB and Tyler Funding maintain insurance policies and fidelity bonds (including financial institutions bond, property and casualty insurance and workers' compensation insurance) related to the Credit Card Business of the type and in amounts customarily carried by persons conducting similar businesses; provided, however, that Tyler Funding does not maintain professional liability errors and omissions insurance. None of such Parties has any Knowledge of any threatened termination of or material alteration of coverage under any of such policies or bonds.

     SECTION 5.25. Finders or Brokers. None of FNANB or any of its Affiliates has agreed to pay any fee or commission to any agent, broker, finder, or other Person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby that would give rise to any valid claim against Purchaser for any brokerage commission or finder's fee or like payment.

     SECTION 5.26. Leased Real Property. (a) Schedule 1.01-3 sets forth the address or other description of each parcel of Leased Real Property. True, correct and complete copies of Sellers' real estate files for the Leased Real Property have been provided. There are no Contracts for the Leased Real Property that are not contained within the real estate files which would increase the obligations or decrease the rights of Sellers in respect of the Leased Real Property. With respect to the Leases for each Leased Real Property: (i) there are no disputes with respect to such Lease; (ii) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full; (iii) the Sellers do not owe any brokerage commissions or finder's fees with respect to such Lease; (iv) the Sellers have not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; (v) the Sellers have not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (vi) there are no Liens on the estate or interest created by such Lease except for Permitted Liens.

     (b) To the Knowledge of Circuit City, FNANB and Tyler Funding, (i) all Improvements are in reasonably good condition and repair and sufficient for the operation of the Credit Card Business, as currently conducted, subject to reasonable wear and tear, and (ii) there are no facts or conditions affecting any of the Improvements which would interfere in any respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Credit Card Business, as currently conducted.

     SECTION 5.27. Substantially All Assets. The sale of the Purchased Assets to Purchaser constitutes a transfer of each Seller's properties and assets "substantially as an entirety" for purposes of Section 7.2 (in the case of Tyler Funding) and Section 8.2 (in the case of FNANB) of the Pooling and Servicing Agreement.

     SECTION 5.28. Environmental Matters. (i) The Purchased Assets are and have been in compliance with all Environmental Laws; (ii) no judicial or administrative proceedings are pending or, to the Knowledge of Circuit City, FNANB and Tyler Funding, threatened against Circuit City, FNANB or Tyler Funding relating to the Purchased Assets, including the Leased Real Property, that allege the violation of or seek to impose Liability pursuant to any Environmental Law and, there are no investigations pending or, to the Knowledge of Circuit City, FNANB and Tyler Funding, threatened against Circuit City, FNANB or Tyler Funding with respect to the Purchased Assets, including the Leased Real Property, which in any case could give rise to Environmental Losses; (iii) to the Knowledge of Circuit City, FNANB and Tyler Funding, there are no facts, circumstances or conditions relating to, arising from or attributable to the Purchased Assets, including the Leased Real Property, that are reasonably likely to give rise to Environmental Losses; and (iv) Circuit City, FNANB and Tyler Funding have provided Purchaser with copies of all environmentally related audits, assessments, studies, reports, analyses and results of investigations related to the Purchased Assets, including any Leased Real Property, that are in the possession, custody or control of Circuit City, FNANB and Tyler Funding. There are no pending, or to the Knowledge of Circuit City, FNANB and Tyler Funding threatened, investigations, actions, proceedings or claims of whatsoever nature arising under any Environmental Law involving the Purchased Assets, including the Leased Real Property.

     SECTION 5.29. Financial Ability to Perform. Each of Circuit City, FNANB, and Tyler Funding is fully capable from a financial standpoint of performing its obligations under this Agreement and the Related Agreements and has no Knowledge of any facts, circumstances or conditions that could reasonably be expected to render such Party financially incapable of performing its obligations under this Agreement or the Related Agreements.

     SECTION 5.30. No Pending Change of Control. As of the date of this Agreement, Circuit City has not executed any agreements, or entered into any negotiations or discussions with any third party, that, if completed, would result in a Change in Control (as defined in the Program Agreement) of Circuit City on or after the date of this Agreement.

     SECTION 5.31. No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including the Exhibits hereto and Schedules hereto and thereto), none of Circuit City, FNANB nor any agent, Affiliate, officer, director, employee or representative of any such Parties, nor any other Person, makes or shall be deemed to make any representation or warranty to Purchaser. Purchaser shall only be entitled to rely on the representations, warranties or statements that are expressly set forth herein and Purchaser will not have any right or remedy arising out of any other representation, warranty, or statement.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Except as set forth in the Purchaser Disclosure Schedule, Purchaser represents and warrants to each of Circuit City, FNANB and Tyler Funding as of the date hereof and as of the Closing Date (or as of such other date as may be expressly provided in any representation or warranty), as set forth below. Information disclosed in any section of the Purchaser Disclosure Schedule shall be deemed to be disclosed with respect to such other sections of this Agreement or the Purchaser Disclosure Schedule to which such disclosure shall reasonably pertain in light of the form and substance of the disclosure made.

     SECTION 6.01. Organization. Purchaser is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America. Purchaser has all requisite corporate power and authority to own, lease and operate its property as now operated. Purchaser has all requisite corporate power and authority to own the Purchased Assets and to carry on the Credit Card Business in a manner similar to that currently conducted and, as of the Closing Date.

     SECTION 6.02. Authority; Validity. Purchaser has all necessary corporate power and authority to enter into this Agreement and the Related Agreements and to perform all of the obligations to be performed by it under this Agreement and the Related Agreements. The making, execution, delivery, and performance of this Agreement and the Related Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This

Agreement has been, and as of the Closing Date the Related Agreements will be, duly and validly executed and delivered by Purchaser. Assuming the due authorization, execution, and delivery by each of Circuit City, FNANB and Tyler Funding that is a party hereto and thereto, each of this Agreement and the Related Agreements will constitute the valid and binding obligations of Purchaser enforceable against it in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, the rights and obligations of receivers and conservators of insured depository institutions under 12 U.S.C. ss.1821(d) and (e), and other laws relating to or affecting creditors' rights generally and by general equity principles.

     SECTION 6.03. Conflicts; Defaults. Assuming the consents and approvals referred to in Section 6.04 are obtained and the Securitization Transfer Agreements and Required Securitization Amendments are validly executed and delivered by the parties thereto, neither the execution and delivery of this Agreement and the Related Agreements by Purchaser, nor the consummation of the transactions contemplated hereby or thereby by such Parties, will violate, conflict with, result in the breach of, constitute a default under, be prohibited by, require any additional approval under, accelerate the performance required by, require the assumption of, give any third party the right to terminate, or result in any other change, right or obligation or the loss of a benefit under (x) any terms, conditions, or provisions of Purchaser's organizational documents or bylaws, (y) any mortgage, indenture, deed of trust, loan or credit agreement or other material agreement or instrument to which Purchaser is now a party or by which it is bound, or (z) any Requirement of Law applicable to Purchaser, other than, in the case of clauses (y) and (z).

     SECTION 6.04. Approvals. Subject to Section 7.07 (and except any required filings pursuant to the HSR Act and Bank Merger Act and any related approvals), no notices, approvals, reports or other filings are required to be made by Purchaser, nor are there any consents, registrations, approvals, permits, or other authorizations required to be obtained by Purchaser from, any Governmental Authority or other third party in order for such Parties to execute or deliver this Agreement, the Related Agreements, or the Securitization Transfer Agreements or to consummate the transactions contemplated hereby and thereby. To the Knowledge of Purchaser, there are no facts, events, circumstances or conditions relating to Purchaser or any of its Affiliates now in existence or reasonably likely to exist prior to the Closing, which facts, events, circumstances or conditions could reasonably be expected to result in the imposition of an Unreasonable Condition by any applicable Governmental Authority.

     SECTION 6.05. Litigation. There is no action, suit, proceeding, claim or other litigation pending, or any investigation by any Governmental Authority pending or, to the Knowledge of Purchaser, any action, suit, proceeding, claim or other litigation or governmental investigation threatened, against Purchaser or any of its Affiliates (i) with respect to the transactions contemplated by this Agreement or (ii) which, if adversely decided would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. There are no judgments, injunctions, writs, orders or decrees binding upon Purchaser or any of its Affiliates that (i) would reasonably be expected to prevent the consummation of the transactions contemplated hereby, or (ii) would adversely affect the conduct of the Credit Card Business by Purchaser in any material respect. No audit, investigation, inspection, or other review or inquiry by any Governmental Authority concerning or involving the Purchaser conducted since January 1, 2003 has reported any material violation by Purchaser of any material Requirement of Law.

     SECTION 6.06. Compliance with Requirements of Law. Except as set forth in the Purchaser Disclosure Schedule, Purchaser is in compliance in all material respects with all applicable Requirements of Law relating to or in any way affecting its credit card business. Since January 1, 2003, Purchasers have not
(i) violated in any material respect any Requirements of Law relating to its credit card business or (ii) received any written or, to the Knowledge of Purchaser, oral notice from (and otherwise do not have any Knowledge of) any Governmental Authority that alleges any material noncompliance (or that Purchaser is under investigation by any such Governmental Authority for such alleged noncompliance) with any Requirements of Law relating to its credit card business.

     SECTION 6.07. Licenses and Permits. Except as set forth in the Purchaser Disclosure Schedule: (i) the Purchaser Permits are valid and in full force and effect in every state in the United States where they are required under applicable law; (ii) Purchaser is not in default, and no condition exists that with notice or lapse of time or otherwise would constitute a default, under the Purchaser Permits; and (iii) none of the Purchaser Permits shall be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby and by the Related Agreements.

     SECTION 6.08. Financial Ability to Perform. Purchaser is fully capable from a financial standpoint of performing its obligations under this Agreement and the Related Agreements and has no Knowledge of any facts, circumstances or conditions that could reasonably be expected to render it financially incapable of performing its obligations under this Agreement or the Related Agreements. Purchaser has and will at the Closing have cash, cash equivalents, available lines of credit, or other sources of immediately available funds readily available, or commitments to obtain such cash, cash equivalents, or such other sources funds, sufficient to enable Purchaser to purchase the Purchased Assets on the Closing Date, and to pay all fees and expenses incurred by Purchaser related thereto.

     SECTION 6.09. VISA Member. Purchaser is qualified to participate in, and is a member in good standing of, the VISA credit card program.

     SECTION 6.10. Servicing Qualifications. Purchaser is, or as of the Closing will be, qualified to service the Accounts in all jurisdictions where such qualification is necessary, in accordance with all Requirements of Law.

     SECTION 6.11. Finders or Brokers. Purchaser has not agreed to pay any fee or commission to any agent, broker, finder, or other Person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby which would give rise to any valid claim against Circuit City, FNANB, Tyler Funding, or their respective Affiliates for any brokerage commission or finder's fee or like payment.

     SECTION 6.12. No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including the Exhibits hereto and

     Schedules hereto and thereto), neither Purchaser nor any agent, Affiliate, officer, director, employee or representative of Purchaser, nor any other Person, makes or shall be deemed to make any representation or warranty to Circuit City, FNANB or Tyler Funding. Circuit City, FNANB and Tyler Funding shall only be entitled to rely on the representations, warranties or statements that are expressly set forth herein and Circuit City, FNANB and Tyler Funding will not have any right or remedy arising out of any other representation, warranty, or statement.

                                  ARTICLE VII
                                    COVENANTS

     SECTION 7.01. Preservation of Credit Card Business.  Except as set forth on
Section 7.01 of the Seller Disclosure Schedule, from the date of this Agreement and continuing until the Closing Date, Circuit City, FNANB and Tyler Funding shall, and shall direct their respective agents, to:

         (i) maintain and service the Accounts in substantially the same manner as currently maintained and serviced and in accordance with the Account Guidelines,

         (ii) maintain and service the Accounts in compliance in all material respects with applicable Requirements of Law;

         (iii) preserve intact the business operations and use commercially reasonable efforts to preserve relationships with third parties, in accordance with their terms, relating to the Credit Card Business;

         (iv) follow substantially the same practices and standards, including collection practices and accounting practices for charge-offs (including the sale of charged-off Receivables in the ordinary course of business consistent with past practices), to the extent that any change in such accounting practices and standards would be binding on or otherwise affect the Credit Card Business or the Purchaser following the Closing, as in effect on the date hereof;

         (v) not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, make any change to the Account Guidelines except as required by law, safe or sound banking practices or the Operating Regulations. Circuit City, FNANB and Tyler Funding shall, and shall direct their respective agents to, post all payments received prior to the Cut-Off Time to the applicable Account as of the Cut-Off Time;

         (vi) not, except as required by law or with the prior written consent of Purchaser, enter into any employment arrangements, severance agreements, bonus or similar agreements or increase the rates of compensation payable or to become payable to any Business Employee; provided, however, Sellers may (i) enter into new or modify existing severance or retention agreements to the extent payable by Circuit City or Sellers and payable only with respect to a Business Employee's continued employment to the Closing Date with Purchaser's prior consent, which shall not be unreasonably withheld,
     (ii) make regularly scheduled salary or wage increases or promotional increases consistent with past practices and (iii) hire seasonal employees in the ordinary course of business consistent with past practices with Purchaser's prior consent, which shall not be unreasonably withheld;

         (vii) use commercially reasonable efforts to keep available the services of the Business Employees consistent with the terms and provisions of the retention policy attached hereto as Exhibit P (however, Circuit City, FNANB and Tyler Funding shall bear any retention costs);

         (viii) not effectuate any reaging of Accounts inconsistent with Sellers' Reaging Policies other than as permitted by Sellers' operating procedures in effect as of the date of this Agreement;

         (ix) not encumber sell, assign, lease or otherwise transfer or dispose of the Purchased Assets, other than (i) the transfer and assignment of the Receivables to the Trust (ii) any such sale, encumbrance, assignment or transfer in the ordinary course of business consistent with past practice or (iii) Permitted Liens;

         (x) not to communicate with Cardholders except in the ordinary course of business; and

         (xi) not market any reduced rate to Cardholders without the prior written consent of Purchaser, which consent shall not be withheld subject to Purchaser's commercially reasonable discretion, other than (1) promotional financing plans of the types identified without an asterisk in
     Exhibit 2.6(c) to the Program Agreement and (2) a 24-month no interest/no payment promotion scheduled for March 2004 (the "March Promotion"); provided that the Purchase Price to be paid at Closing shall be reduced in an amount, if any, equal to the product of (y) 4.5% times (z) the incremental amount of aggregate sales under the March Promotion in excess of $20 million. It is understood that with respect to any promotional financing programs (other than the promotional financing plans described in clauses (1) and (2) above) to which Purchaser consents, the Purchase Price to be paid at Closing shall be reduced in an amount agreed by the Parties in their commercially reasonable discretion.

     SECTION 7.02. Preservation of Accounts. From the date of this Agreement and continuing until the Closing Date, Circuit City, FNANB and Tyler Funding shall:
(i) other than in accordance with the Receivables Purchase Agreement and the Pooling and Servicing Agreement, not sell, assign, transfer or pledge, any Account without the prior written consent of Purchaser; (ii) not take any action with respect to the Accounts that will impair any rights of Circuit City, FNANB or Tyler Funding, and shall not amend any Account Agreement other than on a per customer basis in accordance with the Account Guidelines; and (iii) comply in all material respects with the terms and conditions of the Account Agreements, as then in effect.

     SECTION 7.03. Reasonable Access.

     (a) From the date hereof to the Closing, subject to applicable Requirements of Law, (i) each of Circuit City, FNANB and Tyler Funding will permit Purchaser and its representatives to have full access, during regular business hours and upon reasonable advance notice for purposes reasonably consistent with this Agreement, to their respective properties, premises, facilities, employees and representatives and books and records, including all computer tapes and similarly stored data, but only to the extent that such access does not unreasonably interfere with the business of Circuit City, FNANB, Tyler Funding or their respective Affiliates and only to the extent related to the transactions contemplated by this Agreement or by the Related Agreements and
(ii) each of Circuit City, FNANB and Tyler Funding shall direct their respective employees, agents and representatives and shall cause the employees, agents and representatives of their Affiliates, to cooperate fully with Purchaser and its representatives; provided, however that, in each case, Purchaser, its Affiliates and their respective representatives shall comply with the confidentiality obligations contained herein; provided, further, that the foregoing shall not
(i) require Circuit City or any of its Affiliates to permit any inspection, or to disclose any information, that (x) would result in the disclosure of any trade secrets of third parties, or any trade secrets of Circuit City, FNANB, Tyler Funding or of any of their respective Affiliates, or (y) violate any obligations of Circuit City, FNANB or Tyler Funding, or their respective Affiliates, to any third party with respect to confidentiality; or (ii) require any disclosure by Circuit City, FNANB or Tyler Funding or any of their respective Affiliates, that would reasonably be expected, as a result of such disclosure, and in the opinion of counsel, to have the effect of causing the waiver of any attorney-client privilege.

     (b) To the fullest extent not prohibited by Requirements of Law, in furtherance of the terms of Section 7.03(a) and subject to the provisos set forth therein, from the date hereof to the Closing Date, (i) senior officers of the Credit Card Business and of the credit card business of Purchaser shall meet on a regular basis (no less than bi-weekly) to review the financial performance and operational affairs of the Credit Card Business to achieve an orderly integration of the Credit Card Business by Purchaser as of the Closing, and (ii) no later than ten (10) Business Days from the date hereof, Sellers and Purchaser shall each appoint three officers with knowledge of, and experience, in, the credit card business to comprise a transition team (the "Transition Team") which shall meet on a regular basis to discuss and implement reasonable steps necessary to achieve an orderly integration of the Credit Card Business by Purchaser as of the Closing and to attempt to minimize Purchaser's reliance on interim services from Sellers following the Closing. The Transition Team shall negotiate in good faith the terms of the Transition Services Agreement which shall incorporate the terms and provisions set forth on Exhibit G, pursuant to which Sellers and their respective Affiliates shall provide to Purchaser and its Affiliates all interim services as are necessary, including the provision of services provided by third parties under certain Contracts that are Retained Assets, in combination with the Purchased Assets, the Business Employees and the rights of Purchaser to conduct the Credit Card Business in substantially the same manner as it will be conducted immediately prior to the Closing.

     (c) Following the Closing, the terms and conditions of the Program Agreement shall govern the access rights of the Parties hereto.

     SECTION 7.04. Confidentiality.

     (a) All information furnished by a Party (the "Protected Party") to another Party (the "Receiving Party") in connection with this Agreement and the transactions contemplated hereby shall be received in confidence and kept confidential by such other Party, and shall be used by it only in connection with this Agreement and the transactions contemplated hereby, except to the extent that such information: (i) is already lawfully known to such other party when received; (ii) thereafter becomes lawfully obtainable from other sources other than as a result of disclosure by such other Party; (iii) is required to be disclosed to VISA or to a Governmental Authority having authority over such Party; (iv) is disclosed to its auditors or counsel (each of whom the disclosing Party shall cause to use commercially reasonable efforts to keep such information confidential and to use the same only in connection with this Agreement) or is required to be disclosed strictly on a need to know basis to its lenders, investors, or rating agencies; or (v) is required by law, regulation or court order to be disclosed by such other party; provided, however; that prior notice of such disclosure (other than to its Affiliates, auditors, counsel, rating agencies or lenders) has been given to the Protected Party, when legally permissible, and that the Party which is required to make the disclosure uses commercially reasonable efforts to provide sufficient notice to permit the Protected Party to take legal action to prevent the disclosure. In protecting such information from disclosure, the Receiving Party shall use at least the same level of care that it uses to protect its own proprietary information, but in no event shall the Receiving Party use less than reasonable care in taking security measures to protect the information. If the transactions contemplated by this Agreement shall fail to be consummated, such other Party, at the request of the Protected Party, shall as soon as practicable cause all originals and copies of documents or extracts thereof containing all information and data furnished by the Protected Party to be returned to the Protected Party or destroyed and shall cause an officer to so certify to the Protected Party. Notwithstanding the foregoing, each Party may retain one copy of the confidential information subject to the terms hereof with its general counsel solely for the purpose of dealing with claims arising under this Section 7.04. This Section 7.04 shall survive any termination of this Agreement. Following the Closing, if there is any conflict between the terms of this Section 7.04(a) and the terms of the Program Agreement, the terms of the Program Agreement shall govern.

     (b) Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each Party (and each employee, representative, or other agent of such Party) is permitted to disclose the Tax Treatment and Tax Structure (as such terms are hereinafter defined) of the transaction contemplated by this Agreement (including all materials of any kind, including opinions and other tax analyses, to the extent such materials relate solely to such Tax Treatment and Tax Structure); provided, however, that such disclosure may not be made until the earlier of (i) the date of the public announcement of discussions relating to this transaction; (ii) the date of the public announcement of this transaction; or (iii) the date of the execution of this Agreement to enter into this transaction. In addition, each Party's ability to consult any tax advisor (including a tax advisor independent from all other entities involved in the transaction) regarding the Tax Treatment or Tax Structure of the transaction contemplated hereby is not limited in any way. For purposes of this provision, "Tax Treatment" means the purported or claimed state or Federal income tax treatment of the transaction contemplated by this Agreement and "Tax Structure" means any fact that may be relevant to understanding the Tax Treatment. For this purpose, disclosure is limited to any statements or information relating to the U.S. state or federal income tax treatment or tax structure of the transaction and does not include any other information furnished by any Party to another Party in connection with this Agreement and the transactions contemplated hereby.

     SECTION 7.05. Books and Records. Each Party hereto shall preserve and keep all books and records and all information relating to the accounting, business, and financial affairs that are retained by FNANB or its Affiliates or obtained by Purchaser or its Affiliates hereunder, as the case may be, which information relates to the Purchased Assets, the Assumed Liabilities or the Credit Card Business, for a reasonable period (three (3) years or such longer period set forth in Exhibit R) after the Closing Date, or for any longer period (i) as may be required by any Governmental Authority and (ii) as may be reasonably necessary with respect to the prosecution or defense of any audit or other legal action that is then pending or threatened and with respect to which the requesting Party has notified the other Parties as to the need to retain such books, records or information. Each Party shall allow the other Parties reasonable access to such Books and Records and the right to make copies thereof at reasonable times upon reasonable notice and shall provide, upon reasonable notice, copies thereof if such Books and Records are required in connection with any claim or proceeding in which such Party is involved, provided, however, that this Section 7.05 shall not require any Party to provide such access or copies to another Party with respect to any claims or proceedings of one Party against another Party. Commencing on the Closing Date, the Books and Records shall be the property of Purchaser; provided that Circuit City, FNANB, Tyler Funding or their Affiliates may retain possession of such copies thereof as may be required to meet legal, regulatory, tax, accounting and auditing requirements and with respect to the prosecution or defense of any audit or other legal action and may use such copies solely for those purposes. Except for any Books and Records that Circuit City, FNANB, Tyler Funding or their Affiliates cannot reasonably segment from books and records relating to the credit card accounts not being sold to Purchaser hereunder, Circuit City, FNANB, Tyler Funding and their Affiliates will make the Books and Records available for delivery to Purchaser on the Closing Date. If the Books and Records delivered by Circuit City, FNANB, Tyler Funding or their Affiliates contain information on accounts not being sold to Purchaser hereunder, Purchaser shall comply with the confidentiality provisions contained herein with respect to such information and shall not use such information for any purpose.

     SECTION 7.06. Publicity; Press Releases. Except as may be required by any Requirement of Law, neither Circuit City, FNANB, Tyler Funding, Purchaser nor any of their respective Affiliates, subsequent to the date hereof and continuing after the Closing Date, shall issue a press release or make any public announcement or statement related to the transactions contemplated hereby, this Agreement, or the financial terms hereof without the prior consent of the other Parties hereto, which consent shall not be unreasonably withheld or delayed. Circuit City, FNANB, Tyler Funding, and Purchaser agree, to the extent possible and legally permissible, to notify and consult with such other Parties at least 48 hours in advance of filing any notice required by any Requirement of Law. This Section 7.06 shall survive any termination of this Agreement.

     SECTION 7.07. Delivery of Required Securitization Amendments and Securitization Transfer Agreements; Exchange Act Registration. Circuit City, FNANB and Tyler Funding shall cause the Required Securitization Amendments and the Securitization Transfer Agreements to be executed by the parties thereto on or before the Closing Date. Purchaser shall reasonably cooperate with Circuit City, FNANB and Tyler Funding in connection therewith. FNANB, Tyler Funding and Purchaser shall cause the Trust to file any and all SEC documents relating to the Required Securitization Amendments and the

Securitization Transfer Agreements within the appropriate time after the effectiveness thereof. The costs associated with the preparation and filing of such SEC documents shall be borne by the Party that is required to make such filing. Purchaser shall be primarily responsible for any and all such filings (and any related certifications to the SEC) after Closing; provided, however, that FNANB shall provide to Purchaser on the Closing Date (i) a certification, substantially in the form of Exhibit K attached hereto, with respect to periods commencing after February 29, 2004 and ending prior to the Closing Date and (ii) a certification, substantially in the form of Exhibit Q attached hereto, with respect to the period from and including the first day of the Closing Month to but excluding the Closing Date. Sellers shall cause the Class A Floating Rate Asset Backed Certificates, Series 2003-2, to be registered under the Exchange Act on or before the Closing Date.

     SECTION 7.08. Advice of Changes. From the date hereof to the Closing Date, Circuit City, FNANB and Tyler Funding, on the one hand, and Purchaser, on the other hand, shall promptly advise the other in writing upon acquiring Knowledge of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement or of any fact which, if existing or known at the date hereof, would have made any of the representations of such Party contained herein untrue in any material respect. No such information shall impact any representation or warranty made as of the date hereof of the Party disclosing such information or any rights or remedies available to the Party receiving such information in connection with any breach of any representation or warranty; provided, however, that a breach of this
Section 7.08 shall not be considered for purposes of determining the satisfaction of the closing conditions set forth in Article IX or give rise to a right of termination under Article XI if the underlying breach or breaches with respect to which a Party failed to give notice would not result in the failure of the closing conditions set forth in Article IX or would not result in the ability of any non-breaching Party to terminate this Agreement under Article XI, as the case may be.

     SECTION 7.09. Efforts; Filings.

     (a) Subject to the terms and conditions of this Agreement, each of Circuit City, FNANB, Tyler Funding, and Purchaser shall use its Reasonable Best Efforts to take, agree to take, or cause to be taken, any and all actions and to do, or cause to be done, any and all things necessary, proper or advisable under Requirements of Law or otherwise, so as to, as promptly as practicable: (i) permit consummation of the purchase of the Purchased Assets and the assumption of the Assumed Liabilities and (ii) otherwise enable consummation of the transactions contemplated by this Agreement, the Related Agreements and the Securitization Transfer Agreements, and each shall, and shall cause its respective Affiliates to, cooperate fully to that end. As used in this Section 7.09, "Reasonable Best Efforts" shall be deemed to include promptly agreeing to take, taking, or causing to be taken any and all actions required by any Governmental Authority, including the U.S. Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, or any state attorney general, or any state insurance regulator, to the extent necessary to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable, so long as such actions are expressly conditioned on the Closing of the transactions contemplated by this Agreement; provided, that such actions do not result and would not reasonably be likely to result in (i) an Unreasonable Condition or (ii) a divestiture, change in business practice, modification of business model, or entry into a consent decree or similar accord with a Governmental Authority which the applicable Party shall determine, in its sole discretion, not to be in its best interests.

     (b) As promptly as practicable but in no event later than fifteen (15) Business Days after the date of this Agreement, if and to the extent required under the HSR Act or the Bank Merger Act, Circuit City, FNANB, Tyler Funding, and Purchaser shall prepare and file all documents and notifications with the Federal Trade Commission and the U.S. Department of Justice, or with the applicable banking Governmental Authorities, as are required to comply with the HSR Act or the Bank Merger Act, and the rules and regulations promulgated thereunder. Purchaser, with the good faith cooperation of Circuit City, FNANB and Tyler Funding, shall use its Reasonable Best Efforts to take or cause to be taken as promptly as practicable all such additional actions as may be necessary to obtain such prior approval. Each Party shall file with the OCC any report that is required to be filed by it with the OCC periodically, including any report that is required to be filed pursuant to 12 U.S.C. ss. 161, as of the date hereof. The Parties shall cooperate with each other in good faith in the preparation and coordination of all such filings and responses, and shall do, or cause to be done, all things and take, or cause to be taken, all actions required to obtain the prompt termination of any waiting period thereunder.

     (c) Without limiting the foregoing, each of Circuit City, FNANB, Tyler Funding, and Purchaser agrees to use its commercially reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, clearances, approvals and authorizations of all Governmental Authorities and other Persons (including, if applicable, the Card Association and TSYS) necessary to consummate the transactions contemplated by this Agreement, the Related Agreements and Securitization Transfer Agreements as promptly as practicable. In connection with effecting any such filing or obtaining any such permit, consent, clearance, approval or authorization necessary to consummate the transactions contemplated by this Agreement, the Related Agreements and Securitization Transfer Agreements, each of such Parties shall, subject to applicable law, (i) permit counsel for the other Parties to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority, and (ii) provide counsel for the other Parties with copies of all filings made by such Party, and all correspondence between such Party (and its advisors) with any Governmental Authority and any other information supplied by such Party and such Party's Affiliates to a Governmental Authority or received from such a Governmental Authority; provided, however, that materials may be redacted or withheld (x) to the extent they concern the valuation of the Credit Card Business or alternatives to the transactions contemplated by this Agreement and (y) as necessary to comply with contractual arrangements. Each of Circuit City, FNANB, Tyler Funding, and Purchaser agrees not to participate, or to permit its respective Affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the consummation of the transactions contemplated hereby unless it consults with the other Parties in advance and, to the extent not prohibited by such Governmental Authority, gives the other Parties the opportunity to attend and participate.

     (d) Circuit City, FNANB, and Tyler Funding, on the one hand, and Purchaser, on the other hand, shall each pay half of the filing fee relating to any filing required under the HSR Act.

     SECTION 7.10. No Solicitation. Neither Circuit City, FNANB, Tyler Funding nor any of their respective Affiliates shall, or permit any of their
Subsidiaries to, or authorize or permit any director, officer or employee of such Parties or any of their respective Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the such Parties or any of their respective Subsidiaries to, directly or indirectly, solicit, initiate or encourage, take any other action knowingly to facilitate, enter into, continue or otherwise participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any inquiry, proposal or offer from any Person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, exchange offer, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of any assets (other than (i) as permitted under Section 7.01 or (ii) to the extent such assets would not reasonably be expected to be included in the Purchased Assets), stock (or other equity or voting interests) or businesses of the Credit Card Business.

     SECTION 7.11. Miscellaneous Agreements and Consents. Subject to the terms and conditions contained herein, each Party shall use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable hereunder and under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements. Each Party will use commercially reasonable efforts to obtain consents of all third parties and any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement. The Parties and their respective officers, directors and/or employees shall use commercially reasonable efforts to take such further actions subsequent to the Closing Date as are reasonably necessary, appropriate or desirable to carry out the purposes of this Agreement.

     SECTION 7.12. Assignment of Contracts; Approvals and Consents.

     (a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Assumed Contract or Intellectual Property Right or any claim, right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof, be ineffective with respect to any party thereto or in any way adversely affect the rights of any of Circuit City, FNANB, Tyler Funding or their respective Affiliates, as applicable, or Purchaser thereunder.

     (b) With respect to any Assumed Contract and any claim, right or benefit arising thereunder or resulting therefrom, FNANB, Circuit City and Tyler Funding will use commercially reasonable efforts to obtain as expeditiously as possible, to the extent required under such Assumed Contract, the written consent of the other parties to such Assumed Contract for the assignment or, if required, novation thereof to Purchaser or amendment. In furtherance of the foregoing, as soon as practicable following the date hereof, Circuit City, FNANB and Tyler Funding shall submit to the other party or parties to any such Assumed Contract documentation seeking the written approval of such other contracting party or parties thereto to the transfer, assignment, novation or amendment of all of the applicable Circuit City, FNANB and Tyler Funding claims, rights, benefits and liabilities thereunder to Purchaser. In no event, however, shall Circuit City, FNANB, Tyler Funding, or Purchaser be obligated to pay any money to any Person or to offer or grant other financial or other accommodations to any Person in connection with obtaining any consent, confirmation, novation, amendment or approval with respect to any Assumed Contract that would be reasonably likely to result in loss of benefits or costs to Purchaser, on the one hand, or Sellers, on the other hand, that are significant in amount.

     (c) If any consent, confirmation, novation or approval is not obtained with respect to any Assumed Contract, Circuit City, FNANB, Tyler Funding, and Purchaser will cooperate to establish an agency type or other similar arrangement reasonably satisfactory to Circuit City, FNANB, Tyler Funding, and Purchaser under which Purchaser would obtain, to the fullest extent practicable and not prohibited by any applicable Requirements of Law or any Contract, the claims, rights and benefits and assume the corresponding liabilities and obligations thereunder in accordance with this Agreement (including by means of any subcontracting, sublicensing or subleasing arrangement) or under which Circuit City, FNANB, Tyler Funding or their respective Affiliates, as applicable, would enforce at the direction of and for the benefit of Purchaser, with Purchaser assuming and agreeing to pay such Party's obligations and expenses, any and all claims, rights and benefits of such Party against a third party thereto. In such event (i) such Party, as applicable, will promptly pay, assign and remit to Purchaser when received all monies and other consideration relating to the period after the Closing Date received by it under any Contract or any claim, right or benefit arising thereunder not transferred pursuant to this Section 7.12 and (ii) Purchaser will promptly pay, perform or discharge when due any obligation or liability (including any Tax Liability) arising thereunder after the Closing Date.

     SECTION 7.13. Notice of Proceedings. Purchaser will promptly notify Circuit City, FNANB and Tyler Funding in writing, and Circuit City, FNANB and Tyler Funding will promptly notify Purchaser in writing, upon (a) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the execution of this Agreement or the consummation of the transactions contemplated hereunder, or (b) receiving any notice from any Governmental Authority of its intention (i) to institute a suit or proceeding to restrain or enjoin the execution of this Agreement or the consummation of the transactions contemplated hereby, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.

     SECTION 7.14. Guaranties; Intercompany Agreements.

     (a) To the extent that Circuit City, FNANB or Tyler Funding would otherwise retain liability thereunder with respect to any post-Closing period, Purchaser shall cause itself or one or more of its Affiliates to be substituted in all respects for any such Party, effective as of the Closing, in respect of all obligations of each such Party under each of the guaranties, bonding arrangements, letters of credit and letters of comfort identified in Schedule 7.14(a) (the "Guaranties"), each of which was obtained by any such Party for the benefit of the Credit Card Business. If Purchaser is unable to effect such a substitution with respect to any Guaranty after using commercially reasonable efforts to do so, Purchaser shall hold Circuit City, FNANB, Tyler Funding and their respective Affiliates harmless with respect to the obligations covered by each of the Guaranties for which Purchaser does not effect such substitution. As a result, neither Circuit City, FNANB, Tyler Funding nor any of their respective Affiliates shall from and after the Closing have any obligation whatsoever arising from or in connection with the Guaranties with respect to matters arising on or after the Closing Date except for obligations, if any, for which such Party will be indemnified by Purchaser as set forth in Article X hereof.

     (b) Except as set forth on Schedule 7.14(b) or as otherwise contemplated by this Agreement, FNANB shall, and shall cause its respective Affiliates to, immediately prior to the Closing, execute and deliver such releases, termination agreements and discharges as are necessary to (i) release and discharge FNANB and its Affiliates (other than the Trust) from any and all obligations owed (x) to the Trust or (y) in connection with the Credit Card Business, to Circuit City and any of its Affiliates, (ii) release and discharge the Trust from any and all obligations owed to Circuit City, FNANB, or any Affiliate thereof (other than the Trust) and (iii) terminate all arrangements, commitments, contracts and understandings among Circuit City, FNANB, and any Affiliate thereof which would, absent such termination, constitute a Purchased Asset or an Assumed Liability.

     SECTION 7.15. Bulk Sales Law. Purchaser hereby waives compliance by Circuit City and Sellers, or any of their respective Affiliates, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk sales law (including any applicable bulk transfer provisions). Circuit City and Sellers will, jointly and severally, indemnify and hold harmless Purchaser from any and all Damages (including all damages from claims made by creditors of Sellers) relating to provisions of the bulk sales laws of any state or other jurisdiction which may be applicable to the transactions contemplated hereby and from all costs (including reasonable attorney's fees) incurred in the defense of any claims made under such laws. All rights and obligations under this Section
7.15 shall survive the Closing Date and continue until sixty (60) days after the expiration of all applicable statutes of limitation (including extensions thereof).

     SECTION 7.16. VISA Agreement. From the date hereof until the Closing Date, Circuit City, FNANB and Tyler Funding shall, and shall cause their respective Affiliates to, operate and conduct the Credit Card Business in a manner that continues to observe the terms of the VISA Agreement to the same extent that the operation and conduct of the Credit Card Business by Circuit City and its Affiliates would have been subject to the terms of the VISA Agreement had the transactions contemplated by this Agreement and the Related Agreements not occurred. Circuit City, FNANB, Tyler Funding and Purchaser shall cooperate in good faith to terminate (including providing releases and other customary documents upon such termination) or amend any terms of the VISA Agreement, as reasonably directed by Purchaser.

     SECTION 7.17. Notice to Borrowers. Promptly following the Closing Date, FNANB and Purchaser shall prepare jointly a form or forms of notice to each Borrower to the effect that such Borrower's Account has been acquired by Purchaser. Such notice shall be in the form approved by both Parties, which approval will not be unreasonably withheld or delayed, and will comply with all applicable Requirements of Law. The costs of preparation and mailing of such notices shall be borne by Purchaser. The mailing shall be made prior to the 60th day after the Closing Date in such manner as FNANB and Purchaser may mutually agree. Purchaser shall bear the expenses of such notices, including costs of mailing; provided, however, that no costs shall be assessed against Purchaser in the event any such notices are provided in the form of a billing statement message. FNANB and Purchaser shall include such other billing statement messages in the mailings described above as shall be mutually agreed upon by FNANB and Purchaser.

     SECTION 7.18. Employee Matters.

     (a) Employment of Continuing Business Employees. Effective as of the Closing Date, Purchaser shall offer employment, subject to Purchasers' standard pre-employment drug screenings and criminal background check, to:

         (i) those Business Employees employed at the FNANB facility located in Kennesaw, Georgia, other than the senior management-level employees listed on Schedule 7.18 (the "Kennesaw Senior Management Employees");

         (ii) those Business Employees employed at the FNANB facility in Richmond, Virginia in information systems (other than the senior management-level employee(s) listed on Schedule 7.18) and accounting/settlements; and

         (iii) those Kennesaw Senior Management Employees and other Business Employees employed at the FNANB facility in Richmond, Virginia ("Other Richmond Employees"), and identified by the Transition Team pursuant to
     Section 7.18(f),

for active employment commencing immediately upon the Closing for the same or similar number of hours per week employed by Circuit City or FNANB immediately prior to the Closing, with base pay at least equal to such Business Employee's base rate of pay as in effect immediately prior to the Closing Date, and with incentive pay and employee benefits that are at least equal to the incentive opportunities and employee benefits that are available to similarly situated employees of the Purchaser and its Affiliates. In addition, Kennesaw Business Employees shall be offered employment by Purchaser within 30 miles of the Leased Real Property. Each Business Employee who accepts such offer of employment
(including Business Employees described in clause (ii) of the definition thereof) with Purchaser is referred to herein as a "Continuing Business Employee." Such employment by Purchaser shall commence effective as of the Closing Date (except as otherwise provided in the definition of "Business Employee"). Purchaser shall have no liability with respect to Business Employees who do not become Continuing Business Employees. Notwithstanding the foregoing, Continuing Business Employees shall be considered "at-will" employees of Purchaser, and Purchaser shall have no obligation to retain Continuing Business Employees for any specific period of time following the Closing Date, unless otherwise required by law. For purposes of this Section 7.18, Continuing Business Employees employed at FNANB's Kennesaw, Georgia facility are called "Kennesaw Continuing Business Employees," and Continuing Business Employees employed at FNANB's Richmond, Virginia facility are called "Richmond Continuing Business Employees."

     (b) Preexisting Conditions; Deductibles; Credited Service. Effective as of the Closing, Purchaser shall (i) cause to be waived all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Continuing Business Employees under any welfare plan of Purchaser or its Subsidiaries or Affiliates in which such Continuing Business Employees may be eligible to participate after the Closing, to the extent that such conditions, exclusions and waiting periods would have been waived or satisfied under the corresponding welfare plan in which any such Continuing Business Employee participated immediately prior to the Closing, (ii) cause to be provided to each Continuing Business Employee credit for any co-payments and deductibles paid prior to the Closing, in respect of the calendar year in which the Closing Date occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans of Purchaser or its Subsidiaries or Affiliates in which such Continuing Business Employees may be eligible to participate after the Closing, (iii) cause to be provided to each Continuing Business Employee credit for purposes of eligibility and vesting for all service recognized by Sellers under the corresponding Circuit City Benefit Plan, under each employee benefit plan, program or arrangement of Purchaser or its Subsidiaries or Affiliates in which such Continuing Business Employees are eligible to participate after the Closing and
(iv) cause to be provided to each Continuing Business Employee credit for amount of benefits for all service with Sellers for purposes of the vacation policies and severance plans or policies maintained or provided by Purchaser or its Subsidiaries or Affiliates in which such Continuing Business Employees are eligible to participate after the Closing. Notwithstanding the foregoing, Continuing Business Employees' service with Circuit City, FNANB and Tyler Funding shall not be recognized for purposes of benefit accruals under any defined pension benefit plan sponsored by Purchaser.

     (c) COBRA. Circuit City shall retain responsibility for continuation coverage under Sections 601 et seq. of ERISA and any state continuation coverage requirements ("COBRA Obligations") to all Business Employees (and their qualified beneficiaries) for whom a "qualifying event" under COBRA occurs on or prior to Closing. Purchaser shall be responsible for COBRA Obligations with respect to the Continuing Business Employees and their beneficiaries for whom a "qualifying event" under COBRA occurs after the Closing.

     (d) Retirement Plans. As soon as practicable following the Closing Date, Purchaser shall permit Continuing Business Employees to rollover, in cash, their account balances in the Circuit City Savings Plan into Purchaser's Savings and Investment Plan (the "Purchaser's Savings Plan") to the extent the Administrator of Purchaser's SIP determines such rollover to be qualified.

     (e) WARN Act. The Parties agree to cooperate in good faith to determine whether any notification may be required under the WARN Act as a result, in whole or in part, of the transactions contemplated by this Agreement. Sellers will be responsible for providing any notification that may be required under the WARN Act with respect to any Business Employee.

     (f) Selection of Business Employees for Employment Offers. The Transition Team shall identify which Kennesaw Senior Management Employees and Other Richmond Employees shall be offered employment by Purchaser; provided, that while the representatives of Purchaser shall consult with the representatives of the Sellers on all hiring decisions, the decision with respect to whether or not to extend offers shall be made by Purchaser. The Transition Team shall develop a process for making hiring decisions as promptly as practicable after the execution of this Agreement and Purchaser shall use commercially reasonable efforts to complete all hiring decisions and extend offers to Business Employees within sixty (60) days after the execution of this Agreement.

     (g) Cooperation. Circuit City, Sellers and Purchaser shall cooperate in good faith, and Circuit City, Sellers and Purchaser and their respective Affiliates shall provide access to such information as is reasonably necessary or appropriate, to facilitate implementation of the provisions of this Section
7.18. Circuit City, Sellers and Purchaser shall cooperate in good faith, in the preparation of communications to Business Employees regarding the Purchaser's offers of employment contemplated by Section 7.18(a) and the transition of the Credit Card Business to Purchaser.

     (h) Non-Solicitation. Circuit City, FNANB and Tyler Funding shall not, on behalf of themselves or any other person, for a period of two (2) years from the date of this Agreement, directly or indirectly,

         (i) induce to terminate employment or solicit for employment, hire, or employ at Circuit City's corporate headquarters in Richmond, Virginia, or at any Circuit City store located in the Richmond, Virginia metropolitan area, any Richmond Continuing Business Employee; or

         (ii) induce to terminate employment or solicit for employment at Circuit City's corporate headquarters in Richmond, Virginia, or at any Circuit City store located in the Atlanta, Georgia metropolitan area, any Kennesaw Continuing Business Employee or any other employee of Purchaser of whom Circuit City, FNANB or Tyler Funding became aware as a result of negotiating or implementing this Agreement, or any such employee of Purchaser who left Purchaser voluntarily within the three months prior to the date of this Agreement; provided, however, this Agreement shall not prohibit Circuit City, FNANB and Tyler Funding from hiring any such employee of Purchaser who become known to those entities because such employees responded to a public announcement or general advertisement placed by Circuit City, FNANB or Tyler Funding, which announcement or advertisement is made to the public at large.

Notwithstanding anything to the contrary in this Section 7.18(h), none of Circuit City, FNANB or Tyler Funding shall be prohibited from soliciting, hiring, or employing any Continuing Business Employee, or any other employee of Purchaser, who is terminated by Purchaser, with or without cause.

     (i) Liability. Purchaser shall assume no liability with respect to any claims or causes of actions by or on behalf of Continuing Business Employees with respect to any actions, omissions or events occurring prior to Closing (or, for employees falling under clause (ii) of the definition of "Business Employees", the date they become Continuing Business Employees on or after Closing). Purchaser shall assume no liability regarding employees, officers or directors other than that expressly assumed in this Agreement.

     (j) No Assumption of or Liability for Seller Benefit Plans. Purchaser will not assume sponsorship of or liability under any Seller Benefit Plans. Sellers or Circuit City shall retain all assets of all Seller Benefit Plans and all liabilities for any benefits or payments due to employees of Circuit City, FNANB and Tyler Funding thereunder.

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     (k) Amendment of Certain Retention Agreements. Within sixty (60) days after the date of this Agreement, the Transition Team shall identify and provide to FNANB a list of those Business Employees that the Transition Team deems necessary for an efficient and successful transition of the Credit Card Business to Purchaser (the "Transition Business Employees"). Promptly upon receipt of such list from the Transition Team, FNANB shall use commercially reasonable efforts to amend, effective as of the Closing Date, the existing retention agreements (the "Original Retention Agreements" and the retention agreements as so amended, the "Amended Retention Agreements") with the Transition Business Employees to provide that each Transition Business Employee who accepts an offer of employment with Purchaser on the terms contemplated by this Section 7.18 and is either (i) continuously employed by Purchaser for six (6) months after the Closing Date, or (ii) terminated by Purchaser without cause within six (6) months after the Closing Date, shall receive a lump sum payment equal to the lump sum payment that otherwise would have been payable to such Transition Business Employee pursuant to the terms of that Transition Business Employee's Original Retention Agreement had the Transition Business Employee not accepted an offer of employment with Purchaser as of the Closing Date. Purchaser shall promptly make all payments due or owing to the Transition Business Employees under the Amended Retention Agreements and shall provide notice to Circuit City regarding the total payments made along with supporting documentation reasonably satisfactory to Circuit City. Within ten (10) business days following Circuit City's receipt of such notice and supporting documentation, Circuit City shall reimburse Purchaser for the amount of the total payments made by Purchaser to the Transition Business Employees pursuant to this Section 7.18(k).

     SECTION 7.19. Further Assurances.

     (a) After the Closing Date, each of Circuit City, FNANB, Tyler Funding, and Purchaser shall use commercially reasonable efforts from time to time to execute and deliver at the reasonable request of the other Parties such additional documents and instruments (including any assignments, bills of sale, assumption agreements, consents and other similar instruments in addition to those required by this Agreement) as may be reasonably required to give effect to this Agreement and the transactions contemplated hereby, to provide whatever documents  or other  evidence of  ownership  as may be  reasonably  requested by
Purchaser to confirm Purchaser's ownership of the Purchased Assets and to provide whatever documents or other evidence as may be reasonably requested by Circuit City, FNANB, Tyler Funding or their respective Affiliates to confirm Purchaser's assumption of the Assumed Liabilities. On and after the Closing Date, Circuit City, FNANB, Tyler Funding, and Purchaser shall give such reasonable further assurances to the other Parties and their Affiliates, respectively, and shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be reasonably necessary and appropriate effectively to relieve and discharge Purchaser from any Retained Liability and Circuit City, FNANB, Tyler Funding and their respective Affiliates from any Assumed Liabilities, respectively.

     (b) Each Party agrees to use its respective commercially reasonable efforts and to proceed diligently to obtain at or prior to the Closing Date any consents, licenses, permits, approvals, authorizations or exemptions required in connection with the execution or delivery by such Party, and the validity or enforceability, of this Agreement and the other agreements contemplated hereby, and otherwise satisfy each of the conditions set forth in this Article VII

                                       65

that is applicable to it or any of its Affiliates. Each Party shall promptly notify the others if any such consent, license, permit, approval, authorization or exemption is declined, denied or delayed. Each Party agrees to promptly inform the others of any circumstances that create or give rise to a reasonable likelihood that any such consent, license, permit, approval or authorization or exemption will not be obtained at or prior to the time the same must be obtained in order to permit the transactions contemplated herein to be consummated on the Closing Date.

     SECTION 7.20. Limitations on Duties. Circuit City, FNANB, Tyler Funding, and Purchaser and their respective Affiliates shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against such Parties.

     SECTION 7.21. Covenant to Comply with Account Agreements. On and after the Closing Date, Purchaser will comply with the terms and conditions of the Account Agreements, as they may be amended by Purchaser from time to time (subject to the Program Agreement), the Operating Regulations and all laws and regulations applicable to the Purchased Assets.

     SECTION 7.22. Assumed Liabilities. On and after the Closing Date, Purchaser shall discharge the Assumed Liabilities in accordance with the terms thereof.

     SECTION 7.23. Credit Insurance Policies.

     (a) No Insurance Contract shall be an Assumed Contract without Purchaser's written consent. Complete and current copies (as of the Closing Date) of each
(i) group master policy issued pursuant to the Insurance Contracts, (ii) certificate of insurance issued under such group master policy, and (iii) individual credit insurance policy associated with Accounts and issued pursuant to the Insurance Contracts (the "Credit Insurance Policies") shall be provided to Purchaser within thirty (30) days after the Closing Date. The agreements referenced in clauses (i), (ii) and (iii) above are referred to collectively as "Policies".

     (b) From the date hereof through the Closing Date, Sellers shall use commercially reasonable efforts to cause each Insurance Contract and Policy to remain in effect and shall not change any terms thereof; provided, however, that terms of any Insurance Contract or Policy may be changed and individual Borrowers' coverages may be suspended or terminated in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, Sellers shall not change coverage, services, pricing, or other features of any Policies; provided, however, that such terms may be modified, and individual coverages may be suspended or terminated, in the ordinary course of business consistent with past practice. From the date hereof through the Closing Date, Sellers shall maintain any and all existing procedures relating to services, claims adjudication, claims activation and payments for Credit Insurance Policies; provided, however, that such procedures may be changed in the ordinary course of business consistent with past practice.

     (c) From the date hereof through the Closing Date,  Sellers  shall,  to the
extent  commercially   reasonable,   cooperate  with  Purchaser  in  either,  at
Purchaser's discretion,

                                       66

(i) assigning the Policies to Purchaser, or the benefits thereunder, at Closing or (ii) converting such Policies to another insurance policy or policies maintained by Purchaser, which shall take effect as of the Closing Date. In the case of clause (c)(i), the assigned Policies shall become Assumed Contracts.

     (d) Upon the request of Purchaser, (i) Sellers shall terminate, or have terminated, all reinsurance agreements covering any credit insurance related to the Accounts, between Sellers or any of its Affiliates and any insurance company ("Credit Insurance Reinsurance Agreements"), or (ii) subject to the mutual agreement of the Parties negotiating in good faith, before the Closing, Sellers shall (1) assign to Purchaser's designee(s), effective as of the Closing Date and on terms mutually agreed to by the Parties in their commercially reasonable discretion, all Credit Insurance Reinsurance Agreements, (2) use commercially reasonable efforts to obtain the consent to such assignment(s) of the third party insurance companies that are parties to the Credit Insurance Reinsurance Agreements, and (3) no later than thirty (30) days after the Closing Date, compute and transfer to Purchaser's designee, by electronic fund transfer to an account designated by such designee, reserves in an amount mutually agreed by the Parties in their commercially reasonable discretion based on normal and customary actuarial practices and in an amount sufficient to fulfill the obligations and liabilities associated with the Credit Insurance Policies. In the case of clause (d)(ii), the assigned Credit Insurance Reinsurance Agreements shall become Assumed Contracts. If the Parties cannot reach agreement for such assignment(s) on or before the Closing Date, Sellers shall terminate the Credit Insurance Reinsurance Agreements, effective as of the Closing Date.

     (e) Subject to the mutual agreement of the Parties, negotiating in good faith, Sellers shall assign or cause to be assigned, effective as of the Closing Date, each of the Insurance Contracts, other than the Credit Insurance
Reinsurance Agreements which shall be subject to the provisions of Section 7.23(d). In that case, the assigned Insurance Contracts shall become Assumed Contracts. In the event that the Parties cannot reach an agreement for assignment under this Section 7.23(e) of any of the Insurance Contracts, Seller shall terminate effective as of the Closing Date any such Insurance Contract not assigned and Purchaser may establish replacement contracts with appropriate third parties.

     (f) After Closing, Purchaser shall have the right to make changes at its sole discretion to the Credit Insurance Policies and the related services. Without limiting the foregoing, after Closing, Purchaser may, in its sole discretion, seek to (1) continue the assigned Policies and enter into new contracts with the insurers of the assigned Policies; or (2) convert the insurance to another insurance policy, in compliance with Requirements of Law. In any case, the administrative and, subject to transfer of the reserve amount contemplated by Section 7.23(d)(ii)(3), financial obligations and Liabilities of Circuit City, Sellers and their respective Affiliates in respect of the Policies, Credit Insurance Agreement, Insurance Contracts and Sellers' credit insurance program shall terminate as of the Cut-Off Time. Sellers shall use commercially reasonable efforts to assist Purchaser as Purchaser may reasonably request in effecting the transition for Borrowers from the Credit Insurance Policies in effect prior to Closing to those in effect afterwards. If Purchaser determines to convert the assigned Policies to another insurance policy, such conversion shall not be effective until after Closing. Seller shall use commercially reasonable efforts to assist Purchaser in changing the name of the creditor from Seller to Purchaser under such assigned Policies.

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     (g) No later than sixty (60) days after the Closing Date,  Purchaser  shall give notice to each Borrower in accordance with all Requirements of Law concerning the actions taken under this Section 7.23.

     (h) It is the intent of the Parties in this Section 7.23, that all of the rights and/or economic benefits currently held or received by Sellers or any of their Affiliates related to or arising out of the Insurance Contracts or the Policies be transferred in full to Purchaser or its Affiliates as of the Closing Date, on terms mutually agreed by the Parties in their commercially reasonable discretion (but without any additional consideration therefore by Purchaser other than the Purchase Price paid by Purchaser hereunder), and the Parties agree to execute such documents, and take such actions, as are reasonably necessary or appropriate to effect such transfer(s). Any such actions shall be conducted in accordance with applicable Requirements of Law.

     SECTION 7.24. Credit Protector Contracts.

     (a) From the date hereof through the Closing Date, Sellers shall use commercially reasonable efforts to cause each Credit Protector Contract to remain in effect and shall not change the terms thereof; provided, however, that terms of any Credit Protector Contract may be changed and individual Borrowers' coverages may be suspended or terminated in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, Sellers shall not change coverage, services, pricing, or other features of any Credit Protector Contract; provided, however, that such terms may be modified, and individual coverages may be suspended or terminated in the ordinary course of business consistent with past practice. From the date hereof through the Closing Date, Sellers shall maintain any and all existing procedures relating to services, claims adjudication, claims activation and payments for Credit Protector Contracts; provided, however, that such procedures may be changed in the ordinary course of business consistent with past practice.

     (b) From the date hereof through the Closing Date, Sellers shall, to the extent commercially reasonable, cooperate with Purchaser in replacing Sellers with Purchaser as a party to such Credit Protector Contracts, said replacement to be effective as of the Closing Date.

     (c) Subject to the mutual agreement of the Parties, negotiating in good faith, before the Closing, Sellers shall (i) either (1) cancel, effective as of the Closing Date, any contingent liability policy created for Sellers' debt cancellation/suspension program, or (2) assign, or cause to be assigned, an equivalent liability policy to Purchaser or its designee, and shall use commercially reasonable efforts to obtain the consent to such assignment of the insurer thereunder and (ii) no later than thirty (30) days after the Closing Date, compute and transfer to Purchaser, by electronic fund transfer to an account designated by Purchaser, reserves in an amount mutually agreed by the Parties in their commercially reasonable discretion, determined in accordance with normal and customary actuarial practices and in an amount sufficient to fulfill the obligations and liabilities associated with Credit Protector Contracts in an active benefit status at the time of the Closing. In the case of clause (c)(2), the assigned contingent liability policy shall become Assumed Contracts.

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     (d) If the Parties  cannot reach an agreement  as  contemplated  by Section
7.24(c), then Sellers shall terminate, effective as of the Closing Date, the Credit Protector Contracts, any contingent liability policy created for Sellers' debt cancellation/suspension program and any other agreements related to Sellers' debt cancellation/suspension program.

     (e) If Sellers are replaced by Purchaser as the party to the Credit Protector Contracts as contemplated by Section 7.24(c)(i), such Credit Protector Contracts shall be Assumed Contracts. In any case, the administrative and, subject to transfer of the reserve amount contemplated by Section 7.24(d)(ii), financial obligations and Liabilities of Circuit City, Sellers and their respective Affiliates in respect of the Credit Protector Contracts and Sellers' credit debt cancellation/suspension program shall terminate as of the Cut-Off Time.

     (f) No later than sixty (60) days after the Closing Date, Purchaser shall give notice to each Borrower in accordance with all Requirements of Law concerning the actions taken under this Section 7.24.

     SECTION 7.25. Fleet Interim Servicing Agreement. Sellers and Circuit City shall take all actions necessary to ensure that any agreement or activities relating to the interim servicing of assets sold thereby to Fleet Bank (RI), National Association or any Affiliate thereof do not create any obligations, actual or contingent, that apply to Purchaser or any Affiliate of Purchaser.

     SECTION 7.26. Status of the Trust. Sellers and Circuit City (i) shall not take any action on behalf of the Trust (or cause the Trust to take any action) that would reasonably be expected to cause the Trust to fail to qualify as a qualifying special purpose entity under applicable accounting guidelines in effect on the date of this Agreement and (ii) shall take such actions on behalf of the Trust (or cause the Trust to take such actions) as may be necessary to ensure that the Trust does not fail to qualify as a qualifying special purpose entity under such accounting guidelines. If there is a change in applicable accounting guidelines between the date of this Agreement and the Closing Date, Sellers and Circuit City shall take such reasonable actions as may be requested by Purchaser to ensure that the Trust does not fail to qualify as a qualifying special purpose entity under such changed accounting guidelines (it being understood that Sellers and Circuit City shall only be obligated to take such actions as they would reasonably be expected to take to maintain the status of the Trust as a qualifying special purpose entity if this Agreement were not in effect).

     SECTION 7.27. Pre-Closing Initiatives; Pre-Closing Transition Activities.

     (a) From the date hereof through the Closing Date, FNANB and Purchaser shall each use its commercially reasonable efforts to support the pre-closing initiatives set forth in Exhibit N (the "Pre-Closing Initiatives"). FNANB and Purchaser shall jointly determine which Business Employees shall be assigned to work on the Pre-Closing Initiatives and how much time is to be allocated by such Business Employees to the tasks assigned.

     (b) From the date hereof through the Closing Date, FNANB and Purchaser shall each use its commercially reasonable efforts to complete the pre-closing transition activities set forth in Exhibit S (the "Pre-Closing Transition Activities").

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     (c) The Pre-Closing Initiatives and Pre-Closing Transition Activities shall be subject to the approval, or supervisory non-objection, of the OCC.

     SECTION 7.28. Amendment of Circuit City Interest Rate Caps. On or prior to Closing, Circuit City shall use its commercially reasonable efforts to amend the Circuit City Interest Rate Caps to terminate the call option in favor of Wachovia Bank with respect thereto.

                                  ARTICLE VIII
                                   TAX MATTERS

     SECTION 8.01. Liability for Taxes; Refunds and Credits.

     (a) Circuit City shall be responsible for and shall indemnify Purchaser and its Affiliates (excluding the Trust) (the "Purchaser Tax Indemnitees") from and against all:

         (i) Excluded Taxes; and

         (ii) Taxes resulting from any breach of any covenant by Circuit City or any Seller contained in this Article VIII (but then only to the extent appropriate to reflect the relative fault of Circuit City, on the one hand, and Purchaser, on the other hand, with respect to such Tax);

For the absence of doubt, the Trust itself shall have no right or claim against Circuit City under this Section 8.01(a). Circuit City (or a member of the
Circuit City Affiliated Group or the Circuit City Group, as designated by Circuit City) shall be entitled to any refunds (or credits) of or against any Excluded Taxes or any other Taxes for which Circuit City is responsible under this Section 8.01(a) and any refund (or credit) to the extent so provided in
Section 8.09.

     (b) Purchaser shall be responsible for and shall indemnify, jointly and severally, Circuit City, FNANB, Tyler Funding and their respective Affiliates (the "Seller Tax Indemnitees") from and against all:

         (i) Taxes of or relating to the Credit Card Business, the Purchased Assets or the Trust (or their respective assets) with respect to (A) a Post-Closing Tax Period or (B) the portion of the Straddle Period deemed to begin on or after the Closing Date (in the manner determined pursuant to Section 8.02(c) hereof).

         (ii) Taxes resulting from any breach of any covenant by Purchaser contained in Section 2.07 or this Article VIII (but then only to the extent appropriate to reflect the relative fault of Purchaser, on the one hand, and Circuit City, on the other hand, with respect to such Tax), and

         (iii) Taxes described in clause (a), (b) or (c) of the proviso of the definition of Excluded Taxes.

     Purchaser and its Affiliates shall be entitled to any refunds (or credits) of or against Taxes of Purchaser and its Affiliates (including the Trust) except for (x) refunds (or credits) of Taxes of the Trust received or credited prior to the Closing Date (except to the extent, if any, that such

                                       70

refunds or credits are reflected as a Tax asset on the Settlement Date Statement) and (y) any other refunds (or credits) to which Circuit City is entitled to under Section 8.01(a).

     (c) Circuit City and Purchaser agree to use commercially reasonable efforts to resolve any disputes relating to the relative fault of each party for Taxes under this Section 8.01. In the absence of agreement by the parties on the level of relative fault, Circuit City and Purchaser agree to mediate any dispute in a manner consistent with Section 4.04 hereof.

     SECTION 8.02. Filing Responsibility.

     (a) Circuit City shall prepare and file, or cause to be prepared and filed, when due:

         (i) all consolidated, combined, affiliated or unitary Tax Returns of the Circuit City Affiliated Group,

         (ii) any Tax Return of, or which includes, Circuit City or any member of the Circuit City Group, whether combined, consolidated, affiliated, unitary or otherwise,

         (iii)  any  Tax  Return  relating  to the  Credit  Card  Business,  the
     Purchased Assets or the Trust required to be filed prior to the Closing Date, and

         (iv) any other Tax Return of or with respect to the Credit Card Business, the Purchased Assets or the Trust (or its assets) for any Pre-Closing Tax Period.

Circuit City shall pay or cause to be paid all Taxes due and payable in respect of all such Tax Returns (subject to any indemnification obligations of Purchaser under this Article VIII).

     (b) Purchaser shall, except to the extent that filing such Tax Returns is the responsibility of Circuit City under Section 8.02(a), prepare and file, or cause to be prepared and filed, all Tax Returns relating to the Credit Card Business, the Purchased Assets and the Trust (or its assets) for the taxable periods beginning on or after the Closing Date. In the case of any Tax Return required to be prepared and filed by Purchaser pursuant to this subsection for which any Taxes are the responsibility of Circuit City, such Tax Return shall be prepared and filed in a manner that is consistent with Circuit City's prior practices, if any, or in a manner to which Circuit City has given its prior written consent, such consent not to be unreasonably withheld, and Purchaser shall deliver a draft of such Tax Return to Circuit City for its review at least thirty (30) Business Days prior to the due date of such Tax Return (taking into account valid extensions) and shall provide Circuit City with Purchasers' calculation, in reasonable detail, of Circuit City's share of the Taxes with respect to such Tax Return (determined in the case of a Straddle Period in accordance with Section 8.02(c)); provided, however, that such drafts of any such Tax Return and such calculations of Circuit City's share of the Taxes with respect to such Tax Return shall be subject to Circuit City's review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. If Circuit City disputes any Tax Item on such Tax Return or Purchasers' calculation of Circuit City's share of the Taxes with respect to such Tax Return, it shall notify Purchaser (by written notice within ten (10) Business Days of receipt of Purchasers' calculation) of such disputed item (or items) and the basis for its objection. Circuit City and Purchaser shall act in good faith to resolve any such dispute prior to the date on which the Tax Return is required to be filed. If

                                       71

Circuit City and Purchaser cannot resolve any disputed item, the item in question shall be resolved by the Accountant in accordance with the standards set forth in this Section 8.02(b) as promptly as practicable. The fees and expenses of the Accountant shall be shared equally by Circuit City and Purchaser. In the event the disputed item cannot be resolved in accordance with this Section 8.02(b) prior to the date on which the Tax Return is required to be filed, Purchaser shall timely file such Tax Return and pay or cause to be paid to the applicable Tax authority all Taxes due and payable in respect of such Tax Return required to be prepared by Purchaser pursuant to this subsection. Upon resolution of the dispute pursuant to Section 4.04, Circuit City shall pay immediately to Purchaser its determined share of Taxes in immediately available funds.

     (c) In order to apportion appropriately any Taxes relating to a Straddle Period between the portion of such Straddle Period ending before the Closing Date and the portion of such Straddle Period beginning on and after the Closing Date, the Parties shall, to the extent permitted under applicable law, elect with the relevant Tax authority to treat for all Tax purposes the day preceding the Closing Date as the last day of a taxable period. In the case of any other Taxes for a Straddle Period for which such election to close the taxable period is not permitted, the portion of such Taxes that are allocable to the portion of the Straddle Period ending before the Closing Date shall be: (i) in the case of ad valorem or similar Taxes that are imposed on a periodic basis, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis (such as real property taxes), the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending before the Closing Date and the denominator of which is the number of days in the entire relevant Straddle Period; and (ii) in the case of Taxes not described in
(i) (such as Taxes that are either (x) based upon or related to income, receipts or premiums, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible)), deemed equal to the amount that would be payable if the taxable period ended before the Closing Date; provided, however, that Transfer Taxes shall be allocated between and paid by the parties in accordance with Section 8.05.

     SECTION 8.03. Cooperation; Exchange of Information; Tax Proceedings.

     (a) The Parties shall cooperate with each other and furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Business, the Purchased Assets or the Trust (or its assets) as is reasonably requested for the preparation or filing of any Tax Returns, for the preparation or conduct of any Tax Proceeding and for the satisfaction of legitimate Tax or accounting requirements. Such cooperation and information shall include Purchasers' facilitation of Circuit City's exercise of its rights under this
Article VIII to prepare and file, or cause to be prepared and filed, Tax Returns of the Credit Card Business, the Purchased Assets, or the Trust and conduct Tax Proceedings relating thereto (for example, by way of execution of appropriate powers of attorney in favor of Circuit City or by designation of an officer of Circuit City as an officer of the Trust for such purposes).

     (b) Notwithstanding the definition of Books and Records, Purchaser shall be entitled to copies of any Tax work papers of the Trust that are in the possession of Circuit City or any

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Subsidiary  of  Circuit  City.  Circuit  City  shall be  entitled  to retain all original Tax Returns and Tax work papers relating to FNANB, Tyler Funding, the Trust or the Purchased Assets.

     (c) Circuit City and Purchaser shall, and shall cause their respective Subsidiaries to, cooperate in the preparation of all Tax Returns that are required to be filed after the Closing Date relating to Pre-Closing Tax Periods or to Straddle Periods and any Tax Returns of the Trust.

     (d) Purchaser shall promptly notify Circuit City upon receipt by Purchaser or any of its Subsidiaries (including the Trust) of notice of any claim, assessment or dispute relating to any Tax Proceeding for which Circuit City has liability pursuant to Section 8.01(a) (or relating to refunds or credits to which Circuit City or any member of the Circuit City Affiliated Group or Circuit City Group is entitled) and shall promptly forward to Circuit City any communications received from or sent to any Tax authority in connection with any such Tax Proceeding; provided, however, that a failure by Purchaser to give such notice will not affect the Purchaser Tax Indemnitees' rights to indemnification pursuant to Section 8.01(a) except to the extent Circuit City is prejudiced as a consequence of such failure.

     (e) Circuit City shall have the sole right to control, contest, resolve and defend, at Circuit City's sole expense, any Tax Proceeding (including having the right to determine whether, when and on what terms to settle any Tax Proceeding) with respect to (i) any consolidated, combined, affiliated or unitary Tax Returns (or Taxes) of the Circuit City Affiliated Group; (ii) any Tax Return of, or which includes, (or Taxes of) Circuit City or any member of the Circuit City Group, whether combined, consolidated, unitary, affiliated or otherwise;
provided, however, the Tax Proceeding does not include a Tax Return of Purchaser; and (iii) the Trust for a Pre-Closing Tax Period. Any expenses incurred by Purchaser in connection with any Tax Proceeding covered by this
Section 8.03(e) shall be borne by Purchaser.

     (f) In the case of (A) any Tax Proceeding with respect to Taxes concerning the Credit Card Business, the Purchased Assets or the Trust for a Straddle Period (other than a Tax Proceeding covered by Section 8.03(e) above) or (B) any Tax Proceeding relating to the Credit Card Business, the Trust or the Purchased Assets (other than a Tax Proceeding covered by Section 8.03(e) above) for which Circuit City may have liability pursuant to Section 8.01(a) (or relating to refunds or credits to which Circuit City or any member of the Circuit City Affiliated Group or the Circuit City Group may be entitled),

         (i) if the Tax Proceeding involves a claim for Taxes which would be borne by Circuit City if the Tax authority were successful with respect to such claim in the Tax Proceeding (a "Circuit City Tax Claim") and a claim for Taxes which would be borne by Purchaser if the Tax authority were successful with respect to such claim in the Tax Proceeding (a "Purchaser Tax Claim") and the relevant Tax authority agrees to permit the Circuit City Tax Claim and the Purchaser Tax Claim to be separately contested and settled, then (x) the Circuit City Tax Claim and the Purchaser Tax Claim shall be separately contested, (y) Circuit City shall be the Controlling Party (and Purchaser shall be the Non-Controlling Party) with respect to any Circuit City Tax Claim and the provisions of Section 8.03(g) below shall apply with respect to the Tax Proceeding in

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     respect  of the  Circuit  City Tax  Claim  and (z)  Purchaser  shall be the
     Controlling Party (and Circuit City shall be the Non-Controlling Party) with respect to any Purchaser Tax Claim and the provisions of Section 8.03(g) below shall apply with respect to the Tax Proceeding in respect of the Purchaser Tax Claim,

         (ii) if the Tax Proceeding involves a Circuit City Tax Claim and a Purchaser Tax Claim and the Circuit City Tax Claim is not separable from the Purchaser Tax Claim, then the Controlling Party shall be whichever of Circuit City and Purchaser would bear the greater Tax with respect to such Tax Proceeding if the Tax authority were successful in the Tax Proceeding, the Non-Controlling Party shall be whichever of Circuit City and Purchaser are not the Controlling Party (unless the Tax Proceeding is with respect to a Tax Return of a consolidated, combined, unitary or affiliated group of which Purchaser or any Affiliate of Purchaser (other than the Trust) is the common parent, in which case the Controlling Party shall be Purchaser and the Non-Controlling Party shall be Circuit City) and the provisions of
     Section 8.03(g) shall apply,

         (iii) if the Tax Proceeding involves solely a Circuit City Tax Claim, then Circuit City shall be the Controlling Party, Purchaser shall be the Non-Controlling Party (unless the Tax Proceeding is with respect to a Tax Return of a consolidated, combined, unitary or affiliated group of which Purchaser or any Affiliate of Purchaser (other than the Trust) is the common parent, in which case the Controlling Party shall be Purchaser and the Non-Controlling Party shall be Circuit City) and the provisions of
     Section 8.03(g) below shall apply and

         (iv) if the Tax Proceeding involves solely a Purchaser Tax Claim, then Purchaser shall be the Controlling Party, Circuit City shall be the Non-Controlling Party and the provisions of Section 8.03(g) below shall apply.

     (g) The Controlling Party may elect to control, contest, resolve and defend any Tax Proceeding as to which such party is the Controlling Party. If the Controlling Party desires to elect to control any such Tax Proceeding, the Controlling Party shall, within fifteen (15) Business Days of receipt of the notice of the Tax Proceeding from the Non-Controlling Party or from the Tax authority, notify the Non-Controlling Party in writing of its intent to do so. If the Controlling Party timely elects to control any such Tax Proceeding, then the Controlling Party shall have the right to determine whether, when and on what terms to settle such Tax Proceeding; provided, however, that

         (i) the Controlling Party shall provide the Non-Controlling Party with a timely and reasonably detailed account of each stage of such Tax Proceeding,

         (ii) the Controlling Party shall consult with the Non-Controlling Party
     before  taking  any   significant   action  in  connection  with  such  Tax
     Proceeding,

         (iii) the Controlling Party shall consult with the Non-Controlling Party and offer the Non-Controlling Party an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding,

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         (iv) the Controlling Party shall defend such Tax Proceeding  diligently and in good faith as if the Controlling Party were responsible for 100 percent of the Taxes claimed to be due in the Tax Proceeding,

         (v) in the case of Tax Proceedings covered by the parenthetical language in Section 8.03(f)(ii) or (iii), the consent of Circuit City, not to be unreasonably withheld, conditioned or delayed, shall be required prior to the submission of any written materials prepared or furnished in connection with such Tax Proceedings that relate to the Circuit City Tax Claim, and

         (vi) except in the case of Tax Proceedings covered by the parenthetical language in Section 8.03(f)(ii) or (iii), the Controlling Party shall not settle such Tax Proceeding without the consent of the Non-Controlling Party, not to be unreasonably withheld, conditioned or delayed; provided, however, that if the Non-Controlling Party withholds its consent to a proposed settlement under this clause (vi), then the Controlling Party's Liability with respect to such Tax Proceeding shall be limited to the amount that such Liability would have been under such proposed settlement.

If the Controlling Party does not elect to control a Tax Proceeding which it is entitled to control pursuant to this subsection (or, after assuming control, the Controlling Party fails to pursue such Tax Proceeding), the Non-Controlling Party may, without affecting any rights to indemnification under this Article VIII, assume and control such Tax Proceeding; provided, however, that such Non-Controlling Party may not settle such Tax Proceeding without the consent of the Controlling Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided further, however, that if the Controlling Party withholds its consent to a proposed settlement, then the Non-Controlling Party's Liability with respect to such Tax Proceeding shall be limited to the amount that such Liability would have been under such proposed settlement.

     The Controlling Party shall bear any expenses incurred by it, and the Non-Controlling Party shall bear any expenses incurred by it, in connection with any Tax Proceeding to which this Section 8.03(g) applies.

     (h) Notwithstanding any other provision of this Agreement or the Related Agreements, neither Purchaser, the Trust nor any of their respective
Subsidiaries or Affiliates shall be entitled to participate in any Tax Proceeding with respect to any consolidated, combined, affiliated or unitary Tax Return which includes Circuit City or any member of the Circuit City Affiliated Group or the Circuit City Group, and neither Purchaser, the Trust nor any of their respective Subsidiaries or Affiliates shall be entitled to any information regarding or copy of any such Tax Return, except to the extent that such Tax Proceeding or Tax Return relates solely to the Trust.

     SECTION 8.04. Tax Sharing Agreements. Notwithstanding anything in any other agreement to the contrary, all liabilities and obligations between Circuit City or any of its Affiliates (other than the Trust), on the one hand, and the Trust, on the other hand, under any Tax allocation or Tax sharing agreement in effect prior to the Closing Date (other than this Agreement) shall cease and terminate as of the Closing Date.

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     SECTION 8.05. Transfer Taxes.  Circuit City shall pay, or cause to be paid, all documentary, sales, use, real property transfer, real property gains, registration, value added, transfer, stamp, recording and similar Taxes, fees and costs together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto incurred in connection with the transactions contemplated by this Agreement ("Transfer Taxes"). Circuit City shall be responsible for preparing and timely filing any Tax Returns required with respect to any such Transfer Taxes. Purchaser shall cooperate with Circuit City and its Affiliates in preparing and filing such forms or statements necessary to secure all available exemptions from Transfer Taxes which, but for such exemption, would be incurred by or imposed upon Circuit City or its Affiliates in connection with the transactions contemplated by this Agreement.

     SECTION 8.06. Survival. All rights and obligations under this Article VIII shall survive the Closing Date and continue until sixty (60) days after the expiration of all applicable statutes of limitation (including extensions thereof); provided, however, that if written notice of any bona fide claim for indemnification under this Article VIII shall have been given in accordance herewith within the applicable survival period, the rights and obligations that are the subject of such claim for indemnification shall survive with respect to such claim until such time as such claim is fully and finally resolved.

     SECTION 8.07. Post-Closing Dispositions. For the absence of doubt, the covenants of Purchaser and the Trust set forth in this Article VIII shall apply to Purchaser and the Trust regardless of any post-Closing disposition of the Trust by Purchaser or any of their Affiliates.

     SECTION 8.08. Tax Treatment of Payments. Circuit City, Purchaser and their respective Affiliates shall treat any and all payments under this Article VIII or Article IV or Article X (and the amount of any Receivables posted to accounts on or prior to the Closing Date but on or after the Cut-Off Time) as an adjustment to the Purchase Price for all Tax purposes unless they are required to treat such payments otherwise pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local Tax law).

     SECTION 8.09. Recovered Sales Taxes on Charged-Off Accounts. Purchaser and Circuit City shall cooperate with one another, and each shall use commercially reasonable efforts, to seek to obtain refunds of sales tax with respect to Account balances that are charged off by FNANB prior to the Cut-Off Time, but no Party will be obligated to take any action which it determines, reasonably and in good faith, would violate any Requirement of Law. Sales tax recoveries with respect to such charged-off Account balances will belong 100% to Circuit City or one of Circuit City's Affiliates, as applicable.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING

     SECTION 9.01. Conditions of All Parties to Closing. The respective obligations of each Party hereunder to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

     (a) Regulatory Waiting Periods. The waiting period (and any extensions thereof), if any, under the HSR Act, and/or Bank Merger Act, applicable to the consummation of the

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transactions   contemplated  by  this  Agreement  shall  have  expired  or  been terminated. The notice period required under the WARN Act with respect to any WARN Act notice, if any, given to any Business Employee shall have been satisfied.

     (b) Other Regulatory Approvals. All approvals or authorizations of, filings and registrations with, and notifications to, all applicable Governmental Authorities and the Card Association with respect to the Credit Card Business, if any, required to effect the transactions contemplated hereby or by the Related Agreements shall be in full force and effect and all waiting periods required by law shall have expired or been terminated, and no Unreasonable Condition shall have been imposed by any applicable Governmental Authority in connection therewith.

     (c) No Pending Litigation. There shall not be pending or threatened any suit, action, injunction, investigation, inquiry or other proceeding against any Seller or Purchaser before any Governmental Authority, which has resulted or will likely result in an order staying or judgment restraining or prohibiting the transactions contemplated by this Agreement or subject a Party to Liability on the grounds that it has breached any Requirement of Law or otherwise acted improperly in connection with the transactions contemplated hereby.

     (d) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, judgment, decree, injunction, or other order (whether temporary, preliminary, or permanent) that, in each case, prohibits consummation of the transactions contemplated hereby.

     (e) Consents. FNANB and Tyler Funding shall have obtained (i) all consents and approvals required to be obtained by the Securitization Documents, the Tyler Funding Interest Rate Caps or the documents related to the Outstanding Private Series in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements (including all required confirmations of ratings with respect to the Outstanding Public Series) and (ii) the consents listed on Schedule 9.01(e).

     (f) Fleet Interim Servicing Agreement. The Interim Servicing Agreement, dated as of November 18, 2003, among FNANB, Circuit City and Fleet Credit Card Services, L.P., shall have been terminated.

     SECTION 9.02. Conditions to Obligations of Purchaser to Close. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver (in their sole discretion), prior to or at the Closing, of each of the following conditions:

     (a) Deliveries. Circuit City, FNANB and Tyler Funding, as the case may be, shall deliver to Purchaser:

         (i) the Related Agreements, duly executed and dated as of the Closing Date;

         (ii) the Required Securitization Amendments (other than the Required Securitization Amendments relating to the Outstanding Private Series), duly executed and dated as of the Closing Date;

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         (iii) the Securitization  Transfer Agreements,  duly executed and dated as of the Closing Date;

         (iv) Sublease of the Leased Real Property, substantially in the form of Exhibit L, duly executed and delivered as of the Closing Date;

         (v) Sublease with respect to space at Circuit City's Richmond, Virginia headquarters, substantially in the form of Exhibit M, duly executed and delivered as of the Closing Date;

         (vi)  subject  to Section  7.28,  an  assignment  of the  Circuit  City
     Interest Rate Caps by Circuit City, duly executed and delivered as of the Closing Date;

         (vii) if required pursuant to Section 3.03(a), an escrow agreement in form and substance mutually acceptable to the Parties and the escrow agent, duly executed and delivered no later than five (5) Business Days before the Closing Date;

         (viii) any consents and certificates required to be duly executed and delivered as of the Closing Date by Sellers to Purchaser in accordance with this Article IX;

         (ix) all such other deeds and instruments of sale, transfer, conveyance, endorsements, and assignments, duly executed and delivered as of the Closing Date, as Purchaser and their counsel reasonably may request or as may be necessary to vest in Purchaser or their permitted assigns good and marketable title to the Purchased Assets and effect the transactions contemplated by Sections 2.01 and 2.02;

         (x) the Securitization Documents and such other related documents as Purchaser may reasonably request;

         (xi) the Annual Report on Form 10-K filed by the Trust for the fiscal year ended February 29, 2004, a certification to Purchaser substantially in the form of Exhibit K attached hereto and a certification to Purchaser substantially in the form of Exhibit Q attached hereto; and

         (xii) a certificate of good standing, dated as of a date reasonably close to the Closing Date, for the jurisdictions in which each of Circuit City, FNANB, and Tyler Funding is organized.

     (b) Accuracy of Representations and Warranties. Each of the representations and warranties of Circuit City, FNANB and Tyler Funding made in this Agreement which is not, by its terms, qualified by a materiality standard, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (and the representations and warranties of such Parties contained in this Agreement that are, by their terms, qualified by a materiality standard, shall have been true and correct on the date hereof and shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date), except for representations and warranties specifically relating to a time or times other than the date hereof or thereof, which shall be true and correct in all material respects (to the extent they are

                                       78

not, by their terms, qualified by a materiality standard, and shall be true and correct to the extent they are so qualified) at such specified time or times, and except for changes thereto permitted or contemplated by this Agreement.

     (c) Performance of this Agreement. Each of Circuit City, FNANB or Tyler Funding shall have duly and fully complied in all material respects with each of the obligations to be complied with by it on or prior to the Closing Date pursuant to the terms of this Agreement.

     (d) Board Resolutions; Incumbency Certificates. Purchaser shall have received from each of Circuit City, FNANB and Tyler Funding (i) certified resolutions of the Board of Directors of such Party authorizing the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, and (ii) a certificate as to incumbency and signatures of officers authorized to execute this Agreement and the Related Agreements, and (iii) a certificate dated as of the Closing Date and validly executed on behalf of each of Circuit City, FNANB and Tyler Funding by an appropriate officer certifying that the conditions specified in Section 9.02(b)-(c) have been satisfied.

     (e) List of Accounts. FNANB shall have delivered to Purchaser a list of Accounts as of the Cut-Off Time in computer tape form containing with respect to each Account, the account number and information supporting calculation of Accrued Interest.

     (f) No Business Material Adverse Effect. Neither FNANB, Tyler Funding, nor Circuit City shall have suffered a Business Material Adverse Effect.

     (g) Assumed Contracts. All consents to assumption of the Assumed Contracts listed on Schedule 9.02(g) shall have been obtained.

     (h) Payment of Outstanding Private Series. The Outstanding Private Series shall have been paid in full on or before the Distribution Date immediately preceding the Closing Date or a procedure shall have been established in accordance with Section 3.03(a) by which the Outstanding Private Series will be paid in full on the Closing Date.

     SECTION 9.03. Conditions to Obligations of Circuit City, FNANB and Tyler Funding to Close. The obligation of Circuit City, FNANB and Tyler Funding to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver (in their sole discretion), prior to or at the Closing, of each of the following conditions:

     (a) Deliveries.  Purchaser  shall deliver to Circuit City,  FNANB and Tyler
Funding:

         (i) the Purchase Price;

         (ii) the Related Agreements, duly executed and dated as of the Closing Date;

         (iii)  the  Securitization  Transfer  Agreements,   duly  executed  and
     delivered as of the Closing Date;

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         (iv) Sublease of the Leased Real Property, substantially in the form of
     Exhibit L, duly executed and delivered as of the Closing Date;

         (v) Sublease with respect to space at Circuit City's Richmond, Virginia headquarters, substantially in the form of Exhibit M, duly executed and delivered as of the Closing Date;

         (vi)  subject  to Section  7.28,  an  assignment  of the  Circuit  City
     Interest Rate Caps by Circuit City, duly executed and delivered as of the Closing Date;

         (vii) if required pursuant to Section 3.03(a), an escrow agreement in form and substance mutually acceptable to the Parties and the escrow agent, duly executed and delivered no later than five (5) Business Days before the Closing Date;

         (viii) any consents and certificates, duly executed and delivered as of the Closing Date, required to be delivered by Purchaser to Sellers in accordance with this Article IX;

         (ix) a certificate of good standing, dated as of a date reasonably close to the Closing Date, for the jurisdictions in which Purchaser is organized;

         (x) all such other deeds and instruments of sale, transfer, conveyance, endorsements, and assignments, duly executed and delivered as of the Closing Date, as may be necessary for or reasonably requested by FNANB on behalf of itself and its Affiliates in connection with the Closing so as to effect the transaction contemplated hereby.

     (b) Accuracy of Representations and Warranties. Each of the representations and warranties of Purchaser made in this Agreement which is not, by its terms, qualified by a materiality standard, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (and the representations and warranties of Purchaser contained in this Agreement that are, by their terms, qualified by a materiality standard, shall have been true and correct on the date hereof and shall be true and correct on and as of the Closing Date as though made on and as of the Closing
Date), except for representations and warranties specifically relating to a time or times other than the date hereof or thereof, which shall be true and correct in all material respects (to the extent they are not, by their terms, qualified by a materiality standard, and shall be true and correct to the extent they are so qualified) at such specified time or times, and except for changes thereto permitted or contemplated by this Agreement.

     (c) Performance of this Agreement. Purchaser shall have duly and fully complied in all material respects with each of the obligations to be complied with by it on or prior to the Closing Date pursuant to the terms of this Agreement.

     (d) Board Resolutions; Incumbency Certificates. Circuit City and Sellers shall have received from Purchaser (i) certified resolutions of Purchaser's Board of Directors authorizing the execution and delivery of this Agreement and the Related Agreements and the

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consummation  of  the  transactions   contemplated  hereby  and  thereby,   (ii)
certificates as to incumbency and signatures of officers authorized to execute this Agreement and the Related Agreements, and (iii) a certificate dated as of the Closing Date and validly executed on behalf of Purchaser by an appropriate officer certifying that the conditions specified in Section 9.03(b)-(c) have been satisfied.

     (e) No Purchaser Material Adverse Effect. Purchaser shall not have suffered a Purchaser Material Adverse Effect.

     (f) OCC Non-Objection to Plan of Liquidation. FNANB shall have received from the OCC a written statement of supervisory non-objection to FNANB's proposed plan of liquidation.

     (g) Other Consents. Circuit City, FNANB and Tyler Funding shall have received any required consents to the transactions contemplated hereby from the other party to any contract, instrument, or commitment to which such Party is a party, including, where applicable, the Rating Agencies, other than those that the failure to receive would not reasonably be expected to have a Business Material Adverse Effect.



                                   ARTICLE X
                                 INDEMNIFICATION

     SECTION 10.01. Survival of Representations and Warranties and Covenants.

     (a) Except for the representations and warranties set forth in Sections 5.22, 5.25 and 6.11 which representations and warranties shall survive through the expiration of any applicable statute of limitations, the representations and warranties of each Party contained in this Agreement or in any certificates or other instruments delivered pursuant to this Agreement and the right to commence any claim under this Article X with respect to the representations and warranties set forth herein shall survive until the date that is twenty-four
(24) months after the Closing Date, on which date such representations and warranties and such right shall terminate; provided, however, that if written notice of any bona fide claim for indemnification under Section 10.04(a) shall have been given in accordance herewith within the applicable survival period setting forth in reasonable detail (including a reasonable specification of the legal and factual basis for such claim), the representations and warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is fully and finally resolved.

     (b) Those covenants that contemplate or may involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms. This Section 10.01 shall not limit any covenant or agreement of the parties contained in this Agreement that by its terms contemplates performance after the Closing, and shall not extend the applicability of any covenant or agreement of the parties contained in this Agreement that by its terms relates only to a period between the date hereof and the Closing.

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     SECTION 10.02. Indemnification Obligations of Circuit City, FNANB and Tyler
Funding. Subject to the terms of this Article X, from and after the Closing Date, Circuit City, FNANB and Tyler Funding each agree to jointly and severally indemnify, defend, save, and hold harmless Purchaser and its Affiliates and their respective officers, directors and employees ("Purchaser Indemnified Parties"), from and against (whether in connection with a third party claim or a direct claim) any and all Damages resulting from, arising out of, or relating to: (i) the Retained Liabilities; (ii) the Retained Assets; (iii) the inaccuracy of any representation or the breach of any warranty of Circuit City, FNANB or Tyler Funding contained in this Agreement or the Related Agreements (excluding the Licensing Agreement, Gateway Software License Agreement, Sublease of the Leased Real Property, Richmond Sublease and Program Agreement, each of which shall stand on its own); (iv) the failure by Circuit City, FNANB or Tyler Funding timely to perform any of its covenants or agreements contained in this Agreement or the Related Agreements (excluding the Licensing Agreement, Gateway Software License Agreement, Sublease of the Leased Real Property, Richmond Sublease and Program Agreement, each of which shall stand on its own); (v) the operation of the Credit Card Business prior to the Cut-Off Time, including liability for any securities law violations committed prior to the Cut-Off Time;
(vi) operation of the Trust prior to the Cut-Off Time; (vii) any action taken by any Governmental Authority as a result of the actions or omissions of Circuit City, FNANB and Tyler Funding occurring prior to the Cut-Off Time; and (viii) any Damages directly resulting from Sellers' failure to deliver at Closing the Account Agreement or Account Agreements that are the subject of a claim made by a third party.

     SECTION 10.03. Indemnification Obligations of Purchaser. Subject to the terms of this Article X, from and after the Closing Date, Purchaser agrees to jointly and severally indemnify, defend, save, and hold harmless Circuit City, FNANB and Tyler Funding and their respective Affiliates and their respective officers, directors and employees ("Seller Indemnified Parties") from and against (whether in connection with a third party claim or a direct claim) any and all Damages resulting from, arising out of, or relating to: (i) the Assumed Liabilities, (ii) the inaccuracy of any representation or the breach of any warranty of Purchaser contained in this Agreement or the Related Agreements (excluding the Licensing Agreement, Gateway Software License Agreement, Sublease of the Leased Real Property, Richmond Sublease and Program Agreement, each of which shall stand on its own); (iii) the failure by Purchaser timely to perform any of its covenants or agreements contained in this Agreement or the Related Agreements (excluding the Licensing Agreement, Gateway Software License Agreement, Sublease of the Leased Real Property, Richmond Sublease and Program Agreement, each of which shall stand on its own); (iv) the operation of the Credit Card Business after the Cut-Off Time, including liability for any securities law violations committed after the Cut-Off Time; (v) operation of the Trust after the Cut-Off Time; and (vi) any action taken by any Governmental Authority as a result of the actions or omissions of Purchaser occurring after the Cut-Off Time.

     SECTION 10.04. Claims.

     (a) Notice of Third Party Claims. The parties agree that if any claim is made, any suit or action is commenced, or any knowledge is received of a state of facts which, if not corrected, may give rise to a right of indemnification for such party hereunder (an "Indemnified Party") from the other party (the "Indemnifying Party"), the Indemnified Party will give written notice to the Indemnifying Party as promptly as practicable after the receipt

                                       82

by the Indemnified Party of notice or knowledge of such claim, suit, action or state of facts. Notice to the Indemnifying Party under the preceding sentence shall be given no later than 15 days after receipt by the Indemnified Party of service of process if a suit or action has commenced or 30 days under all other circumstances. The failure to give prompt notice shall not relieve an Indemnifying Party of its obligation to indemnify except to the extent the
Indemnifying Party is prejudiced by such failure. Such written notice shall describe such claim in reasonable detail including the sections of this
Agreement that form the basis of such claim, copies of all material written evidence thereof, and the estimated amount of the Damages that have or may be sustained by the Indemnified Party. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants at reasonable times and for reasonable periods, during normal business hours, all books and records of the Indemnified Party relating to any such possible claim for indemnification, and each party hereunder will render to the other such assistance as it may reasonably require of the other in order to insure prompt and adequate defense of any suit, claim or proceeding based upon a state of facts which may give rise to a right of indemnification hereunder. The Indemnifying Party shall have the right to defend, compromise and settle any third party suit, claim or proceeding in the name of the Indemnified Party to the extent that the Indemnifying Party may be liable to the Indemnified Party in connection therewith. The Indemnifying Party shall notify the Indemnified Party within 30 days of having been notified pursuant to this Section 10.04(a) if the Indemnifying Party elects to assume the defense of any such claim, suit or proceeding and employ counsel. The Indemnified Party shall have the right to employ its own counsel if the Indemnifying Party so elects to assume such defense, but the fees and expenses of such counsel shall be at the Indemnified Party's sole expense. If the Indemnifying Party shall undertake to compromise or defend any such claim, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such claim; provided, however, that the Indemnifying Party shall not settle, compromise, or discharge, or admit any liability with respect to, any such claim without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed) unless the relief consists solely of money damages and includes a provision where the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto. Notwithstanding an election to assume the defense of such action or proceeding, the Indemnifying Party shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the Indemnified Party shall have determined in good faith that an actual or potential conflict of interest makes such representation by the same counsel or the counsel selected by the Indemnifying Party inappropriate, or (ii) the Indemnifying Party shall have authorized the Indemnified Party to employ separate counsel at the Indemnifying Party's expense. In any event, the Indemnified Party and Indemnifying Party and their counsel shall cooperate in the defense of any claim subject to this Article X and keep such Persons informed of all developments relating to any such claims, and provide copies of all relevant correspondence and documentation relating thereto. Also, in any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted liability. If the Indemnifying Party receiving such notice of claim does not elect to defend such claim or does not defend such claim in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to

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defend such claim;  provided,  however, that (i) the Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such claim;
(ii) the Indemnified Party's defense of or participation in the defense of any such claim shall not in any way diminish or lessen the obligations of the Indemnifying Party under this Article X; and (iii) the Indemnified Party shall not settle, compromise, or discharge, or admit any liability with respect to, any such claim without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed).

     (b) Direct Claims. Each Party hereto also agrees that any direct claim that such Party may bring against any other Party hereto under the provisions of this Agreement shall be governed exclusively by the provisions of this Article X, other than Section 10.04(a).

     (c) Settlement of Claims. The Indemnified Party may at any time notify the Indemnifying Party of its intention to settle or compromise any claim, suit or action against the Indemnified Party without the consent of the Indemnifying Party; provided, however that the Indemnifying Party shall have no further liability in respect thereof.

     (d) Subrogation. The Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Party as against any other Persons with respect to any amount paid by the Indemnifying Party under this Article X. The Indemnified Party shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the assertion by the Indemnifying Party of any such claim against such other Persons.

     SECTION 10.05. Limitations on Indemnification.

     (a)  Notwithstanding  anything contained in this Agreement to the contrary,
(i) Circuit City, FNANB and Tyler Funding shall not be liable in the aggregate for any amounts for which Purchaser Indemnified Parties are otherwise entitled to indemnification pursuant to Section 10.02(iii) unless (x) a claim is timely asserted during the survival period specified in Section 10.01(a), and (y) the aggregate amount of all Damages for which Purchaser Indemnified Parties are entitled to indemnification pursuant to Section 10.02(iii) exceeds, on a cumulative basis, $5 million (the "Deductible"), and then only to the extent of such excess, and (ii) Circuit City, FNANB and Tyler Funding shall not be required to make indemnification payments pursuant to Section 10.02(iii) to the extent indemnification payments thereunder would exceed in the aggregate $125 million (the "Cap"). The limitations contained in this Section 10.05(a) shall not apply in respect of the first sentence of Section 5.14.

     (b)  Notwithstanding  anything contained in this Agreement to the contrary,
(i) Purchaser shall not be liable for any amounts for which Seller Indemnified Parties are otherwise entitled to indemnification pursuant to Section 10.03(ii) unless (x) a claim is timely asserted during the survival period specified in
Section 10.01(a) and (y) the aggregate amount of all Damages for which Seller Indemnified Parties are entitled to indemnification pursuant to Section 10.03(ii) exceeds, on a cumulative basis, the Deductible, and then only to the extent of such excess, and (ii) Purchaser shall not be required to make indemnification payments pursuant to Section 10.03(ii) to the extent indemnification payments thereunder would exceed in the aggregate the Cap.

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     (c) Other than with respect to a breach of Section 7.04, in determining the
foregoing   Deductible  and  in  otherwise   determining  the  amount  to  which
Indemnified Parties are entitled to assert a claim for indemnification  pursuant
this  Article  X,  no  claim  for  indirect,  incidental,   exemplary,  special,
consequential or punitive damages, lost profits or opportunity costs shall be taken into account.

     (d) Indemnity Payments shall be paid in immediately available funds within ten (10) Business Days after the later of (i) the receipt of a written request from the party entitled to such Indemnity Payment and (ii) the date of payment of the amount that is the subject of the Indemnity Payment by the party entitled to receive the Indemnity Payment, except to the extent contested by the Indemnifying Party. All such Indemnity Payments shall be made to the designated account of, and in the manner specified in writing by, the party entitled to such Indemnity Payments.

     (e) For purposes of indemnification under this Article X, a breach or inaccuracy of a representation, warranty, covenant or agreement contained in this Agreement, shall be deemed to occur or exist if such representation, warranty, covenant or agreement would have been so breached or inaccurate if it had not contained any limitation or qualification as to materiality or the Party's Knowledge; provided, however, that Section 5.19 shall for purposes of indemnification under this Article X be qualified by materiality as set forth therein.

     SECTION 10.06. Insurance; Tax Benefits.

     (a) Notwithstanding anything herein to the contrary, Damages shall be net of any insurance or other recoveries actually received by the Indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification, including any third-party payments actually received by the Indemnified Party. If an Indemnified Party shall have used commercially reasonable best efforts to recover any amounts recoverable under insurance policies and shall not have recovered the applicable Damages in full within one hundred twenty (120) days, the Indemnifying Party shall promptly pay upon written request the amount with interest accrued thereon, by which such Damages exceeds the amounts actually recovered.

     (b) The Indemnified Party shall claim on the appropriate Tax Return any Benefit Item arising from the incurrence or payment of Damages if the Indemnified Party believes such Benefit Item is allowable or if the Indemnifying Party provides the Indemnified Party with a written opinion of a nationally recognized law firm or accounting firm (which firm and opinion shall be reasonably acceptable to the Indemnified Party) to the effect that such Benefit Item "should" be allowable. Not more than ten (10) Business Days after filing the Tax Return on which such Benefit Item is claimed, the Indemnified Party shall pay the Indemnifying Party the amount of any realized Tax Benefit arising from such Benefit Item (net of the Tax cost, including the net present value of any reasonably anticipated future Tax cost, to the Indemnified Party or its Affiliates arising from the receipt of the indemnification payment).

     SECTION 10.07. Remedies Exclusive. Except in cases of common law fraud or as otherwise specifically provided herein, the remedies provided in Article VIII or this Article X shall be the exclusive monetary remedies (including equitable remedies that involve monetary payment, such as restitution or disgorgement, other than specific performance, to enforce any

                                       85

payment or performance due hereunder) of the parties hereto from and after the Closing in connection with any breach of a representation or warranty, or non-performance, partial or total, of any covenant or agreement contained herein.

     SECTION 10.08. Mitigation. Each Indemnified Party shall use commercially reasonable efforts to mitigate any claim or liability that an Indemnified Party asserts or is reasonably likely to assert under Article VIII or this Article X. If an Indemnified Party shall fail to make such commercially reasonable efforts to mitigate any such claim or liability, then notwithstanding anything else to the contrary contained herein, none of Circuit City, FNANB, Tyler Funding, or Purchaser as the case may be, shall be required to indemnify any Indemnified Party for that portion of any Damages that could reasonably be expected to have been avoided if the Indemnified Party had made such efforts.

     SECTION  10.09.  Tax  Indemnification.  Except as  expressly as provided in
Article   VIII  or  this   Article  X,  this   Article  X  shall  not  apply  to
indemnification with respect to Taxes.

     SECTION  10.10.   Termination  of  Indemnification.   Except  as  otherwise
expressly provided in this Article X, the obligations to indemnify and hold harmless any Party pursuant to Sections 10.02 and 10.03 shall not terminate.

                                   ARTICLE XI
                                   TERMINATION

     SECTION 11.01. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date only:

     (a) by the mutual written consent of Circuit City, FNANB, Tyler Funding, and Purchaser;

     (b) by either Circuit City, FNANB, Tyler Funding, or Purchaser upon notification of the non-terminating Parties by the terminating Party, if any permanent injunction or action by any Governmental Authority of competent jurisdiction prohibiting consummation of the transactions contemplated by this Agreement shall have been issued or taken and shall have become final and nonappealable, provided, however, that no Party shall have the right to terminate this Agreement pursuant to this subsection if such injunction or action shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein;

     (c) by either Circuit City, FNANB, Tyler Funding, or Purchaser if the Closing shall not have occurred on or before September 30, 2004 (the "Termination Date"), except to the extent that such failure arises out of, or results from, a material breach by the Party seeking to terminate this Agreement of any representation, warranty, or covenant of such Party contained herein; provided, however, that if the failure to consummate the transactions contemplated hereby by the Termination Date is caused by a delay in satisfying
Section 9.01(a) or obtaining any approval of a Governmental Authority necessary to satisfy Section 9.01(b), no Party shall have the right to terminate this Agreement pursuant to this Section 11.01(c) until the date that is three months after the Termination Date;

                                       86

     (d) by Circuit City, FNANB or Tyler Funding (i) if Purchaser shall have breached or failed to perform in any material respect any of its representations, warranties, covenants, or other agreements contained in this Agreement, which breach or failure to perform would render any condition to Circuit City's, FNANB's or Tyler Funding's obligations under Sections 9.01 or
9.03 incapable of being satisfied; provided, however, that if such breach or failure to perform is curable by Purchaser through the exercise of commercially reasonable efforts, and for so long as such Party continues to exercise such commercially reasonable efforts, none of Circuit City, FNANB or Tyler Funding may terminate this Agreement under this Section 11.01(d); provided, further, that the preceding proviso shall not in any event be deemed to extend the Termination Date, or (ii) if a condition under Section 9.01 or Section 9.03 to Circuit City's, FNANB's or Tyler Funding's obligations hereunder has been rendered incapable of being satisfied; provided, however, that no Party shall have the right to terminate this Agreement if such Party is then in breach of any material representation or warranty contained herein or is in default in any material respect in the observance or in the timely performance of any of its covenants or agreements contained herein; or

     (e) by Purchaser, (i) if Circuit City, FNANB or Tyler Funding shall have breached or failed to perform in any material respect any of its representations, warranties, covenants, or other agreements contained in this Agreement, which breach or failure to perform would render any condition to Purchaser's obligations under Sections 9.01 or 9.02 incapable of being satisfied; provided, however, that if such breach or failure to perform is curable by Circuit City, FNANB or Tyler Funding through the exercise of commercially reasonable efforts, and for so long as such Party continues to exercise such commercially reasonable efforts, Purchaser may not terminate this Agreement under this Section 11.01(e); provided, further, that the preceding proviso shall not in any event be deemed to extend the Termination Date, or (ii) if a condition under Section 9.01 or Section 9.02 to Purchaser's obligations hereunder has been rendered incapable of being satisfied; and provided, further, that no Party shall have the right to terminate this Agreement if such Party is then in breach of any material representation or warranty contained herein or is in default in any material respect in the observance or in the timely performance of any of its covenants or agreements contained herein.

     (f) by Purchaser, if: Circuit City, FNANB or Tyler Funding is adjudged bankrupt or insolvent by a Governmental Authority of competent jurisdiction; insolvency proceedings are instituted against Circuit City, FNANB or Tyler Funding; a Governmental Authority of competent jurisdiction appoints a receiver, liquidator, conservator or trustee for Circuit City, FNANB or Tyler Funding or all or substantially all of their assets, or approves any petition filed against Circuit City, FNANB or Tyler Funding seeking their reorganization.

     (g) by Circuit City, FNANB or Tyler Funding, if: Purchaser is adjudged bankrupt or insolvent by a Governmental Authority of competent jurisdiction; insolvency proceedings are instituted against Purchaser; a Governmental Authority of competent jurisdiction appoints a receiver, liquidator, conservator or trustee for Purchaser or all or substantially all of its assets, or approves any petition filed against Purchaser seeking its reorganization.

     SECTION 11.02. Effect of Termination. If this Agreement shall be terminated pursuant to this Article XI, all further obligations of the Parties (and their respective Affiliates, directors, officers, representatives or agents) under this Agreement (other than obligations

                                       87

contained in Sections 7.04, 7.06 and 12.06, all of which shall survive termination) shall be terminated without any further Liability or obligation on the part of any Party to the other, provided that nothing herein shall relieve any Party from Liability for any knowing, willful, or fraudulent breach of this Agreement prior to termination.

                                  ARTICLE XII
                                  MISCELLANEOUS

     SECTION 12.01. Notices. All notices, demands, and other communications required to be given to any Party under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, courier or nationally recognized overnight delivery service, or, if mailed, three (3) Business Days after deposit in the United States mail, certified or registered mail, return receipt requested and with first class postage prepaid, or, in the case of facsimile notice, when sent and transmission is confirmed, and regardless of method, addressed to the Party at its address or facsimile number set forth below:

                  If to Circuit City, FNANB or Tyler Funding:

                  Circuit City Stores, Inc.
                  9960 Mayland Drive
                  Richmond, Virginia  23233
                  Attn:    President

                  copy to:

                  McGuireWoods LLP
                  One James Center
                  901 E. Cary Street
                  Richmond, VA  23219
                  Attn:  David E. Melson, Esq.
                  Fax Number:  (804) 698-2118

                  If to Purchaser:

                  Bank One, Delaware, National Association
                  201 North Walnut Street
                  Wilmington, DE 19801
                  Attn:    Randy Redcay
                  Fax Number:  (302) 282-6605

                  Bank One, Delaware, National Association
                  One Bank One Plaza
                  Chicago, IL  60670
                  Attn:    Steve Etherington
                  Fax Number:  (312) 732-3366

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                  Bank One, Delaware, National Association
                  1 BankOne Plaza
                  Chicago, IL 6067
                  Attn:  Daniel P. Cooney
                  Fax Number:  (312) 732-3596

                  copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  4 Times Square
                  New York, NY  10024
                  Attn:  Andrew Faulkner, Esq.
                  Fax Number:  (917) 777-2853

or to such other addresses or facsimile number as a Party may from time to time designate by notice as provided herein, except that notices of change of address shall be effective only upon actual receipt.

     SECTION 12.02. Assignment. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by any of the Parties hereto without the prior written approval of the other Parties hereto (which consent may not be unreasonably withheld) and any purported assignment without such consent shall be void. Notwithstanding the foregoing, after the Closing FNANB may assign all of its rights and obligations under this Agreement to Circuit City or any Affiliate of Circuit City; provided, that such assignment by FNANB shall not diminish the indemnification obligations of Circuit City under
Article X.

     SECTION 12.03. Binding Agreement; No Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, shall confer any rights, benefits, claims or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions of Article X will inure to the benefit of the Indemnified Parties.

     SECTION 12.04. Entire Agreement. This Agreement, together with the Related Agreements and all Exhibits and Schedules hereto and thereto, which constitute a part of and are incorporated into this Agreement and the Related Agreements, constitutes the entire agreement among the Parties and supersedes any other agreement (including the Confidentiality Agreement), whether written or oral, that may have been made or entered into by any of the Parties (or by any officer or officers of any of such Parties) relating to the matters contemplated hereby. The Parties intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Agreement.

     SECTION 12.05. Amendments and Waivers. This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by each of the parties or, in the case of a waiver, by the Party waiving compliance. In the course of the planning and

                                       89

coordination of this Agreement, written documents have been exchanged between the parties. Such written documents shall not be deemed to amend or supplement this Agreement. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any term, representation, warranty or covenant under this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any other condition or of any breach of any such condition of breach or waiver of any other condition or of any breach of any other term, representation, warranty or covenant under this Agreement.

     SECTION 12.06. Expenses. Except as otherwise provided herein, the Parties will each bear their own legal, accounting and other costs in connection with the transactions contemplated hereby, including taxes, if any, that are imposed upon a Party attributable to its activities hereunder whether or not the transactions contemplated hereby are consummated.

     SECTION 12.07. No Joint Venture. Nothing in this Agreement shall be deemed to create a partnership or joint venture between Sellers and Purchaser. Except as expressly set forth herein, no Party shall have any authority hereunder to bind or commit the other Party.

     SECTION 12.08. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL
OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 12.09. Jurisdiction; Venue; Consent to Service of Process.

     (a) Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the state courts of the State of New York located in the City of New York, or any federal court sitting in the City of New York in New York County and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement or the Related Agreements, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any court in the State of New York located in the City of New York or, to the extent permitted by law, by removal or otherwise, in such federal court. The Parties further agree, to the extent permitted by law, that final and nonappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

     (b) To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of such Parties hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

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     (c) It shall be a condition  precedent to each  Party's  right to bring any suit, action or proceeding arising out of or relating to this Agreement that such suit, action or proceeding, in the first instance, be brought in a state court located in the State of New York located in the City of New York or, to the extent permitted by law, by removal or otherwise, in such federal court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each of the state courts in the State of New York located in the City of New York and such federal court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

     (d) No Party may move to (i) transfer any such suit, action or proceeding from a state court in the State of New York located in the City of New York or such federal court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a state court in the State of New York located in the City of New York or such federal court with a suit, action or proceeding in another jurisdiction or (iii) dismiss any such suit, action or proceeding brought in a state court in the State of New York located in the City of New York or such federal court for the purpose of bringing the same in another jurisdiction.

     (e) Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a state court in the State of New York located in the City of New York or any federal court sitting in the City of New York, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Party.

     (f) Each Party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 12.01. Nothing in this
Section 12.09 shall affect the right of any Party to serve process in any other manner permitted by law.

     SECTION 12.10. Specific Performance and Other Equitable Relief. The parties hereby expressly recognize and acknowledge that immediate, extensive and irreparable damage would result, no adequate remedy at law would exist and damages would be difficult to determine if any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached. In addition to, and not in limitation of, any other remedy available to the Parties, an aggrieved Party under this Agreement would be entitled to seek specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy. Such remedies and any and all other remedies provided for in this Agreement shall be cumulative in nature and not exclusive and shall be in addition to any other remedies whatsoever that any Party may otherwise have.

     SECTION 12.11. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                                       91

     SECTION 12.12. Severability. If any provision of this Agreement or portion thereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, such provision shall be ineffective only to the extent invalid, illegal, void or unenforceable, and the remainder of such provision and all other provisions of this Agreement shall nevertheless remain in full force and effect. To the extent permitted by applicable law, the parties waive any provision that renders any provision of this Agreement invalid, illegal, void or unenforceable in any respect. The parties shall, to the extent lawful and practicable, use their commercially reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal, void, or unenforceable.

     SECTION 12.13. Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     SECTION 12.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument, and such counterparts may be delivered by facsimile transmission.

                            [SIGNATURE PAGE FOLLOWS]



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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                             CIRCUIT CITY STORES, INC.


                             By: /s/Michael E. Foss
                                ------------------------------------------------
                                Name:   Michael E. Foss
                                Title:  Senior Vice President and
                                          Chief Financial Officer

                             FIRST NORTH AMERICAN NATIONAL BANK


                             By: /s/Daniel P. Tierney
                                 -----------------------------------------------
                                 Name:   Daniel P. Tierney
                                 Title: President

                             TYLER INTERNATIONAL FUNDING, INC.


                             By:/s/Philip J. Dunn
                                ------------------------------------------------
                                Name: Philip J. Dunn
                                Title:  President and Secretary


                             BANK ONE, DELAWARE, NATIONAL ASSOCIATION


                             By:/s/David L. Hoyt
                                ------------------------------------------------
                                Name: David L. Hoyt
                                Title:  Senior Vice President,
                                        Finance Director



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